EXHIBIT 4.1
________________________________________________________

                  __ __ _____ STONE CONTAINER

                  CORPORATION

             AMENDED AND RESTATED CREDIT AGREEMENT

                   Dated as of June 19, 1997

                              with

      THE FINANCIAL INSTITUTIONS SIGNATORY
                     HERETO, BANKERS TRUST
                           COMPANY, as Agent,

                              and

    BANK OF AMERICA NATIONAL TRUST & SAVINGS
                     ASSOCIATION, THE BANK OF NEW
                    YORK, THE BANK OF NOVA
                    SCOTIA,
              CAISSE NATIONALE DE CREDIT
              AGRICOLE,
                  THE CHASE MANHATTAN BANK,
      DRESDNER BANK AG-CHICAGO AND GRAND CAYMAN
              BRANCHES, THE FIRST NATIONAL BANK
              OF CHICAGO,
           THE LONG-TERM CREDIT BANK OF JAPAN,
                       LTD., NATIONSBANK, N.A.,
           THE SUMITOMO BANK, LTD., CHICAGO
                BRANCH and TORONTO DOMINION
                (TEXAS), INC.,
                        as Co-Agents
________________________________________________________

_____ __ __



                    TABLE OF CONTENTS



Page
                            ARTICLE IDEFINITIONS AND
ACCOUNTING TERMS4
     Section 1.1    Definitional Appendix. . . . . .4
     Section 1.2    Accounting Terms; Financial
Statements 4

                        ARTICLE II LOAN PROVISIONS. .5
     Section 2.1    Loan Commitments . . . . . . . . . 5
               (a)  Term Loan. . . . . . . . . . . . ..5
               (b)  Revolving Loans. . . . . . . . . ..5
               (c)  Additional Term Loan . . . . . . ..6
               (d)  Supplemental Revolving Loans  . . .6
               (e)  D Tranche Term Loan. . . . . . . . 6
               (f)  E Tranche Term Loan. . . . . . . ..6
     Section 2.2    Obligations; Notes . . . . . . .  .7
               (a)  Term Loan Obligations. . . . . .  .7
              (b)  Revolving Loan Obligations . . . . .8
              (c)  Swing Line Loan Obligations. . . . .9
              (d)  Additional Term Loan Obligations . .9
               (e)  Supplemental Revolving Loan
               Obligations. .................... 10
               (f)  D Tranche Term Loan Obligations.  11
               (g)  E Tranche Term Loan Obligations. .13
     Section 2.3    Borrowing Options. . . . .       .14
     Section 2.4    Minimum Amount of Each Borrowing .14
     Section 2.5    Notice of Borrowing. . . . . . .. 14
     Section 2.6    Conversion or Continuation . . .  15
     Section 2.7    Disbursement of Funds. . . . . . .16
     Section 2.8    Interest . . .  . . . . . . . . . 17
               (a)  Prime Rate Revolving Loans .. . . 17
              (b)  Eurodollar Rate Revolving Loans.. .18
              (c)  Prime Rate Term Loans. .. . .  . . 18
              (d)  Eurodollar Rate Term Loans . . . ..18
              (e)  Swing Line Loans . . . . . . . .   18
               (f)  Prime Rate Additional Term Loans  18
               (g)  Eurodollar Rate AdditionalTerm
                    Loans . . . . . . . . . . . . . . 19
               (h)  Prime Rate Supplemental Revolving
               Loans............................ 19
                    (i) Eurodollar Rate Supplemental
                    Revolving Loans. . . . . . . 19
               (j)  Prime Rate D Tranche Term Loans . 19
              (k)  Eurodollar Rate D Tranche Term
                    Loans. ........................ . 19
              (l)  Prime Rate E Tranche Term Loans. . 20
              (m)  Eurodollar Rate E Tranche Term
                    Loans  . . .                      20
              (n)  Default Rate Interest. . . . . . . 20
              (o)  Accrual and Payment of Interest. . 20
              (p)  Notification of Rate . . . ..... . 21
              (q)  Maximum Interest . . . . . . . . . 21
              (r)  Reference Banks. . . . . . . . . . 21
     Section 2.9    Interest Rate Adjustments. . . . .21
     Section 2.10   Interest Periods . . . . . . . . .22
     Section 2.11   Swing Line Loans . . . . . . . . .22
               (a)  Swing Line Commitment. . . . .. . 22
              (b)  Procedure for Swing Line Borrowing 22
              (c)  Refunding of Swing Line Loans. ..  23
              (d)  Participation in Swing Line Loans. 23
              (e)  Obligations Unconditional. . . ... 23
     Section 2.12   Letters of Credit. . . . . . . ...24
               (a)  Issuance by Facing Agent . . . .. 24
              (b)  Participation of Revolving Lenders 25
              (c)  Requests for Issuance. . . . . .. .26
              (d)  Reimbursement of Drawings. . . . . 26
              (e)  Failure to Reimburse . . . . . ... 27
              (f)   Letter of Credit Fees . . . . . . 28
               (g)  Reimbursement Obligation
                    Unconditional ................. . 29
               (h)  Increased Costs. . . . . .. . . . 30
              (i)Indemnification. . . . . . . . . . . 31
               (j)  Letter of Credit Beneficiaries. . 31
               (k)  Facing Agent . . .     . .. . . . 32
               (l)  No Indemnification for
                    Certain Acts.... . . ............ 32
 Section     2.13   Increased Costs, Illegality, Etc .32
     Section 2.14   Replacement of Affected Lenders. .35
     Section 2.15   Change of Lending Office . . . . .36
     Section 2.16   Funding Losses . . . . . . . . . .36
     Section 2.17   Pro Rata Borrowings. . . . . . . .37
     Section 2.18   Florence Letters of Credit . . . .38

ARTICLE III TERMINATION OF COMMITMENTS, PREPAYMENTS
AND FEES 38
     Section 3.1       Mandatory Revolving Loan,
                      Supplemental Revolving Loan and
             Swing Line Loan Prepayments and
                    Commitment Reductions. . . .  . . 38
    Section        3.2  Voluntary Prepayments. . .. . 39
Section 3.3    Voluntary Commitment Reductions  . . . 40
Section 3.4    Mandatory Prepayments. . . . . . . . . 42
          (a)  Prepayments From Excess Cash Flow. . . 42
          (b)  Prepayments From Incurrence of
               Indebtedness . . . . . . . . . . . . . 43
          (c)  Prepayments From Asset Sales . . . . . 43
          (d)  Prepayment From Abitibi Sale/
               Monetization . . . . . . . . . . . . . 46
          (e)  Prepayment From Snowflake Sale . . . . 47
Section 3.5    Other Provisions With Respect to the
               Loans. . . . . . . . . . . . . . . . . 47
Section 3.6    Order of Prepayment and Payment. . . . 48
Section 3.7    Commitment Fees. . . . . . . . . . . . 51
Section 3.8    Amendment Fee. . . . . . . . . . . . . 52
Section 3.9    Additional Fees. . . . . . . . . . . . 52
Section 3.10   Agent's Administrative Fee . . . . . . 52
Section 3.11   Payments . . . . . . . . . . . . . . . 52
    ARTICLE IVREPRESENTATIONS AND WARRANTIES 55
Section 4.1    Due Organization and Standing. . . . . 55
Section 4.2    Power and Authority. . . . . . . . . . 55
Section 4.3    Subsidiaries  . . . . . . . . . . . . 56
Section 4.4    No Violation of Agreements . .. . . . 56
Section 4.5    Due Authorization, etc.. . . .. . . . 57
Section 4.6    Indebtedness for Money Borrower . . . 57
Section 4.7    Fiscal Quarters and Year . . .  . . . 58
Section 4.8    Title to and Conditions of Properties.58
Section 4.9    Litigation, Proceedings, Licenses,
               Permits. . . . . . . . . . . . . . . .58
Section 4.10   Governmental Consents, etc. . . . . . 59
Section 4.11   Financial Statements . . .  . . . . . 59
Section 4.12   No Material Adverse Change  . . . . . 61
Section 4.13   Tax Returns and Payments .  . . . . . 61
Section 4.14   Patents, etc.. . . . . . .  . . . . . 61
Section 4.15   ERISA. . . . . . . . . . .  . . . . . 62
Section 4.16   Governmental Regulation. .  . . . . . 63
Section 4.17   Federal Reserve Regulations . . . . . 63
Section 4.18   Transaction Documents. . .  . . . . . 64
Section 4.19   Solvency of the Borrower .  . . . . . 64
Section 4.20   Certain Fees . . . . . . .  . . . . . 64
Section 4.21   Environmental Matters. . .  . . . . . 65
Section 4.22   Disclosure . . . . . . . .  . . . .   65
Section 4.23   Survival of Warranties; Covenant
               Regarding Disclosure . . . . . . . .  66
               ARTICLE V COVENANTS   . . . . . . . . 66
Section 5.1    Affirmative Covenants of the Borrower.66
     5.1.1     Financial Data . . . . . . . . . . . .67
     5.1.2     Discharge of Taxes, etc. . . . . . . .71
     5.1.3     Corporate Existence; Business. . . .  72
     5.1.4     Compliance With Laws . . . . . . . . .72
     5.1.5     Performance of Basic Agreements. . . .72
     5.1.6     Inspection of Books and Properties . .72
     5.1.7     Maintenance of Books and Records . . .73
     5.1.8     ERISA. . . . . . . . . . . . . . . . .73
     5.1.9     Insurance. . . . . . . . . . . . . . .75
     5.1.10    Maintenance of Properties. . . . . . .75
     5.1.11    Use of Proceeds. . . . . . . . . . . .75
     5.1.12    Lender Meeting . . . . . . . . . . . .76
      5.1.13   Redemption of Senior Subordinated Note
and Stone Savannah Stock . . . . . .  76
     5.1.14    Environmental Notification . . . . .  77
     5.1.15    Environmental Compliance . . . . . . .77
     5.1.16    Additional Subsidiary Guarantees . . .78
     5.1.17    Delayed Collateral.. . . . . . . . . .79
     5.1.18    Merger of Stone Southwest. . . . . . .80
     5.1.19    Additional Collateral. . . . . . . . .80
Section 5.2    Negative Covenants of the Borrower . .80
     5.2.1     Liens. . . . . . . . . . . . . . . . .80
     5.2.2     Indebtedness for Money Borrowed. . . .80
     5.2.3     Guarantees . . . . . . . . . . . . . .90
     5.2.4     Affiliate Transactions . . . . . . . .91
     5.2.5     Dividends. . . . . . . . . . . . . . .92
     5.2.6     Negative Debt Covenants. . . . . . . .94
     5.2.7     Investments. . . . . . . . . . . . . .95
     5.2.8     Mergers. . . . . . . . . . . . . . . .98
     5.2.9     Purchase of Stock or Assets. . . . ..100
     5.2.10    Prepayment of Indebtedness; Certain
               Amendments. . . . . . . . . ....     101
5.2.11         Capital Expenditures . . . . . . . . 105
     5.2.12    Sale of Assets . . . . . . . . . . . 106
     5.2.13    Sale of Accounts Receivable. . . . . 108
     5.2.14    Subsidiaries . . . . . . . . . . . . 109
     5.2.15    Lease Payments . . . . . . . . . . ..109
     5.2.16    Accounts Receivable Financing
               Program. . . . . ..  . . . . . ..  . 110
     5.2.17    Stone-Canada . . . . . . . . . . . ..110
Section 5.3    Financial Covenants of the Borrower. 110
         5.3.1 Interest Coverage Ratio. . . . . . . 111
5.3.2     Indebtedness Ratio . . . . . . . . . .   .112

                       ARTICLE VICONDITIONS OF CREDIT .
 .112 Section   6.1    Conditions Precedent to the
               Borrowing of Initial Loans . . . . ..112
Section  6.2        Conditions Precedent to all Credit
               Events . . . . . . . . . . . . . . ..116
          (a)  Representations and Warranties . . ..116
         (b)  No Default . . . . . . . . . . . . . .116
         (c)  Notice of Borrowing; Letter of
                    Credit Request . . . . . . . . .116
          (d)  Other Information. . . . . . . . . . 116
Section  6.3   Conditions Precedent to Effectiveness
of Agreement and Funding of E Tranche Term Loan. .  117

                      ARTICLE VII EVENTS OF DEFAULT.119
Section  7.1        Events of Default. .   . . .  . 119
          (a)  Payments . . . . . . . . . . . . . . 119
         (b)  Representations and Warranties. . .. .119
          (c)  Certain Covenants. . . . . . . . .. .120
         (d)  Other Covenants. . . . . . . . . . . .120
         (e)  Bankruptcy . . . . . . . . . . . . ...120
          (f)  Involuntary Proceedings. . . . . . . 120
         (g)  Indebtedness for Money Borrowed. . . .121
         (h)  Judgments. . . . . . . . . . . . . . .121
          (i)  Basic Agreements . . . . . . . . .  .121
         (j)  ERISA.  . . .  . . . . . . . . . . . .122
          (k)  Other ERISA. . . . . . . . . . . . . 122
         (l)  Cross-Defaults . . . . . . . . . . . 122
         (m)  Change of Control. . . . . . . . . . .122
Section 7.2    Remedies . . . . . . . . . . . . . . 122
                      ARTICLE VIII THE AGENT . . . .124
Section  8.1Appointment.   . . . . . . . . . . . . .124
Section 8.2    Nature of Duties . . . . . . . . .  .124
Section 8.3    Rights, Exculpation, Etc.. . . . . . 125
Section 8.4    Employment of Agents and Counsel . . 126
Section 8.5    Reliance . . . . . . . . . . . . . . 126
Section 8.6    Indemnification. . . . . . . . . . . 126
Section 8.7    Notice of Default. . . . . . . . . . 127
Section 8.8    The Agent  . . . . . . . . . . . . . 127
Section 8.9    Resignation by the Agent . . . . . . 127
Section 8.10   Holders of Obligations . . . . . . . 128
Section 8.11   Co-Agents. . . . . . . . . . . . . . 128

         ARTICLE IX MISCELLANEOUS. ..  . . . . .  ..128
Section 9.1  No Waiver; Modifications in Writing.. .128
Section  9.2 Amendments  . .  .. . . . . . . . . . .129
Section  9.3 Certain Other Amendments; Amendments
         Affecting Additional Lenders, Supplemental
Revolving Lenders, D Tranche Lenders and
         E Tranche Lenders. . . . . . . . . . .  . 130
Section 9.4   Notices, etc.. . . . . . . . . . .. .132
     Section 9.5    Costs, Expenses and Taxes. . . 133
     Section 9.6    Indemnification. . . . . . . . 133
     Section 9.7    Special Expenditures . . . . . 135
     Section 9.8    Confirmations. . . . . . . . . 135
     Section 9.9    Adjustment . . . . . . . . . . 136
     Section 9.10   Right of Setoff. . . . . . . . 137
     Section 9.11   Execution in Counterparts. . . 137
     Section 9.12   Binding Effect; Assignment . . 138
     Section 9.13   Release of Collateral. . . . . 144
     Section 9.14   Consent to Jurisdiction. . . . 147
     Section 9.15   Governing Law. . . . . . . . . 147
     Section 9.16   Severability of Provisions . . 147
     Section 9.17   Headings . . . . . . . . . . . 148
     Section 9.18   Time . . . . . . . . . . . . . 148
     Section 9.19   Further Assurances . . . . . . 148
     Section 9.20   Florida Real Property. . . . . 148
     Section 9.21   Effect of Restatement. . . . . 148

     DEFINITIONAL APPENDIX . . . . . . . . . . . . .1
               INDEX OF EXHIBITS AND SCHEDULES

                          Exhibits

Exhibit 1.1(a)  Form of Stone Container Security
Agreement
Exhibit 1.1(b)-A    Form of Stone Savannah Security
Agreement
Exhibit 1.1(b)-B    Form of Stone Southwest Security
Agreement
Exhibit 1.1(c)      Form of Subsidiary Guarantee
Exhibit 1.1(d)-A    Form of Mortgage
Exhibit 1.1(d)-B    Form of Leasehold Mortgage
Exhibit 1.1(e)      Recourse Receivables
Financings
Exhibit 1.1(f)-A    Form of Pledge
Agreement
Exhibit 1.1(f)-B    Form of Pledge
Agreement
Exhibit 2.2(a)      Form of Term Note
Exhibit 2.2(b)      Form of Revolving
Note
Exhibit 2.2(c)      Form of Swing Line
Note
Exhibit 2.2(d)      Form of Additional Term Note
Exhibit 2.2(e)      Form of Supplemental
Revolving
Note
Exhibit 2.2(f)      Form of D Tranche Term Note
Exhibit 2.2(g)      Form of E Tranche Term Note
Exhibit 2.5         Form of Notice of Borrowing
Exhibit 2.6         Form of Notice of Conversion
or
Continuation
Exhibit 2.11(d)     Form of Swing Line Loan
Participation
                    Certificate
Exhibit 2.12        Form of Request for
Issuance/Amendment of
                    Letter of Credit
Exhibit 3.12(c)     Form of Tax Certificate
Exhibit 4.11(b)     Pro Forma Consolidated Balance Sheet
Exhibit 4.11(c)     Forecasts
Exhibit 5.1.1       Form of Officer's Certificate
pursuant to
                    Section 5.1.1
Exhibit 5.2.2(d)    Form of Intercompany Note
Exhibit 6.1(h)      Form of Opinion of Sidley & Austin
Exhibit 6.1(m)      Form of Certificate of Responsible
Officer
                    pursuant to Section 6.1(m)
Exhibit 6.1(o)-A    Form of Gelco Corporation L/C Agreement
                    Amendment
Exhibit 6.1(o)-B    Form of Westinghouse Electric
Corporation L/C
                     Agreement Amendment
Exhibit 6.3(g)      Form of Opinion of Sidley & Austin
Exhibit 6.3(l)      Form of Certificate of Responsible
Officer
Exhibit 9.12(d)     Form of Assignment Agreement


                          Schedules

Schedule 1.1(a)     Revolving Loan and Term Loan Commitments
Schedule 1.1(b)     Performance Tests
Schedule 1.1(c)     Mortgaged
Properties
Schedule 1.1(d)     Permitted Liens
Schedule 1.1(e)     Additional Term Loan Commitments
Schedule 1.1(f)     Supplemental Revolving Loan Commitments
and D
                    Tranche Term Loan Commitments
Schedule 1.1(g)     E Tranche Term Loan Commitments
Schedule 1.1(h)     German Financing Term
sheet
Schedule 3.4        Existing Contractual
Restrictions
Schedule 4.3        Subsidiaries of the
Borrower
Schedule 4.4        Consents and Approvals
Schedule 4.6        Indebtedness for Money
Borrowed
Schedule 4.8        Title to and Conditions of
Properties
Schedule 4.10       Governmental Consents
Schedule 4.11(d)    Material
Liabilities
Schedule 4.12       Public Filings
Schedule 4.15       Pension Liabilities Relating to
Stone-
Canada
                    and Subsidiaries of
StoneCanada Schedule 4.21Environmental
Matters Schedule    5.2.2   IRBs and IRB Put
Contracts
Schedule 5.2.3      Guarantees
Schedule 5.2.4      Affiliate Transactions
Schedule 5.2.6      Encumbrances and
Restrictions
Schedule 5.2.7      Investments
Schedule 5.2.7-A    Commitments and
Contracts
Schedule 5.2.8(g)   Permitted Seminole Kraft Indebtedness
Schedule 6.1(g)     Title Insurance relating to Mortgaged
                    Properties
Schedule 9.13(a)    Collateral Subject to Release Upon
Revolver
                    Termination
             AMENDED AND RESTATED CREDIT AGREEMENT




          THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of
June 19, 1997 and is made by and among Stone Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders hereunder (hereinafter collectively, the "Lenders," and each individually, a "Lender"), Bankers Trust Company, as agent (the "Agent") for the Lenders hereunder, and Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova
Scotia, Caisse Nationale de Credit Agricole, The Chase Manhattan Bank, Dresdner Bank AG-Chicago and Grand Cayman Branches, The First
National Bank of Chicago, The Long-Term Credit Bank of Japan,
Ltd.,
NationsBank, N.A., The Sumitomo Bank, Ltd., Chicago Branch and Toronto Dominion (Texas), Inc., as co-agents for the Lenders (collectively, the "Co-Agents," and each individually, a "Co Agent").
                           RECITALS:
        A. The Borrower, the Agent, the Co-Agents and certain financial institutions (the "Original Lenders") previously entered into that certain Credit Agreement dated as of October 12, 1994, as amended by the First Amendment, Consent and Waiver of Credit Agreement dated as of January 30, 1995, the Second Amendment of Credit Agreement dated as of April 12, 1995 and the Third Amendment of Credit Agreement and Waiver Request dated as of June 30, 1995 (as so amended, the "Original Credit Agreement") whereunder the Original Lenders agreed to make a Term Loan to the Borrower in the original aggregate principal amount of $400,000,000 and to make available Revolving Loans to the Borrower under a revolving credit facility (including a letter of credit subfacility and a swing line facility), subject to certain restrictions set forth therein, in an aggregate principal amount not to exceed $450,000,000 at any time outstanding.

        B. The Borrower, the Agent, the Co-Agents and certain financial institutions (the "First Restatement Lenders") previously entered into that certain Amended and Restated Credit Agreement dated as of August 29, 1995 (the "First Restated Credit Agreement") whereunder the Borrower, the Agent, the Co-Agents and the First Restatement Lenders amended and restated the Original Credit Agreement and the Additional Lenders agreed to make an Additional Term Loan to the Borrower in the original aggregate principal amount of $200,000,000.

        C. The Borrower, the Agent, the Co-Agents and certain financial institutions (the "Existing Lenders") have entered into that certain Amended and Restated Credit Agreement dated as of March 22, 1996, as amended by the First Amendment of Credit Agreement dated as of June 20, 1996, the Second Amendment of Credit
Agreement dated as of December 18, 1996 and the Third Amendment of Credit Agreement dated as of May 22, 1997 (as so amended, the "Existing Credit Agreement") whereunder the Borrower, the Agent, the Co-Agents and the Existing Lenders amended and restated the First Restated Credit Agreement, the Supplemental Revolving Lenders agreed to make Supplemental Revolving Loans to the Borrower in an aggregate principal amount not to exceed $110,000,000 at any time outstanding and the D Tranche Lenders agreed to make a D Tranche Term Loan to the Borrower in the original aggregate principal amount of $190,000,000.

          D. The proceeds of the Term Loan, Revolving Loans, Letters of Credit and Swing Line Loans made or issued under the Original Credit Agreement, the First Restated Credit Agreement and the Existing Credit Agreement were used by the Borrower (i) to provide all or a portion of the funds necessary to repay in full all of the indebtedness outstanding under the U.S. Credit Agreement on the Closing Date, (ii) to make loans and/or capital contributions on the Closing Date to Stone-Canada, which, concurrently therewith, repaid all of the indebtedness outstanding under the Canadian Credit Agreements, (iii) to provide all or a portion of the funds necessary to repay all of the indebtedness outstanding under the Stone Savannah Credit Agreement on the Closing Date and to consummate the Stone Savannah Transactions, (iv) in the case of Letters of Credit, to meet the ordinary course of business letter of credit needs of the Borrower and its Subsidiaries and (v) for ongoing working capital and general corporate purposes of the Borrower and its Subsidiaries.

          E. The proceeds of the Additional Term Loan made under the First Restated Credit Agreement by the Additional Lenders were used by the Borrower to (i) voluntarily repurchase, prepay, redeem or otherwise extinguish Indebtedness of the Borrower consisting of (A) all or any portion of the 8-7/8% Notes (including the payment of principal and interest thereon), (B) all or any portion of the 12-1/8% Subordinated Debentures (including the payment of principal and interest thereon) and/or (C) Senior Indebtedness (including the payment of principal and interest thereon), (ii) pay certain fees and expenses incurred in connection with the execution and delivery of the First Restated Credit Agreement and/or (iii) repay outstanding Revolving Loans under the Original Credit Agreement.

          F.   The proceeds of the Supplemental Revolving
Loans made under the Existing Credit Agreement by the Supplemental
Revolving Lenders have been and will be used by the Borrower for ongoing working capital and general corporate purposes of the Borrower and its Subsidiaries.

          G. The proceeds of the D Tranche Term Loan made under the Existing Credit Agreement by the D Tranche Lenders were used by the Borrower (i) directly or indirectly to voluntarily repurchase, prepay, redeem or otherwise extinguish other senior and/or subordinated Indebtedness for Money Borrowed of the Borrower (including the payment of principal, contractual premium, if any, and interest thereon) and (ii) to pay certain fees and expenses incurred in connection with the execution and delivery of the Existing Credit Agreement.

          H. The Borrower has requested the E Tranche Lenders to make an E Tranche Term Loan to the Borrower in the aggregate principal amount of $300,000,000, subject to certain restrictions set forth herein, the proceeds of which E Tranche Term Loan will be used by the Borrower to (i) repay outstanding Revolving Loans and Supplemental Revolving Loans under the Existing Credit Agreement, (ii) pay certain fees and expenses incurred in connection with the execution and delivery of this Agreement and (iii) to repay any other Senior Indebtedness.
          I. The Existing Lenders are willing to continue to make the Term Loan, the Additional Term Loan and the D Tranche Term Loan, and to continue to extend commitments to continue to make the
Revolving Loans, Supplemental Revolving Loans and Swing Line Loans, and to continue to issue or participate, as the case may be, in Letters of Credit, to the Borrower, in each case for the respective purposes stated above and on the terms and subject to the conditions hereinafter set forth.

          J.   The E Tranche Lenders are willing to make the E
Tranche Term Loan, to the Borrower, in each case for the respective purposes stated above and on the terms and subject to the conditions hereinafter set forth.

          K. The Borrower, the Existing Lenders, the E Tranche Lenders, the Agent and the Co-Agents now desire to amend and restate the Existing Credit Agreement to, among other things, set forth the terms and conditions under which the E Tranche Lenders hereafter will make the E Tranche Term Loan to the Borrower, and to restate the Existing Credit Agreement to reflect the amendments thereto.

          L. This Agreement shall become effective upon the date (the "Restatement Date") on which, after it has been executed by the Borrower, the Agent, the Required Lenders (as defined in the Existing Credit Agreement), the Majority Revolving Lenders (as defined in the Existing Credit Agreement), the Majority Term Lenders (as defined in the Existing Credit Agreement), the Majority
Additional Term Lenders (as defined in the Existing Credit Agreement), the Majority Supplemental Revolving Lenders (as defined in the Existing Credit Agreement), the Majority D Tranche Term Lenders (as defined in the Existing Credit Agreement) and the E
Tranche Lenders, the Borrower has satisfied all of the conditions precedent more particularly set forth in Section
6.3 (but in the event such conditions have not been satisfied or waived on or before June 30, 1997, this Agreement (other than Section 3.10) shall be of no force or effect and the Existing Credit Agreement shall continue in full force and effect).
          NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
                           ARTICLE I
               DEFINITIONS AND ACCOUNTING TERMS
       Section 1.1    Definitional Appendix.  Unless the
context
otherwise requires, each capitalized term used herein, including the preamble and recitals above, and defined in the attached Definitional Appendix (which shall be deemed to be a part of this
Agreement) shall have the meaning ascribed to such term in the Definitional Appendix.
          Section 1.2    Accounting Terms; Financial
Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect on the Closing Date (as applicable, the "Agreement Accounting Principles"); and except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with such generally accepted accounting principles. Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section 5.1.1 shall be prepared in accordance with generally accepted accounting principles in the United States or Canada, as applicable, as in effect on the respective dates of their preparation.  Where the Handbook of the Canadian Institute of Chartered

Accountants includes a statement on a method of accounting

relating to a Canadian Subsidiary of the Borrower, such

statement shall be regarded as the only generally accepted

accounting principle in effect in Canada applicable to the

circumstances that it covers. Notwithstanding the foregoing,

other than for purposes of the financial statements referenced in Sections 5.1.1(b)(i) and 5.1.1(c)(i), in all computations of Capital Expenditures, Consolidated Current Assets,

Consolidated Current Liabilities, Consolidated Net Income,

Consolidated Net Loss, Consolidated Net Worth, Consolidated

Tangible Net Worth, Total Consolidated Indebtedness for

Borrowed Money and all other "consolidated"

amounts, and in all computations referred to in the third

sentence of Section 5.1.1(b) and clause (z) of the second

sentence of Section 5.1.1(c), the assets, liabilities, income,

losses, net worth and other relevant amounts concerning S-CC and SVCPI shall not be consolidated but shall instead, as

applicable, be excluded or accounted for utilizing the equity method.

                          ARTICLE II

                        LOAN PROVISIONS

          Section 2.1    Loan Commitments.

          (a) Term Loan. The Borrower and the Term Lenders acknowledge the making of the Term Loan in accordance with the terms of the Existing Credit Agreement and agree that the Term Loan shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

         (b)  Revolving Loans.  Each Revolving Lender
severally, and for itself alone, agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to continue to make loans to the Borrower on a revolving basis from time to time from and after the Restatement Date to, but not including, the Revolver Termination Date, in its Revolving Loan Pro Rata Share of such aggregate amount as the Borrower may request, but not exceeding in an aggregate principal amount at any one time outstanding (giving effect to the contemporaneous application of any Revolving Loan proceeds to the payment of any L/C Obligations, Florence L/C Obligations or Swing Line Loans) the applicable Revolving Loan Commitment of such Revolving Lender at such time minus (i) such Revolving Lender's Revolving Loan Pro Rata Share of the L/C Obligations outstanding at such time, (ii) such Revolving Lender's Revolving Loan Pro Rata Share of Florence L/C Obligations outstanding at such time and (iii) such Revolving Lender's Revolving Loan Pro Rata Share of Swing Line Loans outstanding at such time. The Borrower and the Revolving Lenders acknowledge the making of the Revolving Loans which are outstanding on the Restatement Date in accordance with the terms of the Existing Credit Agreement and agree that such Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents. Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof. Notwithstanding the foregoing, in the event that the Borrower repays Revolving Loans with proceeds from the Additional Term Loan and/or the issuance or incurrence of Indebtedness permitted by Section 5.2.2(w), the Borrower shall maintain a Total Available Revolving Commitment in an amount not less than (i) the aggregate amount of Revolving Loans repaid with proceeds from the Additional Term Loan and/or the issuance or incurrence of Indebtedness permitted by Section 5.2.2(w) minus (ii) the aggregate amount of Revolving Loans incurred by the Borrower after June 30, 1995, the proceeds of which are used by the Borrower to repurchase, prepay, redeem or otherwise extinguish any 8-7/8% Notes, any 12-1/8% Subordinated Debentures or any Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness, in each case as permitted by Section 5.2.10(a)(xiv), until the earlier to occur of (A) the repurchase, prepayment or conversion in full of all of the 8-7/8% Notes or (B) the repurchase, prepayment, redemption or other extinguishment of 12-1/8% Subordinated Debentures and/or Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness in an aggregate amount equal to, if positive, (1) the aggregate amount of proceeds received by the Borrower from the Additional Term Loan and the issuance or incurrence of Indebtedness permitted by Section 5.2.2(w) minus (2) the aggregate cash consideration paid by or on behalf of the Borrower to repurchase or prepay the 8-7/8% Notes as permitted by Section 5.2.10(a)(xiv).

        (c) Additional Term Loan. The Borrower and the Additional Lenders acknowledge the making of the Additional Term Loan in accordance with the terms of the Existing Credit Agreement and agree that the Additional Term Loan shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.
          (d)  Supplemental Revolving Loans.  Each
Supplemental Revolving Lender severally, and for itself alone, agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to continue to make loans to the Borrower on a revolving basis from time to time from and after the Restatement Date to, but not including, the Supplemental Revolver Termination Date, in its Supplemental Revolving Loan Pro Rata Share of such aggregate amount as the Borrower may request, but not exceeding in an aggregate principal amount at any one time outstanding the applicable Supplemental Revolving Loan Commitment of such Supplemental Revolving Lender at such time. The Borrower and the Supplemental Revolving Lenders acknowledge the making of the Supplemental Revolving Loans which are outstanding on the Restatement Date in accordance with the terms of the Existing Credit Agreement and agree that such Supplemental Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents. Prior to the Supplemental Revolver Termination Date, Supplemental Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

          (e)  D Tranche Term Loan.  The Borrower and the D
Tranche
Lenders acknowledge the making of the D Tranche Term Loan in accordance with the terms of the Existing Credit Agreement and agree that the D Tranche Term Loan shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

          (f) E Tranche Term Loan. Each E Tranche Lender severally, and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan to the Borrower on the Restatement Date to, but not including, the E Tranche Term Loan Maturity Date, in an aggregate principal amount equal to the
E Tranche Term Loan Commitment of such Lender. Each E Tranche Lender's E Tranche Term Loan Commitment shall expire immediately and without further action on the Restatement Date if the E Tranche
Term Loan is not made on the Restatement Date. The Borrower may only make a Borrowing under the E Tranche Term Loan Commitments on the Restatement Date. No amount of the E Tranche Term Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder. The E Tranche Term Loan shall be a Prime Rate Loan unless and until converted, in whole or in part, to a Eurodollar Rate Loan pursuant to this Agreement; provided, however, that E Tranche Term Loans constituting Eurodollar Rate Loans shall only have Interest Periods of one month during the first ninety (90) days following the Restatement Date.

          Section 2.2    Obligations; Notes
          (a)  Term Loan Obligations.  The Borrower's
obligation to
each Term Lender to repay the principal of, and interest on, the Term Loan made hereunder shall be evidenced by a promissory note (each a "Term Note" and collectively the "Term Notes") duly executed and delivered by the Borrower substantially in the form of
Exhibit 2.2(a) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Term Lender (except in the case of a Registered Note which shall be made payable to such Term Lender or registered assigns) in the amount of such Lender's Term Loan Commitment, (ii) be dated the Closing Date,
(iii) provide that the Term Loan evidenced thereby shall mature on the Term Loan Maturity Date, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to Exhibit 2.2(a). Each Term Lender shall, and is hereby authorized to, make a notation on the principal payments schedule of the date and the amount of any principal payments. Such schedules as maintained by each Term Lender shall, absent manifest error, constitute prima facie evidence of the amount outstanding under the Term Loan. Notwithstanding the foregoing, the failure to make a notation with respect to any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under any Term Note with respect to the Term Loan and payments of principal or interest by the Borrower shall not be affected by the failure by any Term Lender to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Subject to the earlier acceleration or prepayment of the Term Loan as permitted or required by this Agreement, the Borrower shall repay the outstanding principal balance of the Term Loan in semi-annual installments payable to the order of the respective Term Lenders (according to their Term Loan Pro Rata Shares) on the dates and in the respective aggregate amounts as follows:


             Payment Date                   Amount
               April 1, 1995            $2,000,000
               October 1, 1995          $2,000,000
               April 1, 1996            $2,000,000
               October 1, 1996          $2,000,000
               April 1, 1997            $2,000,000
               October 1, 1997          $2,000,000
               April 1, 1998            $2,000,000
               October 1, 1998          $2,000,000
               April 1, 1999            $2,000,000
               October 1, 1999         $190,000,000

               April 1, 2000           $192,000,000

        (b) Revolving Loan Obligations. The Borrower's obligations to each Revolving Lender to repay the principal of, and interest on, all of the Revolving Loans made by each Revolving Lender hereunder shall be evidenced by a promissory note (each a "Revolving Note" and collectively the "Revolving Notes") duly executed and delivered by the Borrower substantially in the form of
Exhibit 2.2(b) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Revolving Lender in the amount of such Lender's Revolving Loan Commitment, (ii) be dated the Closing Date, (iii) provide that each Revolving Loan evidenced thereby shall be repaid on the Revolver Termination Date as provided herein, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to Exhibit 2.2(b). On the Closing Date and at the time of the making of each Revolving Loan or principal payment, as the case may be, such Revolving Lender shall, and is hereby authorized to, make a notation on the principal payments schedule with respect to such Lender's Revolving Note of the date and the amount of each Revolving Loan or payment, as the case may be. Such schedule as maintained by each Revolving Lender shall, absent manifest error, constitute prima facie evidence of the amounts outstanding under the Revolving Loans. Notwithstanding the foregoing, the failure by any Revolving Lender to make a notation with respect to any Revolving Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under such
Lender's Revolving Note with respect to such Revolving Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Although the Revolving
Notes shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Revolving Loans evidenced thereby are outstanding and although the stated amount of the Revolving Notes shall be equal to each Revolving Lender's Revolving Loan Commitment, each Revolving Note shall be enforceable with respect to the Borrower's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Revolving Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Revolving Loans as permitted or required by this Agreement, the Borrower shall repay all Revolving Loans then outstanding on the Revolver Termination Date.

          (c) Swing Line Loan Obligations. The Borrower's obligation to the Swing Line Lender to repay the principal of, and interest on, all of the Swing Line Loans made by the Swing Line Lender hereunder shall be evidenced by a promissory note (the "Swing Line Note") duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(c) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, (ii) be dated the Closing Date, (iii) provide that each Swing Line Loan evidenced thereby shall be repaid as provided herein, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the schedule to
Exhibit 2.2(c). On the Closing Date and at the time of the making of each Swing Line Loan or principal payment, as the case may be, the Swing Line Lender shall, and is hereby authorized to, make a notation on the principal payments schedule to the Swing Line Note of the date and the amount of each Swing Line Loan or payment, as the case may be. Such schedule as maintained by the Swing Line Lender shall, absent manifest error, constitute prima facie evidence of the amounts outstanding under the Swing Line Loans. Notwithstanding the foregoing, the failure by the Swing Line Lender to make a notation with respect to any Swing Line Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Swing Line Lender's Swing Line Note with respect to such Swing Line Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Although the Swing Line Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Swing Line Loans evidenced thereby are outstanding and although the stated amount of the Swing Line Note shall be equal to the Swing Line Commitment, the Swing Line Note shall be enforceable with respect to the Borrower's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Swing Line Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Swing Line Loans as permitted or required by this Agreement, the Borrower shall repay all Swing Line Loans outstanding on the Revolver Termination Date.

          (d)  Additional Term Loan Obligations.  The
Borrower's obligation to each Additional Lender to repay the principal of, and interest on, the Additional Term Loan made hereunder shall be evidenced by a promissory note (each an "Additional Term Note" and collectively the "Additional Term Notes") duly executed and delivered by the Borrower substantially in the form of
Exhibit 2.2(d) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Additional Lender (except in the case of a Registered Note which shall be made payable to such Additional
Lender or registered assigns) in the amount of such Lender's Additional Term Loan Commitment, (ii) be dated the First Restatement Date, (iii) provide that the Additional Term Loan evidenced thereby shall mature on the Additional Term Loan Maturity
Date, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to Exhibit 2.2(d). Each Additional Lender shall, and is hereby authorized to, make a notation on the principal payments schedule of the date and the amount of any principal payments. Such schedules as maintained by each Additional Lender shall, absent manifest error, constitute prima facie evidence of the amount outstanding under the Additional Term Loan. Notwithstanding the foregoing, the failure to make a notation with respect to any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under any Additional Term Note with respect to the Additional Term Loan and payments of principal or interest by the Borrower shall not be affected by the failure by any Additional Lender to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Subject to the earlier acceleration or prepayment of the Additional Term Loan as permitted or required by this Agreement, the Borrower shall repay the outstanding principal balance of the Additional Term Loan in semi-annual installments payable to the order of the respective Additional Lenders (according to their Additional Term Loan Pro Rata Shares) on the dates and in the respective aggregate amounts as follows:


Payment Date             Amount
April 1, 1996       $1,000,000


October 1, 1996          $1,000,000


April 1, 1997            $1,000,000


October 1, 1997          $1,000,000


April 1, 1998            $1,000,000



October 1, 1998          $1,000,000


April 1, 1999            $1,000,000


October 1, 1999          $1,000,000


April 1, 2000            1,000,000


October 1, 2000          $1,000,000


April 1, 2001            $1,000,000


October 1, 2001          $1,000,000


April 1, 2002            $1,000,000

October 1, 2002          $1,000,000


April 1, 2003            $93,000,000


October 1, 2003          $93,000,000



          (e) Supplemental Revolving Loan Obligations. The Borrower's obligations to each Supplemental Revolving Lender to repay the principal of, and interest on, all of the Supplemental Revolving Loans made by each Supplemental Revolving Lender hereunder shall be evidenced by a promissory note (each a "Supplemental Revolving Note" and collectively the "Supplemental Revolving Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(e) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall
(i) be payable to the order of each Supplemental Revolving Lender in the amount of such Lender's Supplemental Revolving Loan Commitment, (ii) be dated the Second Restatement Date,
(iii) provide that each Supplemental Revolving Loan evidenced thereby shall be repaid on the Supplemental Revolver Termination Date as provided herein, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to
Exhibit 2.2(e). At the time of the making of each Supplemental Revolving Loan or principal payment, as the case may be, such Supplemental Revolving Lender shall, and is hereby authorized to, make a notation on the principal payments schedule with respect to such Lender's Supplemental Revolving Note of the date and the amount of each Supplemental Revolving Loan or payment, as the case may be. Such schedule as maintained by each Supplemental Revolving
Lender shall, absent manifest error, constitute prima facie evidence of the amounts outstanding under the Supplemental Revolving Loans. Notwithstanding the foregoing, the failure by any
Supplemental Revolving Lender to make a notation with respect to any Supplemental Revolving Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Lender's Supplemental Revolving Note with respect to such Supplemental Revolving Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Although the Supplemental Revolving Notes shall be dated the Second
Restatement Date, interest in respect thereof shall be payable only for the periods during which the Supplemental Revolving Loans evidenced thereby are outstanding and although the stated amount of the Supplemental Revolving Notes shall be equal to each Supplemental Revolving Lender's Supplemental Revolving Loan Commitment, each Supplemental Revolving Note shall be enforceable with respect to the Borrower's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Supplemental Revolving Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Supplemental Revolving Loans as permitted or required by this Agreement, the Borrower shall repay all Supplemental Revolving Loans then outstanding on the Supplemental Revolver Termination Date.

          (f)  D Tranche Term Loan Obligations.  The
Borrower's obligation to each D Tranche Lender to repay the principal of, and interest on, the D Tranche Term Loan made hereunder shall be evidenced by a promissory note (each a "D Tranche Term Note" and collectively the "D Tranche Term Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(f) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each D Tranche Lender (except in the case of a Registered Note which shall be made payable to such D Tranche Lender or registered assigns) in the amount of such Lender's
D Tranche Term Loan Commitment, (ii) be dated the Second Restatement Date, (iii) provide that the D Tranche Term Loan evidenced thereby shall mature on the D Tranche Term Loan Maturity Date, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to Exhibit 2.2(f). Each D Tranche Lender shall, and is hereby authorized to, make a notation on the principal payments schedule of the date and the amount of any principal payments. Such schedules as maintained by each D Tranche
Lender shall, absent manifest error, constitute prima facie evidence of the amount outstanding under the D Tranche Term Loan. Notwithstanding the foregoing, the failure to make a notation with respect to any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under any D Tranche Term Note with respect to the D Tranche Term Loan and payments of principal or interest by the Borrower shall not be affected by the failure by any D Tranche Lender to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Subject to the earlier acceleration or prepayment of the D Tranche Term Loan as permitted or required by this Agreement, the Borrower shall repay the outstanding principal balance of the D Tranche Term
Loan in semi-annual installments payable to the order of the respective D Tranche Lenders (according to their D Tranche Term Loan Pro Rata Shares) on the dates and in the respective aggregate amounts as follows:


Payment Date             Amount
October 1, 1996          $950,000


April 1, 1997            $950,000


October 1, 1997          $950,000


April 1, 1998            $950,000


October 1, 1998          $950,000


April 1, 1999            $950,000


October 1, 1999          $950,000


April 1, 2000            $950,000


October 1, 2000          $950,000


April 1, 2001            $950,000


October 1, 2001          $950,000


April 1, 2002            $950,000


October 1, 2002          $950,000


April 1, 2003            $88,350,000


October 1, 2003          $89,300,000

          (g)  E Tranche Term Loan Obligations.  The
Borrower's obligation to each E Tranche Lender to repay the principal of, and interest on, the E Tranche Term Loan made hereunder shall be evidenced by a promissory note (each an "E Tranche Term Note" and collectively the "E Tranche Term Notes") duly executed and delivered by the Borrower substantially in the form of Exhibit 2.2(g) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each E Tranche Lender (except in the case of a Registered Note which shall be made payable to such E Tranche Lender or registered assigns) in the amount of such Lender's
E Tranche Term Loan Commitment, (ii) be dated the Restatement
Date,
(iii) provide that the E Tranche Term Loan evidenced thereby shall mature on the E Tranche Term Loan Maturity Date, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to Exhibit 2.2(g). Each E Tranche Lender shall, and is hereby authorized to, make a notation on the principal payments schedule of the date and the amount of any principal payments. Such schedules as maintained by each E Tranche Lender shall, absent manifest error, constitute prima facie evidence of the amount outstanding under the E Tranche Term Loan. Notwithstanding the foregoing, the failure to make a notation with respect to any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under any E Tranche Term Note with respect to the E Tranche Term Loan and payments of principal or interest by the Borrower shall not be affected by the failure by any E Tranche Lender to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Subject to the earlier acceleration or prepayment of the E Tranche Term Loan as permitted or required by this Agreement, the Borrower shall repay the outstanding principal balance of the E Tranche Term
Loan in semi-annual installments payable to the order of the respective E Tranche Lenders (according to their E Tranche Term Loan Pro Rata Shares) on the dates and in the respective aggregate amounts as follows:


Payment Date             Amount
October 1, 1997          $1,500,000
April 1, 1998            $1,500,000


October 1, 1998          $1,500,000


April 1, 1999            $1,500,000


October 1, 1999          $1,500,000


April 1, 2000            $1,500,000


October 1, 2000          $1,500,000


April 1, 2001            $1,500,000


October 1, 2001          $1,500,000


April 1, 2002            $1,500,000


October 1, 2002          $1,500,000


April 1, 2003            $141,750,000


October 1, 2003          $141,750,000


          Section 2.3 Borrowing Options. The Term Loan, the Revolving Loans, the Additional Term Loan, the Supplemental Revolving Loans, the D Tranche Term Loan and the E Tranche Term Loan shall, at the option of the Borrower and except as otherwise provided in this Agreement, consist of (i) Prime Rate Loans, (ii) Eurodollar Rate Loans or (iii) part Prime Rate Loans and part Eurodollar Rate Loans, provided that all Loans made pursuant to the same Borrowing shall be of the same Type. As to any Eurodollar Rate Loan, any Lender may, if it so elects, fulfill its commitment to make such Loan by causing a foreign branch or affiliate of such Lender to make or continue such Loan, provided that in such event such Lender's Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as the case may be, of the Loan shall, for purposes of this Agreement, be considered to have been made by such Lender and the obligation of the Borrower to repay such Lender's Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as the case may be, of the Loan shall nevertheless be to such Lender and shall be deemed held by such Lender for the account of such branch or affiliate.

          Section 2.4 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing by the Borrower hereunder shall be not less than $5 million ($1 million in the case of Swing Line Loans) and, in each case, if greater, shall be in an integral multiple of $1 million above such minimum; provided, however, that (i) any Borrowing consisting of Revolving Loans made pursuant to Section 2.11(c) may be in the amount of the Swing Line Loan(s) refunded thereby and (ii) such Revolving Loans shall be Prime Rate Revolving Loans unless and until converted into Eurodollar Rate Revolving Loans pursuant to the terms of Section 2.6.

          Section 2.5 Notice of Borrowing. Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its office located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Prime Rate Loan, and at least (3) three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Rate Loan, to be made hereunder. In each case such notice shall be given prior to 1:00 p.m. (New York City time) on the date specified. Each such notice (a "Notice of Borrowing"), which shall be in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing are to be Prime Rate Loans or Eurodollar Rate Loans and, with respect to Eurodollar Rate Loans, the Interest Period to be applicable thereto. The Agent shall as promptly as practicable give each Revolving Lender and Supplemental Revolving Lender written notice (or telephonic notice confirmed in writing) of each proposed Borrowing with respect to Revolving Loans and Supplemental Revolving Loans, of such Revolving Lender's Revolving Loan Pro Rata Share thereof, of such Supplemental Revolving Lender's Supplemental Revolving Loan Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. The Agent shall promptly give the Borrower written or telephonic notice as to the aggregate principal amount of Revolving Loans and Supplemental Revolving Loans for each Borrowing as determined by the Agent pursuant to Section 2.17. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation, with the Agent's records being, absent manifest error, conclusive and binding on all parties hereto.

         Section 2.6 Conversion or Continuation. The Borrower may elect (i) at any time to convert Prime Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Prime Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurodollar Rate Loans for each Interest Period therefor must be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation of Term Loans shall be allocated among the Term Loans of the Term Lenders in accordance with their respective Term Loan Pro Rata Shares. Each conversion or continuation of Revolving Loans shall be allocated among the Revolving Loans of the Revolving Lenders in accordance with their respective Revolving Loan Pro Rata Shares. Each conversion or continuation of Additional Term Loans shall be allocated among the Additional Term Loans of the Additional Lenders in accordance with their respective Additional Term Loan Pro Rata Shares. Each conversion or continuation of Supplemental Revolving Loans shall be allocated among the Supplemental Revolving Loans of the Supplemental Revolving Lenders in accordance with their respective Supplemental Revolving Loan Pro Rata Shares. Each conversion or continuation of D Tranche Term Loans shall be allocated among the D Tranche Term Loans of the D Tranche Lenders in accordance with their respective D Tranche Term Loan Pro Rata Shares. Each conversion or continuation of E Tranche Term Loans shall be allocated among the E Tranche Term Loans of the E Tranche Lenders in accordance with their respective E Tranche Term Loan Pro Rata Shares. Each such election shall be in substantially the form of Exhibit 2.6 hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least three Business Days' prior written notice thereof, given not later than 1:00 p.m. (New York City time) on such third prior Business Day, specifying the amount and type of conversion or continuation, in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Agent shall promptly notify each Revolving Lender, Term Lender, Additional Lender, Supplemental Revolving Lender, D Tranche Lender or E Tranche Lender, as applicable, of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Prime Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.6, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will automatically convert to Prime Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          Section 2.7 Disbursement of Funds. No later than 12:00 noon (New York City time) on the date specified in the applicable Notice of Borrowing, so long as the Agent has notified such Lender of such Notice of Borrowing, each Lender will make available its Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as the case may be, of the Borrowing requested to be made on such date in Dollars and in immediately available funds, at the office (the "Payment Office") of the Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (for the account of such nonU.S. office of the Agent as the Agent may direct in the case of Eurodollar Rate Loans), and the Agent will promptly make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the applicable Lenders. Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as the case may be, of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Borrower interest on such corresponding amount, in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to but excluding the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate applicable to Prime Rate Loans or Eurodollar Rate Loans, as the case may be, applicable during the period in question and, upon payment of such amounts to the Agent, the Borrower shall be entitled to recover such amounts from such Lender. Any amounts due hereunder to the Agent from the Lenders which are not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for the first three days after the date such amount is due and thereafter at the Prime Rate, together with the Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments of principal and interest made on its Loans, amounts due with respect to Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Agent to fund any outstanding Loans made available on behalf of such Lender by the Agent pursuant to this
Section 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as the case may be, of all Loans (as a result of such assignment or otherwise).
Such Lender shall not have recourse against the Borrower with respect to any amounts paid to the Agent or any Lender with respect to the preceding sentence; provided, however, that such Lender shall have full recourse against the Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          Section 2.8    Interest.

          (a) Prime Rate Revolving Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Revolving Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Revolving Loan or until such Prime Rate Revolving
Loan is converted into a Eurodollar Rate Revolving Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 15/8%, as such Borrowing Margin may from time to time be adjusted pursuant to Section 2.9.
          (b) Eurodollar Rate Revolving Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Revolving Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Revolving Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 2-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to Section 2.9.
          (c) Prime Rate Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Term Loan or until such Prime Rate Term Loan is converted into a Eurodollar Rate Term Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 2 1/8%.
          (d) Eurodollar Rate Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Term Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 3-1/8%.
          (e) Swing Line Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Swing Line Loan from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) of such Swing Line Loan or until such Swing Line Loan is converted to Revolving Loans at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 1-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to Section 2.9.
          (f) Prime Rate Additional Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Additional Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Additional Term Loan or until such Prime Rate Additional Term Loan is converted into a Eurodollar Rate Additional Term Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 2 3/8%.
          (g) Eurodollar Rate Additional Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Additional Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Additional Term Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 33/8%.
          (h) Prime Rate Supplemental Revolving Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Supplemental Revolving Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Supplemental Revolving Loan or until such Prime Rate Supplemental Revolving Loan is converted into a Eurodollar Rate Supplemental Revolving Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 15/8%, as such Borrowing Margin may from time to time be adjusted pursuant to Section 2.9.

          (i) Eurodollar Rate Supplemental Revolving Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Supplemental Revolving Loan from the date the proceeds thereof are made available to the Borrower
(whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Supplemental Revolving Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 2-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to Section 2.9.
        (j) Prime Rate D Tranche Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate D Tranche Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate D Tranche Term Loan or until such Prime Rate D Tranche Term Loan is converted into a Eurodollar Rate D Tranche Term Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 2-3/8%.
         (k)  Eurodollar Rate D Tranche Term Loans.  The
Borrower
agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate D Tranche Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate D Tranche Term Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 33/8%.

        (l) Prime Rate E Tranche Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate E Tranche Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to Section 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate E Tranche Term Loan or until such Prime Rate E Tranche Term Loan is converted into a Eurodollar Rate E Tranche Term Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 2-3/8%.

         (m) Eurodollar Rate E Tranche Term Loans. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate E Tranche Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate E Tranche Term Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 33/8%.

          (n) Default Rate Interest. Overdue principal and (to the extent permitted by applicable law) overdue interest in respect of each Loan shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) if such Loan is a Prime Rate Loan, the Prime Rate plus the applicable Borrowing Margin set forth in Section 2.8(a), (c), (e), (f), (h),
(j) or (l) (as the same may be adjusted pursuant to Section 2.9), as the case may be, plus 2% per annum or (ii) if such Loan is a Eurodollar Rate Loan, the Eurodollar Rate then in effect plus the applicable Borrowing Margin set forth in Section 2.8(b), (d),
(g), (i), (k) or (m) (as the same may be adjusted pursuant to Section 2.9), as the case may be, plus 2% per annum (any such applicable rate of interest in the foregoing clauses (i) and (ii) being the "Default Rate").
          (o) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing (whether pursuant to a new Borrowing or upon a conversion pursuant to
Section 2.6) to but excluding the date of any repayment thereof. Interest on Eurodollar Rate Loans shall be payable by the Borrower in arrears on the last day of each Interest Period and, in the case of an Interest Period in excess of three months, at intervals of every three months after the initial date of such Interest Period. Notwithstanding the above, interest shall be due and payable on any amount repaid or reborrowed, as the case may be, on the date of such repayment or reborrowing, as the case may be, and upon final maturity of such Loan (whether by acceleration or otherwise) and after such maturity, on demand. Interest on Prime Rate Loans shall be due and payable quarterly in arrears on the Quarterly
Payment Date of each year, on maturity (whether by acceleration or otherwise) and after such maturity, on demand. Interest on all Eurodollar Rate Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed. Interest on all Prime Rate Loans shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, and actual days elapsed.

          (p)  Notification of Rate.  The Agent, upon
determining the Eurodollar Rate for any Interest Period, shall promptly give the Borrower and the other Lenders written or telephonic notice thereof. Such determination shall, absent manifest error and subject to the provisions of Section 2.13, be final, conclusive and binding upon all parties hereto.

          (q) Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

          (r) Reference Banks. If any Reference Bank shall for any reason no longer have a Commitment or a Loan, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result thereof, there shall only be one Reference Bank remaining, the Borrower and the Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Bank so that there shall at all time be at least two Reference Banks. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of Section 2.13, be determined on the basis of the quotations of the remaining Reference Banks.

           Section 2.9    Interest Rate Adjustments.

(a) Subject to Section 2.9(b), the Borrowing Margins set forth in Sections 2.8(a), (b), (e), (h) and (i) shall be subject to adjustment pursuant to the terms and conditions set forth on
Schedule 1.1(b) hereto. Subject to Section 2.9(b), any such upward or downward adjustment shall be effective immediately upon receipt by the Lenders of the officer's certificate delivered pursuant to Section 5.1.1(b) or (c) which gives rise to such adjustment.
        (b) The Borrowing Margin for any Eurodollar Rate Revolving Loan or any Eurodollar Rate Supplemental Revolving Loan shall be the Borrowing Margin in effect on the first day of the Interest Period with respect to such Eurodollar Rate Revolving Loan or such Eurodollar Rate Supplemental Revolving Loan. The Borrowing Margin for any Eurodollar Rate Revolving Loan or any Eurodollar Rate Supplemental Revolving Loan shall not change during the Interest Period applicable to such Borrowing.
          Section 2.10 Interest Periods. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurodollar Rate Loans, the Borrower shall elect, by giving the Agent written notice, the interest period (each an "Interest Period") applicable to the related Eurodollar Rate Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, provided that: (i) the Interest Period for any Eurodollar Rate Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of a continuation of such Eurodollar Rate Loan shall commence on the day on which the immediately preceding Interest Period for such Loan expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period in respect of a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day and after which no Business Day occurs in the same month, such Interest Period shall expire on the immediately preceding Business Day; (iii) if an Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the first, second, third or sixth, as applicable, succeeding calendar month; and (iv) no Interest Period shall extend beyond the Revolver Termination Date for any Revolving Loans, the Term Loan Maturity Date for the Term Loan, the Additional Term Loan Maturity Date for the Additional Term Loan, the Supplemental Revolver Termination Date for any Supplemental Revolving Loans, the D Tranche Term Loan Maturity Date for the D Tranche Term Loan or the E Tranche Term Loan Maturity Date for the E Tranche Term Loan.
          Section 2.11   Swing Line Loans.
          (a) Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower on any Business Day from time to time from and after the Closing Date to, but not including, the Revolver Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; provided, however, that in no event may the amount of any Borrowing of Swing Line Loans cause the outstanding Revolving Loans of any Lender (other than the Swing Line Lender), when added to such Lender's Revolving Loan Pro Rata Share of the then outstanding Swing Line Loans, L/C Obligations and Florence L/C Obligations (after giving effect to the use of proceeds of such Swing Line Loans) to exceed such Lender's Revolving Loan Commitment. Amounts borrowed by the Borrower under this Section 2.11(a) may be repaid and, to but excluding the Revolver Termination Date, reborrowed.

          (b)  Procedure for Swing Line Borrowing.   The Swing
Line Loans shall be made and maintained as Prime Rate Loans and, notwithstanding Section 2.6, shall not be entitled to be converted into Eurodollar Rate Loans. The Borrower shall give the Agent and the Swing Line Lender irrevocable notice (which notice must be received by the Agent and the Swing Line Lender prior to 1:00 p.m., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or an integral multiple thereof. The proceeds of each Swing Line Loan will then be made available to the Borrower by the Swing Line Lender by crediting the account of the Borrower on the books of the office of the Swing Line Lender specified in Section 2.7 with such proceeds.

          (c) Refunding of Swing Line Loans. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in Section 7.1(e) or 7.1(f) shall have occurred (in which event the procedures of paragraph (d) of this Section
2.11 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Revolving Lender shall make the proceeds of its Revolving Loan available to the Agent at its office specified in Section 2.7 prior to 1:00 p.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and immediately applied to repay the Refunded Swing Line Loans, and, until converted into Eurodollar Rate Loans, shall constitute Prime Rate Revolving Loans.
          (d) Participation in Swing Line Loans. If, prior to the making of Prime Rate Revolving Loans pursuant to paragraph
(c) of this Section 2.11, one of the events described in Sections 7.1(e) or 7.1(f) shall have occurred, then, subject to the provisions of clause (e) below, each Revolving Lender will, on the date such Revolving Loans were to have been made, purchase from the Swing Line Lender an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Loan Pro Rata Share of such Refunded Swing Line Loan. Upon request, each Revolving Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.
        (e) Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Loans in accordance with clause
(c) above and to purchase participating interests in accordance with clause (d) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person;
(v) any inability of the Borrower to satisfy the conditions precedent to Borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to clause (c) or (d) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first three days and at the Prime Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.11(e), no Revolving Lender shall be required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to clause (c) above or to purchase a participating interest in a Swing Line Loan pursuant to clause (d) above if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Revolving Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Revolving Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Revolving Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Revolving Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.
          Section 2.12   Letters of Credit.
          (a) Issuance by Facing Agent. Subject to the terms and conditions hereof and provided that no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Borrower may request, in accordance with this
Section 2.12, that the Facing Agent issue on behalf of the Revolving Lenders Letters of Credit denominated in Dollars for the account of the Borrower with the face amount of each Letter of Credit in a minimum amount of $250,000 or such lesser amount as the Facing Agent may approve; provided, however, that (i) each Letter of Credit shall be issued in favor of a Permitted Beneficiary; (ii) the Borrower shall not request the Facing Agent to issue any Letter of Credit if, after giving effect to such issuance, the sum of the aggregate Stated Amounts and unreimbursed drawings of the Letters of Credit then outstanding would exceed $62,000,000 or if the face amount of such requested Letter of Credit exceeds the Total Available Revolving Commitment then in effect, and (iii) in no event shall the Facing Agent issue any Letter of Credit having an expiration date later than one year from the date of issuance (or in any event later than thirty (30) days prior to the Revolver Termination Date), provided that any such Letter of Credit may be automatically extended to a date not later than one year from its expiration date (but in no event later than thirty (30) days prior to the Revolver Termination Date) on an annual basis upon the satisfaction of the applicable conditions set forth in Sections 6.2(a),(b) and (d) hereof with respect to the issuance of any Letter of Credit, which satisfaction the Facing Agent may require the Borrower to certify in writing as a condition of any such extension. For each such automatic extension of a Letter of Credit, the Borrower shall deliver a written request to the Facing Agent (with a copy to the Agent) no earlier than 150 days and no later than 120 days prior to the expiration date thereof. Such request shall affirm that as of the date thereof the conditions for the issuance of a Letter of Credit set forth in Section 6.2 are satisfied. After receipt by the Facing Agent of such extension request, each such Letter of Credit shall be automatically extended under the terms and conditions provided above. Each request for an issuance of, or an amendment to, a Letter of Credit shall be in the form of Exhibit 2.12 hereto, appropriately completed. The issuance of a Letter of Credit pursuant to this Section 2.12 shall be deemed (A) to be a Borrowing for purposes of, without limitation, the satisfaction of the applicable conditions set forth in Article VI hereof and (B) to reduce availability under the Revolving Loan Commitments of the Revolving Lenders (except for purposes of Section 3.7 with respect to the calculation of Revolving Loan Commitment Fees) then in effect by an amount equal to the sum of the aggregate Stated Amounts and unreimbursed drawings of such Letter of Credit until such time as such Letter of Credit is no longer outstanding and any amounts drawn thereunder have been reimbursed. The Borrower, each Facing Agent and the Revolving Lenders acknowledge the issuance of the Letters of Credit which are outstanding on the Restatement Date in accordance with the terms of the Existing Credit Agreement and agree that such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

          (b) Participation of Revolving Lenders. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Facing Agent a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Revolving Loan Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. The Facing Agent shall give the Agent written notice of the issuance or amendment of a Letter of Credit on the date of issuance or amendment thereof and provide the Agent with a copy of each Letter of Credit and amendment
thereto.   The Agent shall give each Revolving Lender written
notice of the issuance and amendment of a Letter of Credit within five (5) Business Days after each such Letter of Credit has been issued or amended pursuant to the terms hereof.

          (c) Requests for Issuance. Whenever the Borrower desires the issuance or extension (other than an automatic extension) of a Letter of Credit, it shall deliver to the Facing Agent and the Agent (with a duplicate copy to the Agent's Letter of Credit department at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attn: Commercial Loan Division, Standby L/C Unit, 14th Floor for Standby Letters of Credit and to the Agent's Global Assets Letter of Credit Division, 130 Liberty Street, New York, New York 10006, Attn:
Trade Letter of Credit, 12th Floor for Commercial Letters of Credit) a written notice in the form of Exhibit 2.12 hereto no later than 1:00 p.m., (New York City time) at least five (5) Business Days (or such shorter period as may be agreed to by the Facing Agent in any particular instance) in advance of the proposed date of issuance or extension. That notice shall specify (i) the proposed date of issuance or extension (which shall be a Business Day), (ii) the type of Letter of Credit,
(iii) the Stated Amount of the Letter of Credit, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary (which shall be a Permitted Beneficiary) and (vi) such other information as the Facing Agent may reasonably request. Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary on or prior to the expiration date of the Letter of Credit, would require the Facing Agent to make payment under the Letter of Credit; provided, however, that the Facing Agent, in its sole judgment, may require changes in any such documents and certificates. In determining whether to pay under any Letter of Credit, the Facing Agent shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. In the event that any terms or conditions of such written notice of issuance or amendment or any other document delivered in connection therewith are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.
          (d) Reimbursement of Drawings. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Facing Agent shall notify the Borrower, the Agent and the Revolving Lenders prior to the date on which the Facing Agent intends to honor such drawing, and the Borrower shall reimburse the Facing Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, provided that, anything contained in this Agreement to the contrary notwithstanding,
(i) unless the Borrower shall have notified the Facing Agent and the Agent prior to 1:00 p.m. (New York City time) one Business Day prior to such drawing that the Borrower intends to reimburse the Facing Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Revolving Lenders to make a Prime Rate Revolving Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in
Section 6.2, the Revolving Lenders shall, on the date of such drawing, make a Prime Rate Revolving Loan in the amount of such drawing, the proceeds of which shall be made available to the Facing Agent by the Agent and applied directly by the Facing Agent for the amount of such drawing; and provided further, that, if for any reason, proceeds of Revolving Loans are not received by the Facing Agent on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse the Facing Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in
Section 2.12(f)(iii).
        (e) Failure to Reimburse. In the event that the Borrower shall fail to reimburse the Facing Agent as provided in Section 2.12(d) in an amount equal to the amount of any drawing honored by the Facing Agent under a Letter of Credit issued by it, the Facing Agent shall promptly notify the Agent and each Revolving Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Revolving Lender shall make available to the Agent for distribution to the Facing Agent an amount equal to its respective participation in same day funds at the office of the Agent specified in such notice not later than 1:00 p.m. (New York City time) on the Business Day after the date notified by the Facing Agent. In the event that any Revolving Lender fails to make available to the Facing Agent the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.12(e), the Agent shall be entitled on behalf of the Facing Agent to recover such amount on demand from the Lender together with interest at the Federal Funds Rate until three days after the date on which the Facing Agent gives notice of payment and at the Prime Rate for each day thereafter until such amount is paid. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit and any other amounts due to it hereunder to the Facing Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this Section 2.12(e) until such amount has been funded (as a result of such assignment or otherwise). The failure of any Lender to make funds available to the Facing Agent of such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Facing Agent pursuant to this Section
2.12(e).   The Agent shall distribute to each Revolving Lender
which has paid all amounts payable by it under this Section 2.12(e) with respect to any Letter of Credit issued by the Facing Agent such Lender's Revolving Loan Pro Rata Share of all payments received by the Facing Agent from the Borrower in reimbursement of drawings honored by the Facing Agent under such Letter of Credit when such payments are received.
          (f) Letter of Credit Fees. The Borrower agrees to pay to the Agent or the Facing Agent, as specified below, the following amounts with respect to each Letter of Credit issued by the Facing Agent:
               (i)  a facing fee to the Facing Agent in an
          amount separately agreed to by the Borrower and the Facing Agent;
               (ii) a Letter of Credit fee (the "Letter of
          Credit Fee") per annum to the Agent equal to the greater of
(A)
          the applicable Borrowing Margin for Eurodollar Rate Revolving Loans determined pursuant to Section 2.8(b)
and
          Section 2.9 as in effect from time to time minus onehalf percent (.50%) per annum, and (B) one percent (1.0%) per annum, of the Stated Amount of such Letter of Credit, payable quarterly in arrears on April 1, July 1,
October
          1 and January 1 of each year (or if such day is not a Business Day, then on and through the immediately preceding Business Day), on the expiration date and after
          the expiration date, on demand, commencing on the first such day of the issuance of such Letter of Credit, and calculated on the basis of a 360-day year and the actual
          number of days elapsed;

               (iii) to the Agent with respect to drawings made under any such Letter of Credit, interest, payable on demand, on the amount paid by the Facing Agent in respect
          of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of
          Revolving Loans pursuant to Section 2.1(b)) at a rate that is at all times equal to 2.0% per annum in excess of
          the greatest interest rate otherwise payable under this Agreement for Prime Rate Loans as then in effect; and

               (iv) to the Facing Agent with respect to the issuance, amendment or transfer of any such Letter of Credit and each drawing made thereunder, documentary
and
          processing charges in accordance with the Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

          Promptly upon receipt by the Agent of any amount described in clause (ii) or (iii) of this Section 2.12(f), the Agent shall distribute to each Revolving Lender its Revolving Loan Pro Rata Share of such amount; provided, however, that amounts described in clause (iii) above that accrue prior to the date upon which Revolving Lenders are required (x) to fund Prime Rate Revolving Loans pursuant to Section 2.12(d)(ii) or
(y) to make available to the Facing Agent the amount of such Lender's participation in such Letter of Credit, as the case may be, in respect of any unreimbursed drawings under any Letter of Credit may be retained by the Agent.
   (g) Reimbursement Obligation Unconditional. The obligation of the Borrower to reimburse the Facing Agent for drawings made under the Letters of Credit issued by the Facing Agent shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against
a
   beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Facing Agent or any other Person, whether in connection with this Agreement, the transactions contemplated
      herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

      (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) payment by the Facing Agent under any Letter of Credit against presentation of a demand, draft or certificate
   or other document which does not comply with the terms of such
     Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Facing Agent;

          (v) any other circumstance or happening whatsoever which is similar to any of the foregoing; or
      (vi) the fact that an Event of Default shall have occurred and be continuing.
          (h) Increased Costs. If, after the Closing Date, by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Facing Agent, the Agent or any Revolving Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:
          (A)  the Facing Agent, the Agent or any Revolving
          Lender
     shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with
     respect to the maintenance or fulfillment of its obligations under this Section 2.12, whether directly or by
     such being imposed on or suffered by the Facing Agent, the Agent or such Revolving Lender (except for (x) changes in the
    rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which such Lender's principal office or applicable lending office is located and (y) United States withholding taxes, which shall be governed by the provisions of Section 3.11);

          (B) any reserve, deposit or similar requirement of any Governmental Authority is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Facing Agent and participated in by the Revolving Lenders;
or

          (C) there shall be imposed on the Facing Agent by any Governmental Authority any other condition regarding any Letter of Credit issued pursuant to this Section 2.12;

and the result of the foregoing is to directly or indirectly increase the cost to the Facing Agent, the Agent or any Revolving Lender of issuing, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by the Facing Agent, the Agent or any Revolving Lender, then and in any case the Agent may, notify the Borrower and the Borrower shall pay on demand such amounts as the Agent may reasonably specify to be necessary to compensate the Facing Agent, the Agent or any Revolving Lender for such additional cost or reduced receipt together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Default Rate. The determination by the Facing Agent, the Agent or any Revolving Lender of any amount due pursuant to this Section 2.12(h) shall be set forth in a certificate delivered to the Agent (which certificate the Agent shall promptly deliver to the Borrower) setting forth the calculation thereof in reasonable detail, and shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

          (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.12, the Borrower hereby agrees to protect, indemnify, pay and hold the Facing Agent, the Agent and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Facing Agent, the Agent and the Revolving Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the
Facing Agent, the Agent or any Revolving Lender as determined by a court of competent jurisdiction, or (ii) the failure of the Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").
          (j) Letter of Credit Beneficiaries. As between (i) the Borrower and (ii) the Facing Agent, the Agent and the Revolving Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Facing Agent shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of any such Letter of Credit to comply fully with conditions required in order to draw on such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Facing Agent including, without limitation, any Government Acts, in each case other than as a result of the gross negligence or willful misconduct of the Facing Agent. None of the above shall affect, impair, or prevent the vesting of any of the Facing Agent's rights or powers hereunder.
          (k) Facing Agent. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and not with gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not put the Facing Agent under any resulting liability to the Borrower or any Revolving Lender.
          (l) No Indemnification for Certain Acts. Notwith standing anything to the contrary contained in this Section 2.12, the Borrower shall have no obligation to indemnify the Agent, the Facing Agent or any Revolving Lender in respect of any liability incurred by the Agent, the Facing Agent or any Revolving Lender arising out of the gross negligence or willful misconduct of the Agent, the Facing Agent or any Revolving Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Facing Agent of a proper demand for payment made under the Letters of Credit issued by it.
       Section 2.13   Increased Costs, Illegality, Etc.
          (a)  In the event that any Lender shall have
determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):
          (i) on any Interest Rate Determination Date that, by reason of any changes arising after the Closing Date affecting
     the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the
  basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the Closing Date, in the case of any Eurodollar Rate Revolving Loan or Eurodollar Rate Term Loan, since the First Restatement Date, in the case of any Eurodollar Rate Additional Term Loan, since the Second Restatement Date, in the case of any Eurodollar Rate Supplemental Revolving Loan
or
     any Eurodollar Rate D Tranche Term Loan and since the Restatement Date, in the case of any Eurodollar Rate E
Tranche
     Term Loan, in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having
     the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the
     basis of taxation of payments to any Lender of the principal of or interest on the Obligations or any other amounts payable
     hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such
     Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b)
United
     States withholding taxes, which shall be governed by the provisions of Section 3.11) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances since the Closing Date, in the case of any Revolving Lender or Term Lender, since the First Restatement Date, in the case of any Additional Lender, since the Second Restatement Date, in the case of any Supplemental Revolving Lender or any D Tranche Lender and since the Restatement
Date,
     in the case of any E Tranche Lender, affecting such Lender or the interbank Eurodollar market or the position of such
Lender
     in such market (excluding, however, differences in a Lender's cost of funds from those of the Agent which are solely the result of credit differences between such Lender and the Agent); or

        (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law
or
     governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the
   Closing Date, in the case of any Eurodollar Rate Revolving
     Loan or Eurodollar Rate Term Loan, since the First
Restatement
   Date, in the case of any Eurodollar Rate Additional Term
Loan,
     since the Second Restatement Date, in the case of any Eurodollar Rate Supplemental Revolving Loan or any
Eurodollar
     Rate D Tranche Term Loan, and since the Restatement Date, in the case of any Eurodollar Rate E Tranche Term Loan, which materially and adversely affects the interbank Eurodollar market in general;

then, and in any such event, such Lender (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall pay to such Lender, upon written demand therefore, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof in reasonable detail, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; provided, however, that the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 2.13(a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.13(a)(y), and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.13(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such
Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this
Section 2.13(a).

        (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 2.13(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 2.13(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Agent pursuant to Section 2.13(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Lender to convert such Eurodollar Rate Loan into a Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.13(b).
          (c) Capital Requirements. If at any time after the Closing Date, in the case of any Eurodollar Rate Revolving Loan or Eurodollar Rate Term Loan, after the First Restatement Date, in the case of any Eurodollar Rate Additional Term Loan, after the Second Restatement Date, in the case of any Eurodollar Rate Supplemental Revolving Loan or any Eurodollar Rate D Tranche Term Loan, and after the Restatement Date, in the case of any Eurodollar Rate E Tranche Term Loan, any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments or Loans hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments, Loans and obligations hereunder, cover all commitments and obligations similar to the Commitments, Loans and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this
Section 2.13(c), and such Lender's determination of compensation owing under this Section 2.13(c) shall, absent manifest error, be final, conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.13(c), will give prompt written notice thereof to the Agent and the Borrower, which notice shall show the basis for calculation of such additional amounts in reasonable detail, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 2.13(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.13(c). The obligations of the Borrower under this Section 2.13(c) shall survive payment in full of the Obligations and termination of this Agreement.
          Section 2.14   Replacement of Affected Lenders.   If
any Lender is owed increased costs under Section 2.13(a)(ii) or
(iii), Section 2.13(c), Section 2.12(h) or Section 3.11 materially in excess of those of the other Lenders, the Borrower shall have the right, if no Unmatured Event of Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Assignees (collectively, the "Replacement Lender") reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section
2.14, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit and Swing Line Loans by, the Replaced Lender and all rights and obligations under any participation agreements to which the Replaced Lender is a party with respect to the L/C Agreement, and (ii) all obligations of the Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation and the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall be released from its obligations under the Loan Documents and shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced
Lender.   Notwithstanding anything to the contrary contained
above, neither the Facing Agent nor the Swing Line Lender may be replaced hereunder at any time while it has Letters of Credit or Swing Line Loans, respectively, outstanding hereunder unless arrangements satisfactory to the Facing Agent or Swing Line Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to the Facing Agent or the furnishing of collateral of a kind, in amounts and pursuant to arrangements satisfactory to the Facing Agent) have been made with respect to such outstanding Letters of Credit or Swing Line Loans.

          Section 2.15 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Rate Loans affected by the matters or circumstances described in Section 2.13 to reduce the liability of the Borrower or avoid the results described thereunder, so long as such designation is not financially disadvantageous to such Lender as determined by such Lender in its sole discretion and will not result in the imposition upon the Borrower of an increased liability for Taxes pursuant to Section 2.13(a) or 3.11(a).

          Section 2.16 Funding Losses. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by such Lender in connection with the liquidation or re employment of such funds and including the compensation payable by such Lender to a Person to which the Lender has participated all or a portion of such Borrowing) and any loss sustained by such Lender in connection with the good faith liquidation or good faith re employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such Eurodollar Rate Loans) which the Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or the Agent) a Borrowing of, or conversion from or into or continuation of, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurodollar Rate Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurodollar Rate Loans not being made on the date specified in a notice of payment given by the Borrower; or (iv)
(A) any other failure by the Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement or (B) an election made by the Borrower pursuant to Section 2.14. A written notice as to additional amounts owed such Lender under this Section 2.16 and delivered to the Borrower and the Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 2.17 Pro Rata Borrowings. All Borrowings of Term Loans, Additional Term Loans, Revolving Loans, Supplemental Revolving Loans, D Tranche Term Loans and E Tranche Term Loans under this Agreement shall be loaned by the Term Lenders, Additional Lenders, Revolving Lenders, Supplemental Revolving Lenders, D Tranche Lenders and E Tranche Lenders, respectively, pro rata on the basis of their respective Term Loan Pro Rata Shares, Additional Term Loan Pro Rata Shares, Revolving Loan Pro Rata Shares, Supplemental Revolving Loan Pro Rata Shares, D Tranche Term
Loan Pro Rata Shares and E Tranche Term Loan Pro Rata Shares, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each
Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder. Except with respect to the initial Borrowing of Supplemental Revolving Loans, if any, which may be made on the Second Restatement Date pursuant to
Section 6.3(k) and with respect to any borrowings of Revolving Loans for the purpose of repayment of Swing Line Loans pursuant to Section 2.11(c), all Borrowings of Revolving Loans and Supplemental Revolving Loans shall be made on a proportionate basis such that after giving effect to such Borrowings and any proposed repayment of any Obligations to be made on the proposed borrowing date of which the Borrower has notified the Agent, the Revolving Loan Availability Ratio and the Supplemental Revolving Loan Availability
Ratio are equalized as nearly as possible. Upon receipt of a Notice of Borrowing, the Agent shall determine such proportionate amounts of Revolving Loans and Supplemental Revolving Loans to be borrowed and shall notify the Revolving Lenders, Supplemental Revolving Lenders and the Borrower as provided in Section 2.5. The determination by the Agent shall be made at the time it receives a Notice of Borrowing, based on the information the Borrower has provided to the Agent at the time it delivers such Notice of Borrowing with respect to anticipated repayments of Obligations, and shall be final, conclusive and binding on all parties hereto.

          Section 2.18 Florence Letters of Credit. The Agent acknowledges that it has caused the expiration date of the Florence
Letters of Credit to be extended to the Revolver Termination Date as contemplated in Section 3 of each of the L/C Agreement amendments executed by Gelco Corporation and Westinghouse Electric Corporation as of the Closing Date.

                          ARTICLE III

TERMINATION OF COMMITMENTS, PREPAYMENTS AND FEES

          Section 3.1 Mandatory Revolving Loan, Supplemental Revolving Loan and Swing Line Loan Prepayments and Commitment Reductions.
       (a) If at any time the sum of (i) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding plus (ii) the aggregate amount of L/C Obligations and Florence L/C Obligations outstanding exceeds the aggregate of the Revolving Loan Commitments of the Revolving Lenders then in effect, the Borrower shall immediately prepay the Revolving Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess. If at any time the aggregate principal amount of all Swing
Line Loans outstanding exceeds the Swing Line Commitment of the Swing Line Lender then in effect, the Borrower shall immediately prepay the Swing Line Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess.
If at any time the aggregate
principal amount of all Supplemental Revolving Loans outstanding for all Supplemental Revolving Lenders exceeds the aggregate of the
Supplemental Revolving Loan Commitments of the Supplemental Revolving Lenders then in effect, the Borrower shall immediately prepay the Supplemental Revolving Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess.

          (b) If an Event of Default shall have occurred and the Agent shall have notified the Borrower of the election of the Required Lenders to take any action specified in Section 7.2, the Revolving Loan Commitment of each Revolving Lender, the Swing Line Commitment of the Swing Line Lender and the Supplemental Revolving Loan Commitment of each Supplemental Revolving Lender shall, subject to reinstatement pursuant to
Section 7.2,  be automatically
reduced to $0 without any action on the part of or the giving of notice to the Borrower by any Lender.
          Section 3.2    Voluntary Prepayments.

          (a)  The Borrower may repay Revolving Loans, Terms
Loans,
Additional Term Loans, Swing Line Loans, Supplemental Revolving Loans, D Tranche Term Loans and E Tranche Term Loans in whole at any time or in part from time to time, without penalty or premium (except as provided in Section 3.2(b)), on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Borrower at least one Business Day prior to the date of such prepayment (or by 11:00 a.m. (New York City time) on the date of prepayment in the case of a prepayment of Swing Line Loans) and which notice shall promptly be transmitted by the Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of
Swing Line Loans) shall be in an aggregate principal amount of at least $5,000,000 and in integral multiples of $1,000,000 above such minimum and each partial prepayment of a Swing Line Loan shall be an aggregate principal amount of at least $1,000,000 and in integral multiples of $1,000,000 above such minimum, provided that no partial prepayment of Eurodollar Rate Loans made pursuant to a single Borrowing under the Term Loan, the Additional Term Loan, the
Revolving Loan, the Supplemental Revolving Loan, the D Tranche
Term
Loan or the E Tranche Term Loan shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount as set forth in Section 2.4; (iii) any repayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period applicable thereto shall be subject to the provisions of Section 2.16; (iv) except as otherwise provided in Section 3.6(f), any voluntary prepayment of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan must be made on a proportionate basis based on the respective aggregate outstanding principal amounts of such Loans, provided that prior to September 30, 1997, any prepayment of the Term Loan, Additional Term Loan and E Tranche Term Loan may be made on a proportionate basis based solely on the respective aggregate outstanding principal amounts of such Loans and without making any proportionate prepayment of the D Tranche Term Loan; (v) prepayments of Revolving Loans, Supplemental Revolving Loans, Term Loans, Additional Term Loans, D Tranche Term Loans and E Tranche Term Loans shall be applied pro rata among the Revolving Lenders, Supplemental Revolving Lenders, Term Lenders, Additional Lenders, D Tranche Lenders and E Tranche Lenders, respectively, based on their respective Revolving Loan Pro Rata Shares, Supplemental Revolving Loan Pro Rata Shares, Term Loan Pro Rata Shares, Additional Term Loan Pro Rata Shares, D Tranche Term Loan Pro Rata Shares and E Tranche Term Loan Pro Rata Shares, as the case may be;
(vi) in the case of a voluntary prepayment of the Term Loans, Additional Term Loans, D Tranche Term Loans and E Tranche Term Loans as to which the Borrower requests a waiver pursuant to
Section 3.6(f), the notice of prepayment shall be given at least ten (10) Business Days prior to the date of such proposed prepayment and shall, subject to Section 3.6(f), be irrevocable; (vii) all prepayments of D Tranche Term Loans shall be subject to Section 3.2(b); and (viii) voluntary repayments of Revolving Loans and Supplemental Revolving Loans shall be made in conjunction with one another such that after giving effect to such repayments and any other proposed repayments of Obligations to be made on the proposed repayment date of which the Borrower has notified the Agent, the Revolving Loan Availability Ratio and the Supplemental Revolving Loan Availability Ratio are equalized as nearly as possible, provided that, prior to any acceleration of the Obligations pursuant to Section 7.2, the Agent shall apply repayments without regard to such ratios to repay Eurodollar Rate Loans coming due to the extent necessary to avoid or minimize breakage costs and expenses imposed under Section
2.16. Upon receipt by the Agent of any notice provided by the Borrower to voluntarily repay any Revolving Loans and Supplemental Revolving Loans, the Agent shall determine the relative amounts of Revolving Loans and/or Swing Line Loans to be repaid and shall notify the Borrower as to such amounts.
The determination by the Agent shall be made at the time it receives a notice of a proposed repayment of
Revolving Loans and/or Supplemental Revolving Loans, based on the information the Borrower has provided to the Agent at the time it receives such notice with respect to anticipated repayments of Obligations, and shall be final, conclusive and binding on all parties hereto. The notice provisions, the provisions with respect to the minimum amount of any prepayment and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 3.2 are for the benefit of the Agent and may be waived unilaterally by the Agent.

          (b) In the event that the Borrower voluntarily prepays all or any portion of the D Tranche Term Loan pursuant to Section 3.2(a) on or prior to September 30, 1997, the Borrower shall, together with any such prepayment, pay to the Agent for pro rata distribution to the D Tranche Lenders based on their respective D Tranche Term Loan Pro Rata Shares, a prepayment fee as additional compensation, and not as a penalty, equal to (i) one percent (1.0%) of the principal amount of D Tranche Term Loans repaid during the period from the Restatement Date to and including March 31, 1997 and (ii) one-half of one percent (.50%) of the principal amount of D Tranche Term Loans repaid during the period from April 1, 1997 to and including September 30, 1997.

          Section 3.3    Voluntary Commitment Reductions.
After the Restatement Date, the Borrower shall have the right, upon at least five (5) Business Days' prior written notice to the Agent and the Revolving Lenders, in the case of any reduction in the Revolving Loan Commitments, and the Supplemental Revolving Lenders, in the case of any reduction in the Supplemental Revolving Loan Commitments, given prior to 10:00 a.m. (New York City time) on the fifth Business Day preceding the proposed reduction date, without premium or penalty, to permanently reduce or terminate the unutilized portion of the aggregate of the Total Revolving Loan Commitments or Total Supplemental Revolving Loan Commitments in whole at any time or in part from time to time, in a minimum aggregate amount of $5,000,000 (unless the Total Revolving Loan Commitments or Total Supplemental Revolving Loan Commitments, as the case may be, at such time is less than $10,000,000, in which case, in an amount equal to the Total Revolving Loan Commitments or
Total Supplemental Revolving Loan Commitments at such time) and, if such reduction is greater than $5,000,000, in integral multiples of
$1,000,000 above such minimum; provided, however, that (i) no such reduction or termination of the Revolving Loan Commitments shall be permitted if, after giving effect thereto and to any prepayment or payment of the Revolving Loans and Swing Line Loans on the proposed reduction date, the then outstanding aggregate principal amount of Revolving Loans and Swing Line Loans plus the then aggregate amount of L/C Obligations and Florence L/C Obligations outstanding would exceed the aggregate Revolving Loan Commitments of the Revolving Lenders then in effect, (ii) no such reduction or termination of the Supplemental Revolving Loan Commitments shall be permitted if, after giving effect thereto and to any prepayment or payment of the
Supplemental Revolving Loans on the proposed reduction date, the aggregate principal amount of Supplemental Revolving Loans outstanding for all Supplemental Revolving Lenders would exceed the aggregate Supplemental Revolving Loan Commitments of the Supplemental Revolving Lenders then in effect, and (iii) all prepayments of Eurodollar Rate Loans shall be subject to
Section 2.16. Any such reduction of the Total Revolving Loan Commitments and the Total Supplemental Revolving Loan Commitments shall be made in conjunction with one another on a proportionate basis (with the $5,000,000 minimum amount specified in the preceding sentence applying to the aggregate amount of Revolving Loan Commitments and Supplemental Revolving Loan Commitments being reduced) and any such reduction shall apply proportionately to the Revolving Loan Commitments of the Revolving Lenders and the Supplemental Revolving
Loan Commitments of the Supplemental Revolving Lenders based on such Lender's Revolving Loan Pro Rata Share or Supplemental Revolving Loan Pro Rata Share, as applicable. Simultaneously with each reduction or termination of the Revolving Loan Commitments, the Borrower shall pay to the Agent for the account of each Revolving Lender the Revolving Loan Commitment Fee accrued on the amount of the Revolving Loan Commitments so reduced or terminated through the date thereof. Simultaneously with each reduction or termination of the Supplemental Revolving Loan Commitments, the Borrower shall pay to the Agent for the account of each Supplemental Revolving Lender the Supplemental Revolving Loan Commitment Fee accrued on the amount of the Supplemental Revolving Loan Commitments so reduced or terminated through the date thereof.
Any reduction in the Revolving Loan Commitment of the Swing Line Lender below $25,000,000 shall, without any further action on the part of the Borrower, cause a dollar for dollar reduction in the Swing Line Commitment of the Swing Line Lender. Notwithstanding the foregoing, the Borrower shall not be entitled to terminate the Total Revolving Loan Commitment in full unless, concurrently therewith, the Borrower terminates the Florence Letters of Credit (whether by obtaining a replacement letter of credit therefor, repaying the Florence Bonds or otherwise) such that no Florence L/C
Obligations remain outstanding.

          Section 3.4    Mandatory Prepayments.  Subject in
each case to the provisions of Section 3.5:

          (a)  Prepayments From Excess Cash Flow.  Within five
(5)
Business Days after the delivery to the Agent of any Excess Cash Flow Schedule pursuant to Section 5.1.1(b) or 5.1.1(c), beginning with the Excess Cash Flow Schedule delivered in 1996 with respect to the Fiscal Quarter ending June 30, 1996, the Borrower shall (i) with respect to Excess Cash Flow reported for the Fiscal Quarters ending June 30, 1996 to and including September 30, 1997, prepay the Term Loan and the Additional Term Loan and (ii) with respect to Excess Cash Flow reported for all Fiscal Quarters ending after September 30, 1997, prepay the Term Loan, the Additional Term Loan, the D Tranche Term Loan and the E Tranche Term Loan, in each case in accordance with Section 3.6 if the Excess Cash Flow disclosed on such Excess Cash Flow Schedule with respect to the preceding Fiscal
Quarter is positive (but excluding the first $37,500,000 of positive Excess Cash Flow in the last three Fiscal Quarters in Fiscal Year 1996 and, thereafter, excluding the first $50,000,000 of positive Excess Cash Flow in any Fiscal Year). Any mandatory prepayment pursuant to this Section 3.4(a) shall, subject to Section 3.6(f), be in an amount equal to (A)(1) the amount of such positive Excess Cash Flow (but excluding the first $37,500,000 of positive Excess Cash Flow in the last three Fiscal Quarters in Fiscal Year 1996 and, thereafter, excluding the first $50,000,000 of positive Excess Cash Flow in any Fiscal Year) multiplied by (2) 50% or such lesser Excess Cash Flow Percentage as may be in effect at such time, less (B) the amount of any voluntary prepayment of the Term Loan, the Additional Term Loan, the D Tranche Term Loan and the E Tranche Term Loan made during the Fiscal Quarter in which such Excess Cash Flow is generated; provided, however, that solely with respect to the calculation of any mandatory prepayment pursuant to this Section 3.4(a) for the Fiscal Quarters ending June
30, 1996 to and including September 30, 1997, the portion of Excess
Cash Flow that would have been allocated to prepay the D Tranche Term Loan or the E Tranche Term Loan if the D Tranche Term Loan or the E Tranche Term Loan were required to be prepaid together with the Term Loan and the Additional Term Loan shall be deemed to be Waived Proceeds.

       The Borrower and the Term Lenders acknowledge the waiver, pursuant to Section 3.6(f) of the Existing Credit Agreement, by the
Term Lenders of their right to receive mandatory prepayments of the
Term Loan that would otherwise have become due under Section
3.4(a)
of the Existing Credit Agreement with respect to Excess Cash Flow for the Fiscal Quarters ending June 30, 1995 through and including March 31, 1996, all pursuant to the terms and conditions of Section
3 of that certain Third Amendment of Credit Agreement and Waiver Request dated as of June 30, 1995 by and among the Borrower, the Agent, the Co-Agents and the Existing Lenders. The Borrower, the Agent, the Co-Agents and the Lenders hereby agree that upon the funding of the Additional Term Loan the amount of waived Excess Cash Flow prepayments equal to the sum of (a) the product of (i) the amount of positive Excess Cash Flow in such Fiscal Quarters (but excluding the first $50,000,000 of positive Excess Cash Flow in such Fiscal Quarters) multiplied by (ii) 50%, minus (b) the amount of any voluntary prepayments of the Term Loan made during such Fiscal Quarters may be used for Permitted Uses (including Permitted Uses described in clauses (ii) and (iii) of the definition of "Permitted Uses").

          (b) Prepayments From Incurrence of Indebtedness. If the
Borrower or any Wholly-Owned Subsidiary of the Borrower receives any proceeds (whether in cash or marketable securities) attributable to the issuance and sale or other disposition of any Indebtedness for Money Borrowed described in clause (i) of the definition of Indebtedness for Money Borrowed of the Borrower or any Wholly-Owned Subsidiary of the Borrower or any rights to acquire any such Indebtedness for Money Borrowed described in clause (i) of the definition of Indebtedness for Money Borrowed (other than (i) Indebtedness permitted by Sections 5.2.2(a)-(f), (h)-(k), (m)-(o) and (q)-
(z), (ii) proceeds received by a Person which cannot be remitted to the Borrower or a Subsidiary of the Borrower as a result of any legal or contractual restriction applicable to such Person existing on the Closing Date and identified on Schedule 3.4 hereto and any legal or contractual restriction contained in any Indebtedness which refinances any Indebtedness referenced on Schedule 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the Closing Date, (iii) Indebtedness permitted by
Section 5.2.2(p) which is not by the terms of such Section required to be used to prepay the Loans), then the Borrower shall prepay the
Term Loan, the Additional Term Loan, the D Tranche Term Loan and the E Tranche Term Loan promptly (but in any event within five Business Days after receipt of such proceeds) to the extent of all of such proceeds from debt or debt securities (net of any costs or expenses incurred in connection with the issuance or sale or other disposition thereof).

          (c) Prepayments From Asset Sales. If the Borrower or any Wholly-Owned Subsidiary of the Borrower receives any Material Sale Proceeds, then the Borrower shall prepay the Obligations, to the extent of such proceeds, promptly (but in any event within five
Business Days) after the first date on which such Persons have received Material Sale Proceeds totaling an aggregate amount of $5 million or more and within five Business Days after each date thereafter when such Persons have received additional Material Sale
Proceeds totaling an aggregate of $5 million or more; provided, however, that during the pendency of an Event of Default all Material Sales Proceeds shall be payable upon the demand of the Agent. "Material Sale Proceeds" means, without duplication,
(i) the cash or cash equivalent proceeds or marketable securities resulting from the sale, issuance or other disposition (including, without limitation, by a sale-leaseback transaction) of (A) any assets, capital stock of any Subsidiary or other tangible or intangible property or rights (collectively, "Assets") not constituting CP&L Property, Monetized Assets, Collateral or Mortgaged Property (unless Substitute Collateral has been provided pursuant to Section 9.13(c)) and having an aggregate fair market value in excess of $1 million for each separate transaction or series of related transactions involving the same seller, (B) any Collateral or Mortgaged Property (and including any Net Awards and Net Proceeds required to be paid to the Agent pursuant to the terms of the Mortgages) or (C) any securities, instruments or other rights of any kind which are convertible into, exchangeable for or otherwise entitled to receive any Monetized Assets, less
(ii) the amount of income taxes directly payable and any direct costs or expenses incurred in connection with such sale or disposition (provided that such income taxes, costs and expenses attributable to any subsequent conversion, exchange or other receipt of Monetized Assets shall not be deducted for purposes of determining Material Sale Proceeds), less (iii) the amount of indebtedness secured by such Assets that are sold or otherwise disposed of, which indebtedness is required to be and is repaid upon such sale (but excluding (1) indebtedness required to be repaid upon any subsequent conversion, exchange or other receipt of Monetized Assets and (2) any indebtedness related to the German Financing that is repaid as contemplated in clause (H) below), but Material Sales Proceeds shall not include: (A) proceeds of inventory sold or otherwise disposed of in the ordinary course of business; (B) subject to the giving of notice to and deposit of funds with the Agent as provided below, proceeds of Assets not constituting (1) Monetized Assets or (2)
Collateral or Mortgaged Property (unless Substitute Collateral has been provided pursuant to Section 9.13(c)), sold or exchanged to the extent such proceeds are utilized in connection with the replacement thereof within 180 days of the sale or exchange of such assets; (C) proceeds of Permitted Investments; (D) proceeds received by a Person which cannot be remitted to the Borrower or a Subsidiary of the Borrower as a result of any legal or contractual restriction applicable to such Person existing on the Closing Date and identified on
Schedule 3.4 hereto and any legal or contractual restriction contained in any Indebtedness which refinances any Indebtedness referenced on Schedule 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the Closing Date; (E) proceeds resulting from the payment of insurance with respect to such Assets provided such proceeds are used for the replacement of such Assets or are required to be applied to a purpose specified in a legal instrument applicable to such Assets or from the payment of business interruption insurance; (F)proceeds resulting from the sale or other disposition of Assets between the Borrower and any Wholly-Owned Subsidiary (other than a Restricted Subsidiary) of the Borrower or between any Wholly-Owned Subsidiaries (other than Restricted Subsidiaries) of the Borrower; (G) subject to the limitations provided in clause (H) below with respect to Material Sale Proceeds received by Stone-Canada, up to an aggregate amount of $300 million (such amount being referred to herein as the "Excluded Sale Proceeds Basket") of net proceeds from the sale or other disposition of Assets not constituting (1) Abitibi Shares, (2) the capital stock of Stone Snowflake as permitted by Section 5.2.12(vi) and
(3) Collateral or Mortgaged Property or Assets constituting Collateral or Mortgaged Property for which Substitute Collateral has been provided pursuant to Section 9.13(c), designated by the Borrower in writing to the Agent as being excluded from the prepayment requirements of this Section (any amount so designated being "Excluded Sale Proceeds"), with the Excluded Sale Proceeds Basket being subject to reduction by (x) the amount of the Abitibi 75% Portion and (y) the amount of the German Financing Portion, if any, of any Material Sale Proceeds as provided in clause (H) below; (H) ten percent (10%) of the Material Sale Proceeds received by StoneCanada resulting from the sale or other disposition of Assets (other than Abitibi Shares) of Stone-Canada in an aggregate amount, when combined with the aggregate amount of any prepayments of the Indebtedness incurred in the German Financing with the German Financing Abitibi Portion, if any, of the Abitibi 75% Portion as permitted under clause (I) of Section 5.2.12(v), not to exceed the Dollar equivalent of DM 80,000,000 so long as such portion of the Material Sale Proceeds (such portion being referred to herein as the "German Financing Portion") are, pursuant to the terms and conditions of the German Financing, required to be used, and are promptly used directly or indirectly, to repay the Indebtedness incurred in the German Financing, provided that the remaining portion of the Material Sale Proceeds are promptly used as a mandatory prepayment under this Section 3.4(c) to repay the Obligations promptly upon receipt by Stone-Canada, with the German Financing Portion of the Material Sale Proceeds being deemed to be a utilization of the Excluded Sale Proceeds Basket until such time, and to the extent, that the Excluded Sale Proceeds Basket has been reduced to zero (provided that the German Financing Portion of the Material Sale Proceeds shall not be deemed to be Excluded Sales Proceeds for purposes of determining Discretionary Funds and the Discretionary Funds Basket), and with the remaining portion of the Material Sale Proceeds not being eligible to be designated by the Borrower as Excluded Sale Proceeds under clause (G) above; (I) proceeds from the sale or other disposition of the Stone-Canada Intercompany Note to any Person other than to the Borrower or any Affiliate of the Borrower, (J) proceeds from any Abitibi Sale/Monetization,
(K) proceeds from the sale or other disposition of any Assets constituting collateral which secures the Indebtedness under the First Mortgage Note Documents or (L) proceeds from the sale or other disposition of any Assets constituting collateral which secures the Indebtedness incurred pursuant to Section 5.2.2.(x) but only to the extent such proceeds are promptly used to repay such Indebtedness. The cash, cash equivalent proceeds or marketable securities resulting from the repayment or other liquidation of the investments permitted by Section 5.2.7(i) shall be included within the meaning of "Material Sale Proceeds." Proceeds described in subpart (B) of the exclusion from the definition of Material Sale Proceeds shall be so excluded only if, within five (5) Business Days after such proceeds are received, the Borrower gives the Agent written notice of its intent to utilize such proceeds for replacement purposes and (to the extent such proceeds have not already been so utilized) delivers such proceeds to the Agent to be held in an account as security for the Obligations pursuant to documentation satisfactory to the Agent. During the period ending on the 180th day after receipt of such proceeds by the Borrower or one of its Subsidiaries, the Borrower may, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, withdraw funds from such account to pay or reimburse itself for such replacement costs. Funds in such account shall be held and invested in the manner prescribed for Deposited Monies pursuant to Section 3.5. All amounts remaining in such account at the conclusion of such 180 day period shall, subject to Section 3.6(f), be applied on such date as a prepayment pursuant to this Section and Sections 3.5 and 3.6 as if constituting Material Sale Proceeds received on such date.

          (d) Prepayment From Abitibi Sale/Monetization. If any Abitibi Sale/Monetization is consummated, the Borrower shall as soon as practicable (but in any event within five Business Days after the issuance or sale of any securities, instruments or other rights that are convertible into, exchangeable for or otherwise entitled to receive at any time any Abitibi Shares, or after the sale or other disposition (including any secondary public offering)
of any Abitibi Shares, in connection with any such Abitibi Sale/Monetization) prepay the nearest scheduled installments of the
Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan set forth in Sections 2.2(a), (d), (f) and
(g), respectively, in an aggregate amount equal to 25% of the aggregate proceeds from (i) the issuance or sale of any securities, instruments or other rights that are convertible into, exchangeable for or otherwise entitled to receive at any time any Abitibi Shares, and (ii) the sale or other disposition (including any secondary public offering) of any Abitibi Shares, in each case in connection with any such Abitibi Sale/Monetization net of income taxes directly payable and any direct costs and expenses incurred in connection with such Abitibi Sale/Monetization (provided that such income taxes, costs and expenses attributable to any subsequent conversion, exchange or other receipt of Abitibi Shares shall not be deducted for purposes of determining such net proceeds) (such amount being referred to herein as the "Abitibi
25%
Portion"). In connection with any such Abitibi Sale/Monetization, the Borrower shall also apply the Abitibi 75% Portion as required pursuant to Section 5.2.12(v). To the extent that any of the nearest scheduled installments of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan occur on the same date and the Abitibi 25% Portion is not sufficient to prepay all such scheduled installments occurring on such date, then the remaining portion of the Abitibi 25% Portion shall be applied pro rata to such scheduled installments occurring on such date according to the aggregate principal amount of all such scheduled installments occurring on such date.

          (e) Prepayment From Snowflake Sale. If any sale of the capital stock of Stone Snowflake described in Section 5.2.12(vi) is consummated, or if any Indebtedness is incurred pursuant to Section
5.2.2(y), then the Borrower shall as soon as possible (but in any event within five Business Days after the consummation of such sale or the incurrence of such Indebtedness) prepay the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan to the extent of the cash or cash equivalent proceeds or marketable securities resulting from such sale or such incurrence of Indebtedness, net of income taxes directly payable and any direct costs or expenses incurred in connection with such sale or incurrence of Indebtedness; provided, however, that, at the request of the Borrower, any marketable securities resulting from such sale may be pledged to the Agent to secure the Obligations pursuant to a Pledge Agreement in form and substance satisfactory to the Agent until such time as such marketable securities become Monetized Assets in a transaction permitted hereunder and, notwithstanding any other provision of this Agreement to the contrary, the proceeds from the issuance or sale of any securities, instruments or other rights that are convertible into, exchangeable for or otherwise entitled to receive such Monetized Assets net of income taxes directly payable and any direct costs and expenses incurred in connection with such sale or issuance (provided that such income taxes, costs and expenses attributable to any subsequent conversion, exchange or other receipt of such Monetized Assets shall not be deducted for purposes of determining such net proceeds) shall be applied to prepay the Term Loan, Additional Term
Loan, D Tranche Term Loan and E Tranche Term Loan as provided above in this Section 3.4(e) and pursuant to the terms of Section 3.6(b).

          Section 3.5 Other Provisions With Respect to the Loans. Subject to the obligations of the Agent provided for in this Section 3.5 and if no Event of Default or Unmatured Event of Default shall have occurred and be continuing, any monies otherwise required to be used to prepay a Eurodollar Rate Loan pursuant to Section 3.4 on a date other than the last day of the Interest Period applicable thereto shall be paid to the Agent (the "Deposited Monies") when due but, until the earlier of the occurrence of an Event of Default and the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, shall be held in an account by the Agent for the benefit of the Lenders and the Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such Eurodollar Rate Loan upon the earlier of the occurrence of an Event of Default or at the end of the applicable Interest Period; provided, however, that any funds held in such account shall be invested by the Agent (to the extent the Agent is reasonably able to do so) on behalf of the Borrower at the direction of the Borrower in Permitted Investments selected by the Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Loans shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans with the Deposited Monies, paid to the Borrower; provided, however, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower upon demand of the Agent.

        Section 3.6    Order of Prepayment and Payment.

(a) All prepayments of principal of Revolving Loans and Supplemental Revolving Loans made by the Borrower pursuant to Sections 3.1 and 3.2 shall be made with interest on such repaid Revolving Loans and Supplemental Revolving Loans, and with respect to each Revolving Lender and Supplemental Revolving Lender, in proportional amounts equal to such Lender's Revolving Loan Pro Rata
Share or Supplemental Revolving Loan Pro Rata Share, as applicable, of such payment and, shall be applied (i) first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans, and (ii) with respect to Eurodollar Rate Loans, pro rata in order of the maturity of such Loans.

          (b) All prepayments of principal of the Term Loan, the Additional Term Loan, the D Tranche Term Loan and the E Tranche Term Loan made by the Borrower pursuant to Sections 3.2 or 3.4 (other than prepayments made (A) under Section 3.4(c) with any Material Sale Proceeds derived from the sale of any Collateral or Mortgaged Property and (B) under Section 3.4(d) with any proceeds derived from any Abitibi Sale/Monetization) shall be applied (i) to the unpaid principal amount of the Term Loan, the Additional Term Loan, the D Tranche Term Loan and the E Tranche Term Loan in the inverse order of the remaining regularly scheduled principal installments set forth in Sections 2.2(a), (d), (f) and (g), together with accrued interest on such prepaid principal amount and with respect to each Term Lender, Additional Lender, D Tranche Lender and E Tranche Lender, in proportional amounts based on such Lender's outstanding principal amount of its Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan, as applicable; and (ii) first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans, and within such Eurodollar Rate Loans, pro rata in order of the maturity of the Interest Periods of such Loans.

          (c) All prepayments of principal made by the Borrower pursuant to Section 3.4(c) out of Material Sale Proceeds derived from the sale of Collateral or Mortgaged Property (other than Collateral or Mortgaged Property for which Substitute Collateral is provided in accordance with Section 9.13(c)) shall be applied on a pro rata basis (relative to the outstanding principal amount of the
Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan, and the aggregate amount of the Revolving Loan Commitments and Supplemental Revolving Loan Commitments) to the unpaid principal amount of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan and to the unpaid principal amount of the Revolving Loans and Supplemental Revolving Loans (to the extent thereof), and contemporaneously with such prepayment there shall be a permanent reduction of the aggregate outstanding Revolving Loan Commitments and Supplemental Revolving Loan Commitments (and with respect to each Revolving Lender and Supplemental Revolving Lender, based on such Lender's Revolving Loan Pro Rata Share and Supplemental Revolving Loan Pro Rata Share, respectively)in an amount equal to such Revolving Loan and Supplemental Revolving Loan pro rata portion of such Material Sale Proceeds (the "Revolving Portion"). In the event that any Material
Sale Proceeds relative to the Revolving Portion remain after the prepayment of Revolving Loans and Supplemental Revolving Loans, any excess shall be deposited with the Agent to cash collateralize any L/C Obligations then outstanding, but only to the extent and in the aggregate amount of such Obligations; provided, however, that the Borrower shall only be required to deposit such excess proceeds if and for so long as an Unmatured Event of Default or an Event of Default has occurred and is continuing at such time or if and to the extent the aggregate outstanding Revolving Loan Commitments have, pursuant to the preceding sentence, been reduced to an amount less than the L/C Obligations then outstanding. Prepayments of Loans described in this Section 3.6(c) shall be applied first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans, and, within such Eurodollar Rate Loans, pro rata in order of the maturity of such Loans. All prepayments of principal of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan pursuant to this Section 3.6(c) shall be applied to the unpaid principal amount of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan in the inverse order of the remaining installments set forth in Sections 2.2(a), (d), (f) and (g).
          (d) All regularly scheduled principal installments on the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan shall be applied first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans.
          (e) During the pendency of an Event of Default, all payments in respect of the Obligations shall be applied first to interest, fees, costs, expenses and other amounts (other than principal) then owing, and second to principal; provided, however, that proceeds of collateral realized pursuant to the exercise of remedies under any security instrument securing the Obligations shall be applied as specified in such security instrument.

          (f)  Notwithstanding anything in Section 3.2, 3.4,
3.6 or
9.2 to the contrary, but subject to the last sentence of this
Section 3.6(f), at the request of the Borrower any Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender may waive its right to receive all or any part of such Lender's portion of any voluntary prepayment of the Term Loan, Additional Term Loan,
D Tranche Term Loan or E Tranche Term Loan made under Section
3.2 or any mandatory prepayment of the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan required to be made under Section 3.4 (other than Section 3.4(e)) (any such portion, "Waived Proceeds") by delivering such waiver in writing to the Agent and the Borrower, signed by an authorized officer of such Lender and in form satisfactory to the Agent. Upon receipt of such written waiver, the Borrower (i) shall, to the extent of any voluntary prepayment of the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan so waived, be relieved of its obligation, if any, to prepay such amount pursuant to Section 3.4(a) with respect to any Excess Cash Flow reported by the Borrower for the Fiscal Quarter in which such voluntary prepayment is made (or was proposed to be made) and may apply such Waived Proceeds to Permitted Uses, and (ii) shall, to the extent of any mandatory prepayment of the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan so waived, be relieved of its obligation to prepay such amount and may apply such Waived Proceeds to Permitted Uses. Any request by the Borrower for a waiver of any prepayment pursuant to this Section 3.6(f) shall, except with respect to the waiver request made to be effective on the Second Restatement Date to the Term Lenders and Additional Lenders, be made to the Term Lenders, Additional Lenders, D Tranche
Lenders and E Tranche Lenders on a pro rata basis (relative to the outstanding principal amount of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan), shall be in writing, shall be made in accordance with Section 3.2(vi) for any request for a waiver of any voluntary prepayment and shall be delivered to the Agent, which shall promptly distribute such request to the Term Lenders, Additional Lenders, D Tranche Lenders and E Tranche Lenders. Each Term Lender, Additional Lender, D Tranche Lender and E Tranche Lender shall use reasonable efforts to respond to such waiver request within five Business Days (or such greater number of Business Days as the Borrower may specify) following receipt of a written request therefor. Any failure by a Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender to respond to such waiver request within such period shall be deemed to be an election by such Lender not to waive its right to receive its portion of such prepayment and shall in no event give rise to any obligation or liability of any kind on the part of such Lender. Notwithstanding the foregoing, in the event the Borrower requests a waiver under this Section 3.6(f) in connection with the Abitibi 25% Portion of any Abitibi Sale/Monetization, any such Waived Proceeds shall only be used by the Borrower as follows:
(i) the first $200,000,000 in the aggregate of such Waived Proceeds and the Abitibi 75% Portion resulting from such Abitibi Sale/Monetization shall be applied to prepay, repurchase, redeem or otherwise extinguish any scheduled installment or stated maturity of any Indebtedness for Money Borrowed of the Borrower which, pursuant to the contractual terms thereof, is scheduled for repayment or maturity prior to May 15, 1999; and (ii) the remainder of such Waived Proceeds shall be applied to prepay, repurchase, redeem or otherwise extinguish (A) any Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness and/or (B) any Indebtedness for Money Borrowed of the Borrower constituting Subordinated Debt, provided that no more than 50% of the aggregate amount of the remainder of such Waived Proceeds may be used to prepay, repurchase, redeem or otherwise extinguish Subordinated Debt.
          (g) All prepayments of principal of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan made by the Borrower pursuant to Section 3.4(d) shall be applied (i) to the nearest scheduled installments of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan as provided in Section 3.4(d), with such principal portion being paid together with accrued interest on such prepaid principal amount; and (ii) first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans, and within such Eurodollar Rate Loans, pro rata in order of the maturity of the Interest Periods of such Loans.
          Section 3.7    Commitment Fees.
          (a) The Borrower shall pay to the Agent for pro rata distribution to each Revolving Lender (based on its Revolving Loan
Pro Rata Share) a commitment fee (the "Revolving Loan Commitment Fee") for the period commencing on the Closing Date to the Revolver
Termination Date or the earlier termination of the Revolving Loan Commitments, computed at a rate equal to 1/2 of 1% per annum on the average daily unused portion of the aggregate Revolving Loan Commitments of the Revolving Lenders in effect at the time under this Agreement; provided, however, that solely for purposes of computing Commitment Fees, all outstanding Swing Line Loans, L/C Obligations and Florence L/C Obligations shall at all times be deemed to be an unused portion of the aggregate Revolving Loan Commitments.

          (b) The Borrower shall pay to the Agent for pro rata distribution to each Supplemental Revolving Lender (based on its Supplemental Revolving Loan Pro Rata Share) a commitment fee (the "Supplemental Revolving Loan Commitment Fee") for the period commencing on the Restatement Date to the Supplemental Revolver Termination Date or the earlier termination of the Supplemental Revolving Loan Commitments, computed at a rate equal to 1/2 of 1% per annum on the average daily unused portion of the aggregate Supplemental Revolving Loan Commitments of the Supplemental Revolving Lenders in effect at the time under this Agreement.

        (c)  Unless otherwise specified herein, accrued
Revolving
Loan Commitment Fees and Supplemental Revolving Loan Commitment Fees payable under Sections 3.7(a) and (b) shall be due and payable
(i) quarterly on the Quarterly Payment Dates of each year, (ii) on the Revolver Termination Date and Supplemental Revolver Termination
Date, and (iii) upon any reduction or termination in whole or in part of the Revolving Loan Commitments or Supplemental Revolving Loan Commitments. The Revolving Loan commitment Fees and Supplemental Revolving Loan Commitment Fees shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

          Section 3.8 Amendment Fee. On the Restatement Date the Borrower shall pay to the Agent for distribution to the Existing Lenders which execute this Agreement and return an acknowledgment letter to the Agent on or before 5:00 p.m. (New York time) on June 16, 1997 an amendment fee equal to 1/8 of 1% of such Existing Lender's aggregate outstanding Loans and unused Commitments (the "Amendment Fee"); provided, however, that the Amendment Fee shall be payable only in the event that this Agreement is executed by the Required Lenders, the Majority Revolving Lenders, the Majority Term Lenders, the Majority Additional Term Lenders, the Majority Supplemental Revolving Lenders and the Majority D Tranche Term Lenders (as such terms are defined in the Existing Credit Agreement).

          Section 3.9 Additional Fees. On the Restatement Date the Borrower shall pay to BT, without duplication as to any fees expressly set forth in this Agreement, the separately negotiated fees (the "Additional Fees") as required by the separate agreement between the Borrower and BT.

        Section 3.10   Agent's Administrative Fee.  The
Borrower
shall pay to the Agent for its own account a separately negotiated annual fee payable in arrears in equal semi-annual installments as required by the separate agreement between the Borrower and the
Agent (the "Agent's Administrative Fee").

          Section 3.11   Payments.

          (a)  All payments by the Borrower under this
Agreement or
under any Loan Document shall be made without setoff, counterclaim or other defense and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding or otherwise), levies, imposts, duties, assessments or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any franchise tax or tax imposed on or measured by the income of a Lender pursuant to the income tax laws of the United States of America or the jurisdictions where such Lender's principal or lending offices are located (collectively the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement. The Borrower shall indemnify and hold the Agent, the Facing Agent and the Lenders harmless against any and all such Taxes together with all interest or penalties owing in respect thereof. A certificate as to any additional amount payable to a Lender under this Section submitted to the Borrower and the Agent by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Lender such certificates, receipts and other documents as may be reasonably required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

          (b) All payments (including prepayments) to be made by the Borrower on account of principal or interest on any of its Obligations shall be made to the Agent at its Payment Office for the ratable account of the Revolving Lenders, the Supplemental Revolving Lenders, the Term Lenders, the Additional Lenders, the D Tranche Lenders, the E Tranche Lenders or for the Swing Line Lender or the Facing Agent, as the case may be, not later than 12:00 noon (New York City time) on the date when due, in each case in lawful money of the United States of America and in immediately available funds. Except as required under Sections 2.12(h) and
(i), 2.13, 2.16, 3.2(a), 3.12(a), 9.5 and 9.6 or as permitted under Section 3.6(f), all payments (including prepayments) received by the Agent on account of principal or interest on the Obligations or Letter of
Credit Fees, Revolving Loan Commitment Fees or Supplemental Revolving Loan Commitment Fees shall be deemed made, and shall be distributed by the Agent to the Revolving Lenders, the Supplemental
Revolving Lenders, the Term Lenders, the Additional Lenders, the D Tranche Lenders, the E Tranche Lenders, the Swing Line Lender or the Facing Agent, as the case may be, and with respect to any such payments to the Revolving Lenders, the Supplemental Revolving Lenders, the Term Lenders, the Additional Lenders, the D Tranche Lenders or the E Tranche Lenders, distributed by the Agent to the Revolving Lenders, the Supplemental Revolving Lenders, the Term Lenders, the Additional Lenders, the D Tranche Lenders and the E Tranche Lenders in accordance with their Revolving Loan Pro Rata Shares, Supplemental Revolving Loan Pro Rata Shares, Term Loan Pro Rata Shares, Additional Term Loan Pro Rata Shares, D Tranche Term Loan Pro Rata Shares and E Tranche Term Loan Pro Rata Shares, respectively, and, as among all Lenders (including the Swing Line Lender and the Facing Agent), be applied ratably according to the amount of principal, interest, Letter of Credit Fees, Revolving Loan Commitment Fees or Supplemental Revolving Loan Commitment Fees then due and owing to such Revolving Lenders, Supplemental Revolving Lenders, Term Lenders, Additional Lenders, D Tranche Lenders, E Tranche Lenders or the Swing Line Lender or the Facing Agent, at the time such payment is received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business
Day (provided, however, that if a payment in respect of a Eurodollar Rate Loan would otherwise be made on a day which is not a Business Day and after which no Business Day occurs in the same month, such payment shall be made on the next preceding Business Day), and, with respect to payments on principal and, to the extent permitted by law, interest thereon, interest thereon shall be payable at the then applicable rate during such extension. Payments received after noon (New York City time) on any date shall be deemed received on the next succeeding Business Day.

          (c) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), shall submit to the Borrower within 31 days after it becomes a Lender hereunder duly completed and signed copies of (i) Internal Revenue Service ("IRS") Form 1001 (relating to such Lender and entitling it to a complete exemption from United States withholding on all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) and, if necessary to prevent backup withholding, IRS Form W-8 (relating to the foreign status exemption from United States federal income tax backup withholding), (ii) IRS Form 4224 (relating to all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) and, if necessary to prevent backup withholding, IRS Form W-9 (certification of taxpayer identification number) or (iii) IRS Form W-8 (relating to the exemption from United States federal income tax withholding on payments of portfolio interest under Section 871(h) or Section 881(c) of the Code) together with a certificate substantially in the form of Exhibit 3.12(c) hereto. Thereafter and from time to time, each such Lender, to the extent legally entitled to do so, shall submit to the Borrower such additional duly completed and signed copies of the previously provided forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower from such Lender and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payment in respect of amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement. Upon the request of the Borrower, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person. If any Lender determines that it is unable to submit to the Borrower any form or certificate that such Lender is obligated to submit pursuant to this Section, or that such Lender is required to withdraw or cancel any such form or certificate previously submitted, such Lender shall promptly notify the Borrower of such fact. Any amount that would otherwise have been required to be paid by the Borrower in respect of United States withholding Taxes pursuant to this Section shall not be payable by the Borrower to any Lender that
(i) is neither (a)
entitled to submit the form or forms required by the first sentence of this Section 3.12(c) (or said successor forms) other than on account of a change in applicable law or regulations or in any treaty after the date hereof nor (b) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or
(ii) has failed to submit any form or certificate that it was required to file pursuant to this Section and entitled to file under applicable law.
                          ARTICLE IV
                REPRESENTATIONS AND WARRANTIES
          In order to induce the Agent, the Co-Agents and the Lenders to enter into this Agreement and the other Loan Documents and to make the Loans, and issue (or participate in) the Letters of
Credit as provided herein, the Borrower makes the following representations and warranties as of the Restatement Date and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and issuance of the Letters or Credit, with the occurrence of each Credit Event on or after the Restatement Date being deemed to constitute a representation and warranty that the matters specified in this Article IV are true and correct on and as of the Restatement Date and on and as of the date of each such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date, and provided further, that any representation or warranty made by the Borrower under the Original Credit Agreement, the First Restated Credit Agreement or the Existing Credit Agreement shall survive the execution and delivery of this Agreement, and the termination hereof:

          Section 4.1 Due Organization and Standing. The Borrower and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the ownership or leasing of its or their properties or the conduct of its or their business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, either individually or in the aggregate.

          Section 4.2 Power and Authority. The Borrower and each Subsidiary of the Borrower has all requisite corporate power and authority to own, operate and encumber its property and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Borrower and its Subsidiaries has all requisite power and authority (corporate and otherwise) (i) to execute, deliver and perform its obligations under each of the Basic Agreements to which it is a party, (ii) to assign and grant a security interest or mortgage in the Collateral and the Mortgaged
Property in the manner and for the purpose contemplated by the Security Agreements and the Mortgages, respectively, to which it is a party, and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Basic Agreement to which it is a party or bound thereby.

 Section 4.3    Subsidiaries.   Schedule 4.3 attached hereto is
a
complete and correct list of all Subsidiaries of the Borrower as of the Restatement Date. Except as set forth on Schedule 4.3, all of the issued and outstanding shares of capital stock of each such Subsidiary other than directors' qualifying shares, if any, are owned directly or indirectly by the Borrower as of the Restatement Date.  As of the Restatement Date, all
shares of
capital stock of each Subsidiary of the Borrower have been validly issued, are fully paid and non-assessable and all such shares owned directly or indirectly by the Borrower are owned free and clear of all Liens other than Permitted Liens. Except as set forth
on Schedule     4.3, as of the Restatement Date, no authorized
but
unissued or treasury shares of capital stock of any such Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 4.3, as of the Restatement Date, the Borrower has no Subsidiaries other than Wholly-Owned Subsidiaries.

          Section 4.4 No Violation of Agreements. The execution, delivery and performance by each of the Borrower and its
Subsidiaries of each of the Basic Agreements to which it is a party and all other agreements and instruments to be executed and delivered by the Borrower or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith, the assignment of, and the grant of a security interest or mortgage in, the Collateral or on the Mortgaged Property in the manner and for the purpose contemplated by the Security Agreements and the Mortgages, respectively, do not and will not (i) violate in any material respect any provisions of any law, statute, rule, regulation (including, without limitation, Regulations G, T, U or X of the Board), order, license, permit, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries, (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the certificate of incorporation or by laws, or other organizational documents, as the case may be, of either the Borrower or any of its Subsidiaries or any indenture or loan or credit agreement, or any other material agreement or instrument, to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties are bound or affected, or any governmental permit, license or order, (iii) result in or require the creation or imposition of any Lien (except for Permitted Liens) of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person which have not been obtained on or prior to the Restatement Date, except for such approvals and consents referred to on Schedule 4.4 hereto. Neither the Borrower nor any Subsidiary of the Borrower is in default under or in violation of any such law, statute, rule, regulation, judgment, decree, license, order or permit described above or any indenture, mortgage, deed of trust, agreement or other instrument described above or under its charter or by-laws, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

          Section 4.5    Due Authorization, etc.  The
execution, delivery and performance (or filing, as the case may be) of each of the Basic Agreements, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Borrower or its applicable Subsidiaries party to such Basic Agreements and no other corporate proceedings on the part of the Borrower or its applicable Subsidiaries are necessary to authorize any of the Basic Agreements. Each of the Basic Agreements to which it is a party and each other agreement or instrument executed and delivered by the Borrower or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered (or filed, as the case may be) by the Borrower or such Subsidiary and constitutes or will constitute a legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles). Each of the Basic Agreements is in full force and effect and the Borrower and the other parties thereto (other than the Lenders) have performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no default by the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, any of the other parties thereto (other than the Lenders), exists thereunder. From and after the Closing Date, the Security Agreements will give the Agent for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, assuming proper filings and recordations are made, a valid and perfected first priority lien (which priority is subject only to prior Liens permitted by such agreements) upon and security interest in the Collateral, and each of the Mortgages will give the Agent for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, assuming proper filings and recordations are made, a valid and first priority lien (which priority is subject only to prior Liens permitted by the respective Mortgages) upon and security interest in the respective Mortgaged Property, subject to Permitted Liens.
        Section 4.6 Indebtedness for Money Borrowed. Attached hereto as Schedule 4.6 is a complete and correct list of all Indebtedness for Money Borrowed, exclusive of intercompany Indebtedness for Money Borrowed owing between and among the Borrower and its Wholly-Owned Subsidiaries, of the Borrower and each Subsidiary of the Borrower outstanding as of the Restatement Date, showing the aggregate principal amount which will be outstanding on the Restatement Date after giving effect to the Related Transactions and the making of the Loans hereunder. The Borrower has delivered or caused to be delivered to the Agent a true and complete copy of the form of each instrument evidencing Indebtedness for Money Borrowed listed on Schedule 4.6 and of each instrument pursuant to which such Indebtedness for Money Borrowed was issued. All Indebtedness of the Borrower to the Agent or the Lenders under any Basic Agreement constitutes Senior Indebtedness. No Indebtedness of the Borrower to any party is senior in priority of payment to the Obligations.

          Section 4.7 Fiscal Quarters and Year. The fiscal quarters (the "Fiscal Quarters") of the Borrower and its Subsidiaries begin on the first day of January, April, July and October and end on the last day of March, June, September and December, respectively, of each year. The fiscal year (the "Fiscal Year") of the Borrower and each of its Subsidiaries commences on January 1 and ends on December 31 of each calendar year.
          Section 4.8 Title to and Conditions of Properties. Except as disclosed on Schedule 4.8 hereto, as of the Restatement Date, the Borrower or one of its Subsidiaries has valid, legal and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property reflected on the Balance Sheet or acquired after the date of the Balance Sheet except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, in each case (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. As of the Restatement Date, substantially all items of real and material personal property owned by, leased to or used by the Borrower and/or each Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used.
       Section 4.9 Litigation, Proceedings, Licenses, Permits. There is no action, suit or proceeding, or any governmental investigation or any arbitration pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) which asserts the invalidity, or seeks to enjoin, or otherwise materially interferes with, the performance or consummation, of any Basic Agreement, or (ii) which is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (A) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (B) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would have a Material Adverse Effect. The Borrower and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct their respective businesses in accordance with applicable laws, rules and regulations and to own or lease and operate their respective properties, except where the failure to be so would not have a Material Adverse Effect.
          Section 4.10 Governmental Consents, etc. Except to the extent not required to be obtained prior to the Restatement Date (or, with respect to any future date, required to be obtained as of such date), and except as disclosed on Schedule
4.10 hereto, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by the Borrower and its Subsidiaries of any Basic Agreement or the assignment of, and the grant of a security interest in or mortgage on the Collateral or the Mortgaged Property, in the manner and for the purposes contemplated by the Security Agreements or the Mortgages, respectively, and all of such consents shall have been obtained prior to, and shall remain in full force and effect on, and any requirements described on Schedule 4.10 shall have been met on or prior to, the Restatement Date.

          Section 4.11   Financial Statements.

          (a) The Borrower has heretofore caused to be delivered to each Lender complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1993, 1994, 1995 and 1996, and the audited consolidated statements of income and consolidated statements of cash flows for such years then ended, certified by Price Waterhouse, whose report thereon is incorporated by reference therein, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997 (such unaudited consolidated balance sheet and notes thereto as of March 31, 1997 being herein referred to as the "Balance Sheet"), together with unaudited consolidated statements of income and consolidated statements of cash flows for the three months ended March 31, 1997. As of the Restatement Date, such consolidated balance sheets and the notes thereto fairly present the assets, liabilities and financial condition of the Borrower and its Subsidiaries as at the respective dates thereof, and such consolidated statements of income and consolidated statements of cash flows and the notes thereto fairly present the results of operations of the Borrower and its Subsidiaries for the respective periods therein referred to, all in accordance with generally accepted accounting principles consistently applied throughout the respective periods involved and the prior periods, except as stated therein or in the notes thereto.

          (b) The Borrower has furnished to the Agent the pro forma consolidated balance sheet (the "Pro Forma") of the Borrower and its Subsidiaries dated as of May 28, 1997 and attached hereto as Exhibit 4.11(b). As of May 28, 1997, the Pro Forma is complete and accurate in all material respects and fairly presents the Borrower's assets, liabilities and financial condition, on a consolidated basis, taking into account the transactions contemplated by the Basic Agreements, the Related Transactions and the making of the Loans hereunder based on the assumptions set forth in the notes to the Pro Forma.

          (c) The Borrower has furnished to the Agent initial Forecasts for the Borrower dated May 28, 1997 and attached hereto as Exhibit 4.11(c). For purposes of this Agreement, "Forecasts" shall mean forecasted balance sheets for the forthcoming five (5) years, year-by-year; forecasted cash flow statements (including proposed Capital Expenditures) for the forthcoming five (5) years, year-by-year; forecasted profit and loss statements for the forthcoming five (5) years, year-by-year, and for the forthcoming Fiscal Year, quarter-by-quarter, together with appropriate supporting details consistent with
Exhibit 4.11(c). The initial Forecasts have been prepared by the Borrower on the basis of the assumptions set forth therein and represent, as of the Restatement Date, the good faith estimate of the Borrower regarding the course of the Borrower's business for the periods covered thereby. The Borrower believes in good faith on the Restatement Date that the assumptions set forth in the initial Forecasts are reasonable.

          (d) Except as set forth on Schedule 4.11(d) hereto, neither the Borrower nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, or any material unsatisfied judgments or any leases for a period in excess of five (5) years which either individually or in the aggregate are material (herein called "Material Liabilities"), except (a) Material Liabilities which are fully reflected or reserved against on (i) the Pro Forma, with respect to the period from the Restatement Date until the delivery of the Most Recent Balance Sheet in Fiscal Year 1997 for the Second Fiscal Quarter and (ii) the Most Recent Balance Sheet, with respect to all periods thereafter, and (b) Material Liabilities incurred subsequent to the date of the Pro Forma or the Most Recent Balance Sheet, as the case may be, in the ordinary course of business consistent with past practice. The reserves, if any, reflected on the Pro Forma or the Most Recent Balance Sheet, as the case may be, for all Material Liabilities referred to in clause (a) above are appropriate and reasonable as of the date of the Pro Forma or Most Recent Balance Sheet, as the case may be.

          Section 4.12 No Material Adverse Change. Except for the transactions specifically contemplated by the Basic Agreements or reflected on the Pro Forma and matters disclosed in the public filings identified on Schedule 4.12 hereto, since December 31, 1994 there has been no material adverse change in the condition (financial or otherwise), business, assets, liabilities, prospects or results of operations of the Borrower and its Subsidiaries taken as a whole.

          Section 4.13 Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all tax returns which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower or such Subsidiary, as the case may be); and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided).
          Section 4.14 Patents, etc. The Borrower and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, knowhow and processes used in or necessary for the conduct of their businesses except where the failure to own or have the right to use will not have a Material Adverse Effect. To the best of Borrower's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technolo gy, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrower or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect. The consummation of the transactions contemplated by the Basic Agreements will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits, governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Borrower or any of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.
          Section 4.15   ERISA.
          (a) With respect to the Borrower and its Subsidiaries (other than Stone-Canada and its Subsidiaries except to the extent that a Plan of Stone-Canada or any Subsidiary of Stone-Canada is subject to ERISA):
          (i) No termination since September 2, 1974 of any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate has resulted in any material liability of the Borrower or any of its Subsidiaries. All Plans of the Borrower or any of its Subsidiaries have been operated and administered in a manner so as not to result in any material liability for failure to comply with ERISA, and if intended to
     qualify under Section 401(a) or 403(a) of the Code, in a manner so as not to result in any material liability for failure to comply with the applicable provisions thereof. Neither the Borrower nor any of its Subsidiaries or any
ERISA
     Affiliate has engaged in any transaction in connection with which any such entity could be subjected to either a material
     civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code. Full payment has been made on a timely basis of all amounts which the Borrower or any of its Subsidiaries or any ERISA
Affiliate
   is required under the terms of each Plan to have paid as a contribution to such Plan. None of the Plans which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section
     412 of the Code has an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the
     Code), whether or not waived. Neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has any contingent liability under Section
     4069 of ERISA. No material liability to the PBGC has been or is expected by the Borrower to be incurred with respect to any
     Plan by the Borrower or any of its Subsidiaries or any ERISA Affiliate; and there has been no Reportable Event, and no event or condition, which presents a material risk of termination of any such Plan by the PBGC which would result in
     material liability of the Borrower or any of its Subsidiaries or any ERISA Affiliate. No material liability has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA
     Affiliate resulting from any withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a plan in which it was a substantial employer (within the meaning of Section 4001 (a)(2) of
ERISA).
     Assuming that no portion of the Loan proceeds to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan (within the meaning of Section 3(3) of ERISA) or plan (within the meaning of
Section
     4975(e) of the Code), the execution, performance and delivery of the Basic Agreements by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available. The aggregate fair market value of the assets of the Plans exceeds the aggregate present value
   of accrued benefits under such Plans and, with respect to any
   Plan the fair market value of the assets of which does not exceed the present value of accrued benefits thereunder (an "Underfunded Plan"), the amount by which the present value of
   accrued benefits under each Underfunded Plan exceeds the fair market value of the assets of such Underfunded Plan is not material to the Borrower and its Subsidiaries taken as a whole.

         (ii) No material liability has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Multiemployer Plan except
 for future contributions to any Multiemployer Plan pursuant to the terms of any applicable collective bargaining agreement. Full payment has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of any Multiemployer Plan to have paid as a contribution to such Multiemployer Plan as of the last day of the most recent fiscal year of such Multiemployer Plan, except for any contribution which might be required and is unpaid because of
    mathematical error in the calculation of such amount.

        (iii)  No liability which would have a Material
Adverse
     Effect has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA Affiliate for failure to comply with the health coverage continuation requirements enacted under the Consolidated Omnibus
     Budget Reconciliation Act of 1986.

          (b)  With respect to Stone-Canada and its
Subsidiaries, except as set forth on Schedule 4.15, there are no unfunded liabilities arising out of any pension plan or under any benefit plan to which Stone-Canada or any Subsidiary of Stone-Canada is a party or by which either is bound and all employer contributions required thereunder to date have been made.
       Section 4.16 Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.
          Section 4.17 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary of the Borrower is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any Margin Stock, within the meaning of Regulation G, U or X of the Board. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

          Section 4.18 Transaction Documents. The Borrower has delivered to the Agent true, complete and correct copies of the Transaction Documents (including all schedules, exhibits, annexes, amendments and all other documents delivered pursuant thereto or in connection therewith). The Transaction Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Required Lenders. Neither the Borrower nor any other party thereto is in default in the performance or compliance with any provisions thereof. The Transaction Documents are in material compliance with all applicable laws and the transactions effected thereunder were consummated in accordance with applicable laws and regulations.
          Section 4.19 Solvency of the Borrower. As of the Restatement Date, no obligation shall have been incurred by the Borrower or any Subsidiary of the Borrower with intent to hinder, delay, disturb or defraud creditors of the Borrower or any Subsidiary of the Borrower and the Borrower and each of its Subsidiaries (i) shall not be "insolvent" (within the meaning of Section 101(29) of The Bankruptcy Code of 1978, as amended, Section
2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) and will not become "insolvent" (after giving effect to the financing contemplated hereby or any application of the proceeds of the Loans or the proceeds from the Transaction Documents) as a result of the incurrence of any such obligations; (ii) shall not be engaged in any business or transaction with unreasonably small capital (after giving effect to the financing contemplated hereby); and (iii) shall be able to perform its contingent obligations and other commitments as they mature in the normal course of business.
          Section 4.20 Certain Fees. Other than as set forth in the Transaction Documents or in the documentation relating to the public debt financing contemplated thereby, no broker's or finder's fees or commissions were paid or will be payable by the Borrower or any Subsidiary of the Borrower with respect to the transactions contemplated by the Basic Agreements. No similar fees or commissions were paid or will be payable by the Borrower or any Subsidiary of the Borrower for any other services rendered to the Borrower or any Subsidiary of the Borrower in connection with the transactions contemplated hereby. The Borrower covenants that it will indemnify the Agent, the Co-Agents and each Lender against and hold the Agent, the Co-Agents and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any such issuance or offer, issue and sale, or the transactions contemplated hereby. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the discharge of the Borrower's obligations hereunder and under the Obligations.

          Section 4.21 Environmental Matters. Except as disclosed on Schedule 4.21, (i) the operations of and the real property associated with the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to so comply could not be expected to have a Material Adverse Effect; (ii) the Borrower and each of its Subsidiaries has obtained and maintains all material environmental, health and safety permits, certificates, licenses, approvals and authorizations necessary for their respective operations under all applicable Environmental Laws (collectively, "Environmental Permits"), and all such Environmental Permits are in good standing and the Borrower and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits; (iii) neither the Borrower nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) are subject to: (A) any written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material noncompliance with Environmental Laws or Environmental Permits, (B) any pending or, to the knowledge of the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which, if determined adversely to the Borrower or any of its Subsidiaries, could have a Material Adverse Effect, or (C) any liabilities, obligations or costs arising from any Remedial Action or any Release or threatened Release of a Contaminant into the environment regardless of whether the Release or threatened Release is occurring on the Borrower's or any Subsidiaries present or past properties or at any other location, in each case where such Remedial Action, Release or threatened Release would have a Material Adverse Effect; and (iv) except as disclosed on
Schedule 4.21 hereto, as of the Restatement Date, neither the Borrower nor any of its Subsidiaries has received any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person for an amount in excess of $500,000 as a result of the Release or threatened Release of a Contaminant into the environment.
          Section 4.22 Disclosure. No statement, fact, representation or warranty of the Borrower or its Subsidiaries contained in the Basic Agreements, the Note Prospectus or any other document furnished to the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by the Basic Agreements contains any untrue statement of a material fact nor do such documents taken as a whole omit to state a material fact necessary in order to make the statements contained herein or therein, as the case may be, not misleading when made. The pro forma forecasts, projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such pro forma forecasts and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such pro forma forecasts and projections will differ from the forecasted or projected results. As of the Restatement Date there is no fact known to the Borrower (other than matters of a general economic nature not peculiar to the Borrower, or its Subsidiaries) which materially and adversely affects the condition (financial or otherwise), properties, business, prospects or operations of the Borrower and its Subsidiaries taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

        Section 4.23   Survival of Warranties; Covenant
Regarding
Disclosure. All representations and warranties contained in the Original Credit Agreement, the First Restated Credit Agreement, the
Existing Credit Agreement, this Agreement and the other Basic Agreements shall survive the execution and delivery of this Agreement and such other Basic Agreements, as the case may be, and the termination hereof and thereof. The Borrower may from time to time propose in writing to the Agent and Lenders modifications or supplements to the disclosures contained herein or the disclosure schedules attached to this Agreement in order to maintain the accuracy thereof; provided, however, that any modifications or supplements to the disclosures contained in this Agreement or the disclosure schedules attached to this Agreement and provided by the
Borrower after the Restatement Date shall not be deemed a part of this Agreement until accepted in writing by the Required Lenders, provided that a Lender shall be deemed to have accepted any such proposed modification or supplement if such Lender fails to give written notice of the rejection thereof within 30 days after receipt from the Borrower of such proposed modification or supplement expressly requesting
acceptance thereof under this Section   4.23.
                           ARTICLE V
                           COVENANTS
          Section 5.1    Affirmative Covenants of the
Borrower. The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder or under any other Loan Document, whether or not matured, are paid in full and all Commitments have terminated, the Borrower will, unless first having procured the written consent of the Required Lenders:
          5.1.1 Financial Data. Furnish to the Agent and each Lender:
          (a)  Within five (5) Business Days after an
     Executive Officer of the Borrower shall have obtained knowledge of the occurrence of an Event of Default and/or an Unmatured Event of
     Default, the written statement of the chief executive officer, chief operating officer, chief financial officer or treasurer of the Borrower setting forth the details of each such Event of Default or Unmatured Event of Default which has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.

          (b) Within forty-five (45) days (or in the case of the financial statements referenced in Sections 5.1.1(b)(ii), sixty (60) days) after the end of each Fiscal Quarter
(except
      the last Fiscal Quarter) of each Fiscal Year of the Borrower,
     (i) unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and a consolidated
   statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of the Borrower by the chief executive officer, chief financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, (ii) unaudited financial statements consisting of a consolidated balance sheet of the
Borrower and
     its Subsidiaries as at the end of such quarter and a consolidated statement of income and a consolidated statement
    of cash flows of the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of the Borrower by the chief executive officer, chief operating officer, chief
     financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied
     (except that in such statements S-CC shall be accounted for utilizing the equity method) and (iii) a schedule setting forth the computation of Excess Cash Flow for the Fiscal Quarter then ended (an "Excess Cash Flow Schedule"). The financial statements delivered pursuant to Section
5.1.1(b)(i)
     shall be accompanied by a certificate from such officer addressed to the Lenders substantially in the form of
Exhibit
     5.1.1, to the extent applicable, stating that no Event of Default and no Unmatured Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his certificate, or if such an Event of
Default
     or Unmatured Event of Default has come to his attention and was continuing at the end of such quarter or on the date of his certificate, indicating the nature of such Event of Default or Unmatured Event of Default and the action which the
     Borrower proposes to take with respect thereto. Such certificate shall also detail the amount of any
Discretionary
     Funds originating during such Fiscal Quarter, any utilization of Discretionary Funds during such Fiscal Quarter, the amount
     of the Discretionary Funds Basket and the Dividend Basket as of the end of such Fiscal Quarter, the amount of any Debt Basket Proceeds and Excess Excluded Sales Proceeds remaining in the Discretionary Funds Basket after any utilization thereof and any utilization of the Dividend Basket for Investments, Acquisitions or Capital Expenditures during such
  Fiscal Quarter and shall set forth detailed computations as to the Borrower's compliance with the covenants set forth in Sections 5.2.1 (with respect to clause (o) of the definition of Permitted Liens), 5.2.2, 5.2.3, 5.2.5, 5.2.7, 5.2.9, 5.2.11, 5.2.12, 5.2.15, 5.3.1 and 5.3.2 and detailed computations showing whether an adjustment of Borrowing Margins pursuant to Section 2.9 is required. To the extent that the accounting principles utilized in the preparation of any financial statements delivered by the Borrower pursuant to
     Section 5.1.1(b) or (c) are at variance with the Agreement Accounting Principles (other than accounting for S-CC utilizing the equity method for purposes of the financial statements delivered pursuant to Sections 5.1.1(b)(ii) and 5.1.1(c)(ii)), such financial statements shall be accompanied
    by a statement detailing the nature of such variance. In addition to the consolidated financial statements delivered pursuant to Section 5.1.1 (b)(i), the Borrower will provide, as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year of Stone-Canada, unaudited financial statements consisting of a balance sheet and statement of stockholders' equity of Stone-Canada as at the end of such quarter and a statement of income and cash flows of Stone-Canada for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail
and
     certified (subject to normal year-end audit adjustments) on behalf of Stone-Canada by the chief executive officer, chief operating officer, chief financial officer or treasurer of Stone-Canada as having been prepared in accordance with generally accepted accounting principles consistently applied.

          (c) Within ninety (90) days after the end of each Fiscal
   Year of the Borrower, (i) financial statements consisting of a consolidated balance sheet and statement of stockholders' equity of the Borrower and its Subsidiaries as at the end of such fiscal year and a consolidated statement of income and
a
     consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification as to scope of audit by independent public accountants of ecognized national
     standing and reputation selected by the Borrower, (ii) unaudited financial statements, consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and certified on behalf of the Borrower by the chief executive officer, chief financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (except that in such statements S-CC shall be accounted for utilizing the equity method) and
(iii)
     an Excess Cash Flow Schedule setting forth the computation of Excess Cash Flow for the last Fiscal Quarter in the Fiscal Year then ended. The financial statements delivered pursuant
     to Section 5.1.1(c)(i) shall be accompanied by a certificate from the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer
* of the Borrower to the Lenders substantially in the form of
     Exhibit 5.1.1, to the extent applicable, (x) stating that no Event of Default and no Unmatured Event of Default has come to
     his attention which was continuing at the end of such fiscal year or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention which was so continuing, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to
     take with respect thereto, (y) setting forth detailed computations showing whether an adjustment of Borrowing Margins pursuant to Section 2.9(a) is required, and (z) setting forth computations as to the Borrower's compliance for
   the preceding fiscal year with the covenants set forth in Sections 5.2.1 (with respect to clause (o) of the definition of Permitted Liens), 5.2.2, 5.2.3, 5.2.5, 5.2.7, 5.2.9, 5.2.11, 5.2.12, 5.2.15, 5.3.1 and 5.3.2.
     Such certificate shall also detail the amount of any Discretionary Funds originating during the final Fiscal Quarter of the preceding Fiscal Year, any utilization of Discretionary Funds during such Fiscal Quarter, the amount of the Discretionary Funds Basket and the Dividend Basket as of the end of such Fiscal Quarter, the amount of any Debt Basket Proceeds and Excess Excluded Sale Proceeds remaining in the Discretionary Funds Basket after any utilization thereof and any utilization of the Dividend Basket for Investments, Acquisitions or Capital Expenditures during such Fiscal Quarter. In addition to the consolidated financial statements delivered pursuant to Section 5.1.1(c)(i), the Borrower will provide, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of StoneCanada, audited financial statements (to the extent available, and, if
     unavailable, then unaudited financial statements) consisting of a balance sheet and statement of stockholders' equity of Stone-Canada as at the end of such fiscal year and a statement
   of income and cash flows of Stone-Canada for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, certified (i) in the case of audited financial statements, without qualification as to scope of audit by independent public accountants of recognized
   national standing and reputation elected by Stone-Canada;
and
    (ii) in the case of unaudited financials, by the chief executive officer, chief operating officer, chief financial officer or treasurer of Stone-Canada as having been prepared in accordance with generally accepted accounting principles consistently applied.


          (d) Within ninety (90) days after the end of each fiscal
     year of the Borrower, projections for the Borrower and its Subsidiaries (except for S-CC, which shall be accounted for utilizing the equity method) for the next five Fiscal Years (on a quarter-by-quarter basis for the next succeeding fiscal
   year and on a year-by-year basis for the duration of such five year period), except with respect to the first projections to be delivered in 1995, which shall be for the next six
Fiscal Years, consisting of forecasted consolidated balance sheets, statements of income and statements of cash flow, together with appropriate supporting details and a statement of underlying assumptions, all in substantially the form of
Exhibit 4.11(c) hereto; provided, however, that in no event shall the Borrower be required to deliver projections covering any period subsequent to the last day of the calendar year following the year during which the later of (i) the D
Tranche
     Term Loan Maturity Date is scheduled to occur and (ii) the E Tranche Term Loan Maturity Date is scheduled to occur.

   (e) Within ninety (90) days after the end of each Fiscal Year of the Borrower, a year to year variance analysis which
    sets forth a reasonably detailed reconciliation of the actual consolidated (except for S-CC, which shall be accounted for utilizing the equity method) financial results of the Borrower for such year and the projections of results for such year previously delivered by the Borrower pursuant to Section 5.1.1(d).

          (f) Promptly upon any Executive Officer of the orrower obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting the Borrower or any Subsidiary of the Borrower or any of its or their respective properties before any court, governmental agency or regulatory authority (Federal, provincial, state or local) which is reasonably likely to have a Material Adverse Effect.

          (g) Promptly upon their distribution, copies of financial statements, reports, notices and proxy statements sent by the Borrower or any publicly-held Subsidiary of the Borrower to their respective security holders generally (in their capacity as security holders only) and all regular and periodic reports and final registration statements or other official statements (and all amendments or supplements thereto) required to be filed by the Borrower or any publicly-held Subsidiary of the Borrower with the Securities and Exchange Commission, any competent securities regulatory authority in Canada or with any national securities exchange on which any of its securities are listed with respect to its securities outstanding or to be outstanding and copies of all press releases and other statements made available generally by the Borrower or any publicly-held Subsidiary of the
   Borrower to the public concerning material developments in the business of the Borrower or any publicly-held Subsidiary of the Borrower.

          (h) Promptly upon their distribution or receipt, as applicable, copies of all information delivered to the lenders extending the German Financing and copies of all notices given or received by the Borrower or any of its Subsidiaries with
   respect to noncompliance with any term or condition related to the German Financing, and, within five (5) Business Days after obtaining knowledge of any potential or actual event of default with respect to the German Financing, the written statement of a Responsible Officer of the Borrower setting forth the details of each such event of default and the action which the Borrower or any of its Subsidiaries proposes to take with respect thereto.

          (i)  Such other information respecting the
   properties, business affairs, financial condition and/or operations of the
     Borrower or any Subsidiary of the Borrower as any Lender through the Agent may from time to time reasonably (with respect to frequency as well as scope) request.

5.1.2 Discharge of Taxes, etc. Pay and cause each of its Subsidiaries to pay (i) all taxes, assessments and governmental charges or levies imposed upon it or any of them or upon its or any of their income, profits or property prior to the date on which penalties attach thereto, and
(ii)
 all claims for labor, material
or supplies which, if unpaid, might become a Lien upon the property of the Borrower or any Subsidiary prior to the time they are overdue and may become a Lien upon any such property, except to the extent that the aggregate of all such taxes, assessments, governmental charges, levies, penalties and claims referred to in (i) and (ii) above not so paid, does not exceed $25 million at any time outstanding for the Borrower and its Subsidiaries taken as a whole; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any such tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings and so long as the Borrower or such Subsidiary, as the case may be,
shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) reasonably deemed by it to be adequate with respect thereto.

           5.1.3     Corporate Existence; Business.

        (a) Except for the Mergers, except as otherwise permitted by Section 5.2.8 and except that any Subsidiary may be liquidated, dissolved, wound up, merged or amalgamated (other than Seminole Kraft with respect to any merger, unless, in the case of Seminole Kraft, such merger is permitted by
Section 5.2.8) where such liquidation, dissolution, merger, winding-up or amalgamation will not have a Material Adverse Effect, (i) preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights and franchises and (ii) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation authorized to do business in each other jurisdiction in which the failure to so qualify or remain qualified would have a Material Adverse Effect.

       (b) Maintain and operate, and cause each of its Subsidiaries to maintain and operate, its business in substantially the manner in which it is currently conducted and operated.

          5.1.4 Compliance With Laws. Comply, and cause each of its Subsidiaries to comply, with all laws, rules, regulations and governmental orders (foreign, federal, provincial, state and local) having applicability to any of them or to the business or businesses at any time conducted by any of them, where the failure to so comply would have a Material Adverse Effect.
          5.1.5 Performance of Basic Agreements. Duly and punctually pay and perform its obligations and cause each of its Subsidiaries to pay and perform its obligations under the Basic Agreements in all material respects in accordance with the terms thereof and without breach of the terms of each thereof.
          5.1.6 Inspection of Books and Properties. (a) Permit, and cause each of its Subsidiaries to permit,
any Lender or its respective representatives (including without limitation any accounting and/or financial advisor or other similar professional retained by or on behalf of the Agent pursuant to
Section 9.5), at any reasonable time during regular business hours, and from time to time upon reasonable written notice of such Lender to the Borrower, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of the Borrower (which consent shall not be required if an Event of Default has occurred and is continuing), their respective independent public accountants, in all cases acting reasonably both as to frequency and as to scope.

         (b) The Agent and each Lender agree that all materials and information (other than publicly available material and information) obtained by or provided to the Agent or such Lender pursuant to the foregoing provisions of this Section which are identified or designated by the Borrower in writing as confidential and which was not previously in the possession of or known to the recipient thereof on a non-confidential basis shall be held in confidence and that the Agent or such Lender, as the case may be, will use its best efforts not to disclose any such information unless the same has previously been made public, provided that nothing in this Agreement shall prohibit the Agent or such Lender, as the case may be, from, or subject the Agent or such Lender to liability for, disclosing any of such information (i) pursuant to any order, writ, judgment, decree, injunction or ruling of any governmental body (including any bank regulators) to whose jurisdiction the Agent or such Lender may be subject, (ii) pursuant to any applicable requirement of law or regulation, (iii) to the auditors, attorneys and other advisors of the Agent or such Lender to the extent required in connection with their services to the Agent or such Lender with respect to this Agreement, (iv) to the extent necessary in the enforcement of rights hereunder or under the Basic Agreements during the continuance of an Unmatured Event of Default or Event of Default, (v) to actual or prospective Assignees or participants as permitted by Section 9.12(g) or to any Lender hereunder.

          5.1.7 Maintenance of Books and Records. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, proper books of record and account, in which complete and accurate entries are made reflecting its and their business and financial transactions.
          5.1.8     ERISA.
          (a) Other than with respect to Stone-Canada and its Subsidiaries (except to the extent that a Plan of Stone-
Canada or any Subsidiary of Stone-Canada is subject to ERISA), (i) within ten
(10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that a Reportable Event has occurred with respect to any Plan or Multiemployer Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or any ERISA Affiliate to deliver to the Agent in sufficient quantity for distribution to each Lender a certificate of a Responsible Officer of the Borrower or such Subsidiary or any ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event; provided, however, that with respect to any Reportable Event described in ERISA Section 4043(b)(3) this clause (i) shall not apply if the PBGC has waived the requirement that notice of the Reportable Event be given to the
PBGC and if this clause (i) shall apply to any Reportable Event described in ERISA Section 4043(b)(3) then the ten (10)-day period of time referred to above shall be extended to thirty days;
(ii) upon the request of the Agent or any Lender made from time to time and promptly confirmed in writing, deliver to the Agent in sufficient quantity for distribution to each Lender a copy of the most recent available actuarial report and annual report completed with respect to any Plan; (iii) within ten (10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that any of the following have occurred with respect to any Plan: (A) any such
Plan has been terminated, (B) the Plan Sponsor initiates any action to terminate any such Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent and each Lender a written notice thereof; (iv) within ten (10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan or a withdrawal from a Plan in which any such entity was a substantial employer within the meaning of Section 4001(a)(2) of ERISA (or a deemed withdrawal within the meaning of Section 4062(e) of ERISA with respect to an Underfunded Plan) deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent in sufficient quantity for distribution to each Lender a written notice thereof; and (v) within ten (10) days after it or any of its
Subsidiaries or any ERISA Affiliate knows that a prohibited transaction (within the meaning of Section 406 of ERISA) with respect to any Employee Benefit Plan has occurred and knows such transaction will result in a material liability to such entity under Section 4975 of the Code or otherwise, if such transaction is not corrected, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent in sufficient quantity for distribution to each Lender a certificate of an Executive Officer of the Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such prohibited transaction and such entity's proposed response thereto. For purposes of this Section, the Borrower, any of its Subsidiaries and any ERISA Affiliate shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such entity is the Plan Sponsor;
provided, however, that with respect to any Multiemployer Plan, the
Borrower, any of its Subsidiaries and any ERISA Affiliate shall not be deemed to have any knowledge other than the actual knowledge of their respective officers.
          (b)  With respect to Stone-Canada and its
Subsidiaries, except for Europa Carton, A.G., within ten (10) days after the Borrower or any of its Subsidiaries knows that Stone-Canada or any of its Subsidiaries has unfunded liabilities which exceed the liabilities set forth on Schedule
4.15 arising out of any pension plan to which Stone-Canada or any of its Subsidiaries is a party or by which either is bound, deliver to the Agent in sufficient quantity for distribution to each Lender a certificate of a Responsible Officer of the Borrower or such Subsidiary disclosing such unfunded liabilities.

          5.1.9 Insurance. Maintain, and cause each of its Subsidiaries to maintain, such insurance, to such extent and against such hazards and liabilities, as is customarily maintained by Persons similarly situated to the extent that such insurance is available at commercially reasonable rates, and furnish to the Agent in sufficient quantity for distribution to each Lender, upon written request, information as to the insurance carried by the Borrower or any Subsidiary of the Borrower. The provisions of this
Section 5.1.9 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the other Loan Documents that require the maintenance of insurance with respect to the Collateral and Mortgaged Property.

          5.1.10 Maintenance of Properties. Except as to equipment no longer used or useful to the business of the Borrower and its Subsidiaries, keep and maintain all material properties, equipment and other assets (and shall cause its Subsidiaries to keep and maintain their respective material properties, equipment and other assets) in good repair, working order and condition (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals and repairs thereto so that the value thereof and the operating efficiency of the Borrower and its Subsidiaries shall at all times be maintained and preserved in a manner consistent with past practices of the Borrowers' and its Subsidiaries' business. With respect to all items of leased equipment, the Borrower shall, and shall cause its Subsidiaries to, keep, maintain, repair, replace and operate such leased properties, equipment and other assets in accordance with the terms of the applicable lease, in either case, to the extent failure to do so would result in a Material Adverse Effect.

          5.1.11 Use of Proceeds. (i) Use the proceeds of the Term Loan, Revolving Loans, Letters of Credit and Swing Line Loans (A) to provide all or a portion of the funds necessary to repay in full all of the indebtedness outstanding under the U.S. Credit Agreement on the Closing Date, (B) to make loans and/or capital contributions on the Closing Date to Stone-Canada, which will, on the Closing Date, repay all of the indebtedness outstanding under the Canadian Credit Agreements,
(C) to repay in whole or in part the indebtedness outstanding under the Stone Savannah Credit Agreement and to fund the Stone Savannah Transactions, (D) in the case of Letters of Credit, for general corporate purposes and (E) for ongoing working capital and general corporate purposes; (ii) use the proceeds of the Additional Term Loan to (A) voluntarily repurchase, prepay, redeem or otherwise extinguish Indebtedness of the Borrower consisting of (1) all or any portion of the 8-7/8% Notes (including the payment of principal and interest thereon), (2) all or any portion of the 12-1/8% Subordinated Debentures
(including the payment of principal and interest thereon) and/or (3) Senior Indebtedness (including the payment of principal, premium, whether or not stated, if any, and interest thereon), (B) pay certain fees and expenses incurred in connection with the execution and delivery of the First Restated Credit Agreement and/or (C) repay outstanding Revolving Loans under the Original Credit Agreement; (iii) use the proceeds of the D Tranche Term Loan from time to time to, directly or indirectly, (A) repurchase, repay, redeem or otherwise extinguish any senior or subordinated Indebtedness for Money Borrowed of the Borrower (other than the Obligations) (it being understood that, to the extent of such proceeds, any such repurchase, repayment, redemption or other extinguishment occurring on or after the Second Restatement Date shall be deemed made directly or indirectly out of such proceeds, with the Borrower having no duty or obligation to escrow or segregate such proceeds until such time as they are directly or indirectly applied), (B) pay certain fees and expenses incurred in connection with the execution and delivery of the Existing Credit Agreement and/or (C) repay outstanding Revolving Loans under the First Restated Credit Agreement; (iv) use the proceeds of the Supplemental Revolving Loans for ongoing working capital and general corporate purposes; (v) use the proceeds of the E Tranche Term Loan (A) to repay outstanding Revolving Loans and Supplemental
Revolving Loans under the Existing Credit Agreement, (B) to pay certain fees and expenses incurred in connection with the execution and delivery of this Agreement and (C) after the outstanding Revolving Loans and Supplemental Revolving Loans under the Existing
Credit Agreement have been repaid in full, to prepay, repurchase, redeem or otherwise extinguish any Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness and/or for general corporate purposes; and (vi) not use any part of the proceeds of any Loan or Letter of Credit hereunder for any purpose other than as set forth in this Section, including without limitation, to purchase or carry any Margin Stock or to extend credit to others for such purpose in violation of Regulation G, U or X of the Board.

          5.1.12 Lender Meeting. Cause a meeting open to all Lenders to be held at least once in each fiscal year for the purpose of having officers of the Borrower describe generally the Borrower's business, financial results and prospects and respond to inquiries from the Lenders regarding such matters.

          5.1.13 Redemption of Senior Subordinated Notes and Stone Savannah Stock. On or prior to December 30, 1994, (i) cause the amounts deposited with the trustee under the Stone Savannah Senior Subordinated Note Indenture on the Closing Date to be used to redeem in full all of the Stone Savannah Senior Subordinated Notes at par (plus stated premium), together with accrued and unpaid interest thereon, (ii) redeem in full or otherwise purchase,
(A) all of the outstanding Stone Savannah Preferred Stock at par (plus stated premium), together with accrued and unpaid dividends thereon, and (B) all of the issued and outstanding Stone Savannah Common Stock not owned by the Borrower and (iii) cause Stone Savannah to merge into the Borrower or make other arrangements satisfactory to the Required Lenders with respect to the Collateral and Mortgaged Property owned by Stone Savannah. The redemptions and purchases described in (i) and (ii) of this Section 5.1.13 are collectively referred to as the "Stone Savannah Transactions".
          5.1.14    Environmental Notification.
          (a) Notify the Agent, in writing, promptly, and in any event within twenty (20) days after a Responsible Officer learns thereof, of any: (A) written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may
     be liable to any Person in an amount in excess of $1,000,000 as a result of the Release or threatened Release of any Contaminant into the environment; (B) written notice that the
     Borrower or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether
  any Remedial Action involving potential claims or costs to the
    Borrower or its Subsidiaries in excess of $1,000,000 is needed to respond to any material Release or threatened Release of any Contaminant into the environment; or (C) notice of violation to the Borrower or any of its Subsidiaries of conditions which result in a notice of violation of any Environmental Laws or Environmental Permits, which could reasonably be expected to have a Material Adverse Effect.

          (b) Upon written request by the Agent, the Borrower shall promptly submit to the Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause
     (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect.

          5.1.15 Environmental Compliance. The Borrower shall, and shall cause each of its Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with Environmental Laws or Environmental Permits or to any unpermitted Release or threatened Release of a Contaminant, and shall regularly report to the Agent on such response. Without limiting the generality of the foregoing, whenever the Agent or any Lender has a reasonable basis to believe that the Borrower is not in material compliance with all
Environmental Laws or Environmental Permits or that any property of the Borrower or its Subsidiaries, or any property to which Contaminants generated by Borrower or its Subsidiaries have come to be located ("Offsite Property") has or may become contaminated or subject to an order or decree such that any such non compliance, contamination or order or decree could reasonably be expected to have a Material Adverse Effect then the Borrower agrees to, at the Agent's request and the Borrower's expense:
(a) cause a qualified environmental engineer reasonably acceptable to the Agent to assess the site where the alleged or actual noncompliance contamination has occurred and prepare and deliver to the Agent, the Lenders and the Borrower a report reasonably acceptable to Agent setting forth the results of such assessments, a proposed plan and schedule for responding to any environmental problems described therein, and an estimate of the costs thereof; and
(b) provide the Agent, the Lenders and the Borrower a supplemental report of such engineer whenever the scope of the environmental problems or the Borrower's response thereto or the estimated costs thereof, shall change in any material respect; or, as an alternative to subparagraphs (a) and (b) above, the Borrower, upon the Agent's or any Lender's request, shall allow the Agent or such Lender, as the case may be, or an agent or representative of the Agent or such Lender, to enter onto the property to conduct any desired environmental audits and tests at the Borrower's expense. The Agent and the Lenders hereby covenant and agree that any reports, records, notices, estimates or other information they receive in connection with this subsection shall be kept strictly confidential, and shall not be disclosed to or used by any Person (other than the Agent's or any Lender's authorized representatives for the purpose of reviewing or enforcing the Agent's or such Lender's rights hereunder, which persons shall also be bound by this sentence) unless and only to the extent that disclosure is required pursuant to any Environmental Laws, Environmental Permits, or order of a court of competent jurisdiction, in which case the Agent or such Lender, as the case may be, shall promptly notify the Borrower in writing of such requirement and the nature and extent of the required disclosure.
          5.1.16 Additional Subsidiary Guarantees. Upon the request of the Agent, the Borrower shall cause any domestic Subsidiary (other than StoneSub) from time to time having assets with a fair market value in excess of $25 million to execute a Subsidiary Guarantee; provided, however, that in the event the Borrower acquires, directly or indirectly, a domestic Subsidiary in an Acquisition after the Closing Date, such Subsidiary shall not be required to execute a Subsidiary Guarantee so long as (i) all of the funds used by the Borrower, directly or indirectly, to acquire such Subsidiary were Discretionary Funds and (ii) neither the Borrower nor any other Subsidiary shall make any loans or advances to, or any Investments in (other than the initial Investment therein), such Subsidiary, or assume, guarantee or endorse or otherwise become directly or contingently liable in respect of, any obligation of such Subsidiary until a Subsidiary Guarantee is so delivered.
          5.1.17    Delayed Collateral.
(a) The parties acknowledge that as a result of delays associated with title and survey matters, third party consent requirements and other matters (i) with respect to certain converting plants it has been impractical to consummate on the Closing Date the mortgaging of the interests of the Borrower or a Subsidiary, as applicable, in the Mortgaged Property (the "Delayed Properties") marked with an asterisk on Schedule 1.1(c), and (ii) with respect to certain of the Mortgaged Properties that were mortgaged on the Closing Date, certain title, survey, local counsel opinions and other documents ("Ancillary Documents") may not be available on the Closing Date.

          (b) As soon as practicable, but in any event on or prior to February 17, 1995, the Borrower shall, or, as applicable, shall cause its applicable Subsidiaries to, execute and deliver, or cause to be delivered, to the Agent (i) Mortgages with respect to the Delayed Properties together with all fixed assets and inventory located at such facilities and including such environmental information and studies, leases, title reports, title insurance (with all requirements for the issuance thereof having been satisfied), lien searches, opinions of counsel, evidence of recordation and payment of applicable taxes as the Agent may reasonably request and (ii) such Ancillary Documents as the Agent may reasonably request. The Borrower shall also take or cause to be taken all actions reasonably requested by the Agent in order to perfect or protect the Liens of the Mortgages with respect to the Delayed Properties. Without limiting the foregoing, the Borrower shall use its best non-financial efforts to secure such landlord consents, waivers and similar documents as the Agent may reasonably request in connection with leasehold mortgages and related mortgages or pledges of the Delayed Properties.

          (c) To the extent that the Agent shall, in its sole discretion, determine that in light of environmental, legal or other considerations it would be adverse to the interests of the Lenders or impractical to accept as collateral one or more of the Delayed Properties, it may in writing release the Borrower from its obligations to pledge any of such Delayed Properties, provided that the Borrower shall provide, or cause to be provided, such alternative collateral of reasonably comparable value as may be acceptable to the Agent. Such additional collateral shall be granted pursuant to such documentation and within such time period as may be satisfactory to the Agent.

          (d) To the extent that the Borrower or an applicable Subsidiary is contractually prohibited from granting a leasehold mortgage or mortgage on any Delayed Property which is leased or subject to an industrial revenue bond financing and the Borrower has complied with the last sentence of Section 5.1.17(b), the Borrower shall be released from its obligation to grant a leasehold mortgage or mortgage thereupon but shall not be released from its obligation to pledge the fixed assets or inventory located at such Delayed Property unless the Borrower or its applicable Subsidiary is contractually prohibited from doing so in the relevant lease.

          5.1.18 Merger of Stone Southwest. The Borrower shall cause Stone Southwest to be merged with and into the Borrower promptly after the earlier of (i) at such time as when such merger would no longer cause a violation or breach of the terms and conditions of the Stone Southwest Indenture or any other material agreement or indenture to which Stone Southwest is a party and (ii) such time as all Indebtedness issued under the Stone Southwest Indenture and such other agreements and indentures has been paid in full and such merger is no longer restricted thereby.

         5.1.19    Additional Collateral.  As soon as
practicable,
but in any event on or prior to January 30, 1997, the Borrower shall execute and deliver, or cause to be delivered, to the Agent a Mortgage and a Security Agreement (or an amendment to the existing Security Agreement) with respect to the Borrower's paper mill located in Jacksonville, Florida and all fixed assets, inventory and other tangible personal property located at such facility, together with such surveys, environmental information and studies, title reports, title insurance (with all requirements for the insurance thereof having been satisfied), financing statements, lien searches, opinions of counsel, evidence of recordation and payment of applicable recording and other taxes as the Agent may reasonably request, and all in form and substance reasonably satisfactory to the Agent. The Borrower shall also take or cause to be taken all actions reasonably requested by the Agent in order to perfect or protect the Lien of the Mortgage and Security Agreement with respect to such properties and assets.

          Section 5.2 Negative Covenants of the Borrower. The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder, whether or not matured, are paid in full and all Commitments have terminated, without the prior written consent of the Required Lenders, the Borrower will not nor will it permit any Subsidiary of the Borrower to:
          5.2.1 Liens. Except for Permitted Liens, create, incur, assume or permit to exist any Lien on any of its or any of its Subsidiaries' existing or future properties, assets (including stock of any Subsidiaries), income or rights in any thereof whether now owned or hereafter acquired.

          5.2.2 Indebtedness for Money Borrowed. Create, incur, assume or suffer to exist any Indebtedness for Money
Borrowed except for:

        (a)  the Obligations under the Loan Documents;

       (b) Indebtedness for Money Borrowed as shown on Schedule
     4.6  hereto;
          (c) Indebtedness for Money Borrowed incurred by Europa Carton A.G., Stone Container GmbH, Ston Forestal, S.A.,
Stone
     Container de Mexico S.A. de C.V., Cartomills, S.A., Societe Emballages des Cevennes, S.A., Stone Container Australia
Pty.
     Ltd and Stone Container Japan Co., Ltd. or any Subsidiary thereof, or any foreign Subsidiary created or acquired after the Second Restatement Date (other than a Subsidiary created or existing under United States or Canadian laws, or any State, Province or other subdivision thereof), in each case which is not guaranteed by (except as permitted by Section 5.2.3(i)) and is non-recourse to the Borrower or any other Subsidiary of the Borrower (it being understood and agreed that the Stone-Canada Intercompany Note shall not be deemed to
     make the Indebtedness incurred in the German Financing recourse to Stone-Canada for purposes of this Section 5.2.2(c));

          (d) intercompany loans and advances (i) made in the ordinary course of business to the Borrower or Wholly-Owned
Subsidiaries of the Borrower and, in the case of non-Wholly-Owned Subsidiaries, Indebtedness arising out of Investments permitted by Section 5.2.7; (ii) evidenced by the Stone-
Canada
     Intercompany Note; or (iii) made to StoneSub in an aggregate principal amount at any time outstanding not in excess (together with any unreimbursed capital contributions made pursuant to Section 5.2.7(h)) of (A) the amounts contemplated
     from time to time by the terms of the respective Receivables Financings and (B) those amounts, up to an aggregate at any one time outstanding of $5 million for each $100 million (on a pro-rated basis) of Receivables Financings which have been established and are in existence at such time, which may be advanced to StoneSub in order to cure or remedy, or otherwise
    avoid the commencement of, liquidation, termination or similar events in connection with the Receivables Financings; provided, however, that (1) all such intercompany loans and advances owing to or in favor of the Borrower from Stone-
Canada are evidenced by an intercompany promissory note in the form of Exhibit 5.2.2(d) hereto (or such other form, including a subordination provision which subordinates an aggregate principal amount not exceeding the Dollar equivalent of DM 80,000,000 to the payment of the Stone-Canada Intercompany Note and the Stone-Canada Guarantee, in form and substance satisfactory to the Agent), which notes are delivered to the Agent and pledged by the Borrower to the Agent as Collateral pursuant to a Pledge Agreement, (2) except as otherwise expressly permitted under this Agreement, this clause (d) shall not be deemed to permit intercompany Indebtedness for Money Borrowed made to SVCPI (other than pursuant to contractual agreements permitted by this Agreement and as in effect on the date hereof) or to S-CC or any of S-CC's Subsidiaries other than Indebtedness for Money Borrowed made between S-CC and its Subsidiaries or between Subsidiaries of S-CC, and
     (3) this clause (d) shall not be deemed to permit intercompany Indebtedness for Money Borrowed made to Stone Container GmbH or any of its Subsidiaries except for (x) Indebtedness for Money Borrowed made between Stone Container GmbH and its Subsidiaries or between Subsidiaries of Stone Container GmbH and (y) Indebtedness for Money Borrowed evidenced by the Stone-Canada Intercompany Note;
        (e) the Indebtedness for Money Borrowed of any Person at
     the time such Person becomes a Subsidiary, or is merged or consolidated with or into the Borrower or a Subsidiary of the
   Borrower, so long as such Indebtedness for Money Borrowed was not created in anticipation of or as a result of such Person becoming a Subsidiary of the Borrower or of such merger or consolidation;

          (f) refinancings of Indebtedness for Money Borrowed due to remarketing provisions, to provisions relating to computing
  a variable rate of interest or to provisions providing for the fixing of interest rates on theretofore variable rate obligations as provided for in the instruments pursuant to which such Indebtedness for Money Borrowed was issued as in effect on the date hereof or assumed pursuant to
     Section 5.2.2(e), provided that the principal amount of such
     Indebtedness for Money Borrowed is not increased thereby except to the extent necessary to finance the fees and costs of such refinancing;
       (g) Indebtedness for Money Borrowed all the net proceeds
   of which are used promptly (but in no event more than five
     Business Days) after the date of the incurrence of such Indebtedness for Money Borrowed to effect the prepayments as set forth in Sections 3.4 and 3.6 so long as: (i) with respect
   to any such Indebtedness for Money Borrowed in an aggregate principal amount not to exceed $300,000,000, (A) such Indebtedness for Money Borrowed is not secured by any Lien (other than Permitted Liens described in clause (h) of the definition of Permitted Liens), (B) such Indebtedness has an average life which is at least equal to one year greater than
     the remaining average life of the Term Loan but is less than one year greater than the remaining average life of the Additional Term Loan, D Tranche Term Loan and the E Tranche Term Loan, and (C) such Indebtedness has a maturity which is at least one year after the latest date (taking into account the application of all previous prepayments) on which any regularly scheduled principal installment is at the time due to be paid on the Term Loan but is less than one year after the latest date (taking into account the application of all previous prepayments) on which any regularly scheduled principal installment is at the time due to be paid on the Additional Term Loan, D Tranche Term Loan and the E Tranche Term Loan; and (ii) with respect to any such Indebtedness for
     Money Borrowed (other than any such Indebtedness for Money Borrowed referred to in clause (i) above), (A) such Indebtedness for Money Borrowed is not secured by any Lien (other than Permitted Liens described in clause (h) of the definition of Permitted Liens), (B) such Indebtedness has an average life which is at least equal to one year greater than
    the remaining average life of the Additional Term Loan, D Tranche Term Loan and the E Tranche Term Loan and (C) such Indebtedness has a maturity which is at least one year after the latest date (taking into account the application of all previous prepayments) on which any regularly scheduled principal installment is at the time due to be paid on the Additional Term Loan, D Tranche Term Loan and the E Tranche Term Loan;

          (h) Indebtedness for Money Borrowed (i) in respect of tax-exempt financings or (ii) all of the net proceeds of which
     are used to effect a prepayment or defeasance of any IRB identified on Schedule 5.2.2 hereto (A) in the event that amendments to the Code are enacted which would require that the Borrower prepay or defease such IRB, (B) which is put to the Borrower pursuant to presently existing contractual arrangements identified on Schedule 5.2.2 hereto and which the
     Borrower is not able to resell at a market interest rate without effecting a "reissuance" thereof for tax purposes,
or
     (C) which is being refinanced on terms requiring repayment of such Indebtedness for Money Borrowed at times no earlier than
     and in amounts no greater (except to the extent necessary to finance the fees and costs of such refinancing) than required
     by the present amortization schedule for the IRB being refinanced and subject to covenants, defaults and other terms
     which are not materially more restrictive upon or disadvantageous to the obligor than the existing terms;

          (i) Indebtedness for Money Borrowed consisting of Financing Lease Obligations (including, without limitation, Indebtedness under the Florence Agreements); provided, however, that the amount of such obligations incurred after the date hereof and payable prior to the Additional Term
Loan
     Maturity Date, D Tranche Term Loan Maturity Date or the E Tranche Term Loan Maturity Date shall not exceed $100 million;

          (j) Indebtedness for Money Borrowed constituting guarantees by the Borrower or any Subsidiary permitted by
     Section 5.2.3;

          (k) Indebtedness for Money Borrowed of the Borrower or a Subsidiary of the Borrower, as the case may be, issued, incurred or assumed in respect of the purchase price of property which is not secured by any Lien other than a Lien referred to in clause (b) of the definition of Permitted Liens; provided, however, that not more than $125 million in aggregate principal amount of such Indebtedness for Money Borrowed shall mature prior to the Additional Term Loan Maturity Date, D Tranche Term Loan Maturity Date or the E Tranche Term Loan Maturity Date;
          (l)  Subordinated Debt;
          (m) Indebtedness for Money Borrowed consisting of an unsecured line of credit not exceeding at any time outstanding
   $50 million in aggregate principal amount by Stone-Canada or any Subsidiary of Stone-Canada (other than S-CC);

          (n) Indebtedness for Money Borrowed as defined in clause
     (vi) of the definition of such term contained in the Definitional Appendix;

          (o) Indebtedness for Money Borrowed incurred in respect of (i) foreign exchange, interest rate swap, interest rate cap
     insurance, hedging agreements or similar arrangements entered into in the ordinary course of business by the Borrower in connection with the Obligations with a notional amount of such
  agreements not exceeding the aggregate principal amount of the
      Obligations, (ii) foreign exchange or currency swap agreements or similar arrangements entered into in the ordinary course of business by the Borrower or any Subsidiary to protect the Borrower or any Subsidiary against fluctuations in currency values and (iii) one or more unsecured interest rate swap or similar hedging arrangements entered into in the ordinary course of business by the Borrower pursuant to which the fixed
     interest rate payment obligations up to $500 million aggregate principal amount of Indebtedness for Money Borrowed at any time outstanding would be converted to floating interest rate
     payment obligations;

          (p) Indebtedness for Money Borrowed of the Borrower as permitted by the penultimate sentence of Section 5.2.13; and Indebtedness for Money Borrowed by StoneSub from the Issuer pursuant to Receivables Financings which in the aggregate shall not permit StoneSub to incur Indebtedness for Money Borrowed in excess of, subject to the third proviso of the penultimate sentence of Section 5.2.13, $500 million at any one time outstanding (and in the event that the Accounts Receivable Financing Program includes Canadian dollar Receivables of Subsidiaries organized under Canadian laws, without giving effect to increases in such amount after the date of the incurrence of such Indebtedness for Money Borrowed, or portion thereof, solely as the result of subsequent fluctuations in the exchange rate between U.S.
and
     Canadian dollars); provided, however, that if (i) the Borrower either (A) acquires any Subsidiaries not in existence as of the Closing Date (other than through the formation of Subsidiaries in the ordinary course of business to conduct existing lines of business) or (B) enters into any lines of business in which it is not engaged as of the Closing Date
and
     (ii) the Borrower and/or StoneSub engages in a Receivables Financing or financing permitted by the penultimate sentence of Section 5.2.13, in each case with respect to the Receivables of the Subsidiary so acquired or the line of business so acquired (each such financing, solely to the extent relating to such new Subsidiary or new line of business, a "New Receivables Financing") then, in such event,
       the initial proceeds to the Borrower or StoneSub (as applicable) of such New Receivables Financing, net of the amount of any initial deposit to, the applicable cash collateral spread account and of the fees and expenses of the
     Borrower or StoneSub incurred in establishing such New Receivables Financing and net of any amounts required to refinance then existing New Receivables Financings, shall be used (following remittance to the Borrower or the Participating Subsidiary, as applicable, for the purchase of Receivables therefrom) to make a mandatory prepayment as required by Section 3.4(b) in the order required by
     Section 3.6(b) and (ii) in the case of any New Receivables Financing structured as a borrowing by StoneSub (or deemed to be a borrowing pursuant to the terms hereof), StoneSub shall borrow
   (A) on the initial date of any New Receivables Financing, the maximum borrowings then available to it (based on the initial amount of Receivables transferred) under such New Receivables Financing (except that such initial maximum borrowings may be reduced by no more than $2 million for each New Receivables Financing for reasons of administrative practicality) and
(B)
     after such initial date, in the reasonable business judgment of StoneSub, the maximum borrowings practicable under such
New
     Receivables Financings which have been established and are continuing. For purposes of this Agreement, (i) in the event
  that the terms of any New Receivables Financing are amended to increase the potential borrowings or sales thereunder, the initial borrowing or sale by StoneSub under such amended program shall be deemed to constitute a borrowing or sale under an additional New Receivables Financing to the extent of
     such increase, provided that this clause (i) shall not apply in the event that the increase in the potential borrowings
or
     sales under such New Receivables Financing is being made solely to finance additional purchases of Receivables from then existing business lines of Participating Subsidiaries whose Receivables with respect to such business line or lines
     have grown or are expected to grow as the result of price increases, greater sales or similar changes in general business lines, (ii) in the event that any sale or purported sale of Receivables to StoneSub by the Borrower or any Participating Subsidiary is required to be recharacterized as
   a loan, the resulting obligations of the Borrower or such Participating Subsidiary shall not be deemed to be Indebtedness for Money Borrowed and (iii) any Receivables Financing structured as a sale of Receivables by StoneSub to the Issuer shall, for all purposes of this Agreement, and regardless of the treatment thereof by the Borrower on its financial statements, be deemed to be an incurrence by StoneSub of Indebtedness for Money Borrowed in respect of the
     financing of the Receivables involved and not as a sale of such Receivables by StoneSub;

          (q) Indebtedness for Money Borrowed constituting refinancings of Indebtedness for Money Borrowed identified on
     Schedule 4.6 hereto or in Section 5.2.2(v) so long as the proceeds of such newly issued Indebtedness for Money
Borrowed
     are used promptly (but in no event more than five Business Days, or such longer period of time (not to exceed ninety
(90)
   days) provided such proceeds are held pursuant to escrow arrangements satisfactory to the Agent) after the incurrence of such Indebtedness for Money Borrowed to consummate such refinancing; provided, however, that no such refinancing shall
     shorten the final maturity or average loan life of the refinanced Indebtedness, increase the collateral, if any, securing any such refinanced Indebtedness (provided that any collateral securing such refinanced Indebtedness may be substituted with other property or assets so long as the fair
     market value thereof does not exceed the fair market value of the collateral being substituted at the time of such substitution), be on terms which, taken as a whole, are materially more adverse to the obligor or modify in any way adverse to the Lenders any subordination provisions applicable to such Indebtedness and, to the extent the refinanced Indebtedness is non-recourse to the Borrower and its other Subsidiaries and is not otherwise permitted to be recourse Indebtedness, such Indebtedness shall be non-recourse to the Borrower and its other Subsidiaries;

          (r)  Indebtedness for Money Borrowed the net
     proceeds of which are used to pay annual premiums for property and casualty insurance policies maintained by the Borrower or its
     Subsidiaries and other prepaid amounts in respect of goods or services purchased by the Borrower or its Subsidiaries in the
     ordinary course of business, which Indebtedness at no time exceeds $40 million in aggregate outstanding principal amount,
   is unsecured (except for Liens described in clause (n) of the definition of Permitted Liens) and is incurred on terms and pursuant to documentation satisfactory to the Agent;

          (s) from and after the date on which the Borrower has repaid all outstanding Revolving Loan Obligations, Supplemental Revolving Loan Obligations and Swing Line Obligations, has terminated the Swing Line Commitment, all Revolving Loan Commitments and all Supplemental Revolving
Loan
     Commitments, and has caused the Florence Letters of Credit to be terminated, and there exists no L/C Obligations or
Florence
     L/C Obligations, Indebtedness for Money Borrowed under a replacement revolving credit facility in an aggregate principal amount not to exceed $450 million, all of the proceeds of which (net of issuance costs) are used for general
     corporate purposes (including without limitation repayment of Revolving Loans, Supplemental Revolving Loans and Swing Line Loans), provided that such Indebtedness for Money Borrowed shall be on terms not materially more adverse to the
Borrower
     than those existing hereunder;
       (t)  secured or unsecured Indebtedness for Money
Borrowed
     in an aggregate principal amount not to exceed $400 million for general corporate purposes; provided, however, that (i)
if
     such Indebtedness for Money Borrowed constitutes Senior Indebtedness, the terms and conditions of such Indebtedness and the documentation relating thereto shall be substantially
   similar to, or shall be not materially more burdensome or restrictive with respect to the Borrower and its Subsidiaries or the Agent and the Lenders than, the terms and conditions of, and the documentation relating to, the Borrower's Indebtedness for Money Borrowed issued pursuant to the
Senior
     Indentures, and such Senior Indebtedness shall bear a market rate of interest for comparable instruments at the time of issue or sale and shall have no scheduled amortization payments or otherwise mature on or prior to October 1, 2003, (ii) if such Indebtedness for Money Borrowed does not constitute Senior Indebtedness, the terms and conditions of such Indebtedness and the documentation relating thereto shall
   be substantially similar to the terms and conditions of, and the documentation relating to, the Borrower's Subordinated Debt issued pursuant to the Senior Subordinated Note Indenture, and such Subordinated Debt shall bear a market rate
  of interest for comparable instruments at the time of issue or sale and shall have no scheduled amortization payments or otherwise mature on or prior to October 1, 2003, (iii) to the
     extent such Indebtedness for Money Borrowed is secured, such Liens are permitted by clause (o) of the definition of Permitted Liens and the Indebtedness secured thereby shall not
   be less than 66% of the value of the collateral securing such
     Indebtedness as of the date which such Indebtedness is incurred, as such value is evidenced by appraisals or other information delivered to the Agent by the Borrower, and (iv) in no event shall any Subsidiary incur Indebtedness pursuant to this subsection that is recourse to the Borrower or any other Subsidiary if such Indebtedness refinances
Indebtedness
     that is non-recourse to the Borrower and its other Subsidiaries and is not otherwise permitted to be recourse to
     the Borrower and its other Subsidiaries;
          (u) Indebtedness for Money Borrowed of S-CC and Subsidiaries of S-CC to the extent permitted by the S-CC
Debt
     Documents. Any such Indebtedness for Money Borrowed shall be non-recourse to the Borrower or any of its other Subsidiaries (except S-CC and its Subsidiaries);
          (v) Indebtedness for Money Borrowed incurred pursuant to
     the Senior Notes and the First Mortgage Notes;

          (w) unsecured Indebtedness for Money Borrowed the proceeds of which shall be used to repay Revolving Loans and which shall be in an aggregate principal amount which does not
   exceed the lesser of (i) the aggregate cash consideration paid by or on behalf of the Borrower to repurchase or prepay the 87/8% Notes plus the aggregate cash consideration which the
     Borrower notifies the Agent prior to the issuance of such Indebtedness for Money Borrowed that it intends (although not
     obligated) to pay to repurchase or prepay the remaining outstanding 8-7/8% Notes, in each case, as permitted by
     Section 5.2.10(a)(xiv), and (ii) $50 million; provided, however, that (A) if such unsecured Indebtedness for Money Borrowed shall constitute Senior Indebtedness, then the terms
     and conditions of such Indebtedness for Money Borrowed, and the documentation relating thereto, shall be substantially similar to the terms and conditions of, and the documentation
     relating to, the Borrower's Senior Indebtedness issued pursuant to the Indenture dated November 1, 1991 between the Borrower and The Bank of New York, as trustee, or the Indenture dated October 12, 1994 between the Borrower and
The
   Bank of New York, as trustee, and such Senior Indebtedness shall bear a market rate of interest for comparable instruments at the time of issue or sale and shall have no scheduled amortization payments on or prior to October 1, 2003, and (B) if such Indebtedness for Money Borrowed does not
      constitute Senior Indebtedness, then the terms and conditions of such Indebtedness for Money Borrowed, and the documentation relating thereto, shall be substantially similar to the terms and conditions of, and the documentation relating to, the
        Borrower's Subordinated Debt issued pursuant to the Indenture dated March 15, 1992 between the Borrower and The Bank of
New
     York, as trustee, and such Indebtedness shall bear a market rate of interest for comparable instruments at the time of issue or sale and shall have no scheduled amortization payments on or prior to October 1, 2003;

          (x) secured Indebtedness for Money Borrowed in an aggregate principal amount not to exceed $100 million and all
     the net proceeds of which may be used (i) for general corporate purposes permitted hereunder and/or (ii) to prepay,
     repurchase, redeem or otherwise extinguish any scheduled installment or stated maturity of any other Indebtedness for Money Borrowed of the Borrower which, pursuant to the contractual terms thereof, is scheduled for repayment or maturity on or before May 1, 1999; provided, however, that
(A)
      the terms and conditions of such Indebtedness for Money Borrowed and the documentation relating thereto shall be substantially similar to, or shall be not materially more burdensome or restrictive with respect to the Borrower and its
   Subsidiaries or the Agent and the Lenders than, the terms and conditions of, and the documentation relating to, the Borrower's Indebtedness for Money Borrowed issued pursuant to
     the Specified Senior Indentures (and other terms and conditions which are normal and customary for real estate securitizations and satisfactory to the Agent), and such Indebtedness for Money Borrowed shall bear a market rate of interest for comparable instruments at the time of issue or sale and which has scheduled amortization payments in an aggregate principal amount not exceeding $20 million on or prior to October 1, 2003, (B) such Indebtedness for Money Borrowed is secured by mortgages on one or more box converting
  facilities owned by the Borrower, which mortgages secure only the real property and not any personal property
     (including machinery and equipment) located at such facilities, provided
     such Liens are permitted by clause (o) of the definition of Permitted Liens and the value of the collateral shall not exceed 200% of the Indebtedness secured thereby as of the date
     such Indebtedness is incurred, as such value is evidenced by appraisals or other documentation satisfactory to the Agent, (C) the documentation relating to such Indebtedness for
Money
     Borrowed shall be in form and substance satisfactory to the Agent and (D) the Borrower and the Persons issuing or extending such Indebtedness for Money Borrowed shall have executed and delivered to the Agent such intercreditor agreements as the Agent may request, in form and substance satisfactory to the Agent;

          (y) Indebtedness for Money Borrowed of Stone Snowflake incurred on or prior to June 30, 1998 in an aggregate principal amount not less than $150 million, which indebtedness is non-recourse to the Borrower and its other Subsidiaries, the proceeds of which are applied to repay the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan in accordance with Section 3.4(e) and 3.6(b), which Indebtedness is incurred on terms and pursuant to documentation reasonably satisfactory to the Required Lenders (and upon the making of such prepayment the
Subsidiary
    Guarantee of Stone Snowflake shall be released); and

          (z) Indebtedness for Money Borrowed issued or incurred in connection with an Abitibi Sale/Monetization the proceeds of which are used in accordance with
     Section 3.4(d) and 5.2.12(v); provided, however, that
     (A) such Indebtedness
shall
     bear a market rate of interest for comparable instruments at the time of issue or sale, (B) such Indebtedness for Money Borrowed shall constitute Indebtedness which qualifies as Subordinated Capital
     Base (as such term is utilized and defined in the Specified Senior Indentures), and the terms
and
     conditions of such Indebtedness for Money Borrowed, and the documentation relating thereto (other than terms and conditions providing for the creation of a trust and related Lien permitted by clause (t) of the definition of Permitted Liens and exchange or conversion provisions relating to the exchange or conversion of such Indebtedness for Money
Borrowed
     for or into Abitibi Shares), shall be substantially similar to, or shall be not materially more burdensome or restrictive
  with respect to the Borrower and its Subsidiaries or the Agent and the Lenders than, the terms and conditions of, and the documentation relating to, the Borrower's Subordinated
     Debt issued pursuant to the Indenture dated March 15, 1992 between the Borrower and The Bank of New York, as trustee, and
     (C) such Indebtedness for Money Borrowed shall only be subject to
      a Lien permitted by clause (t) of the definition of Permitted
     Liens.
Any Indebtedness for Money Borrowed used in the calculation of any threshold amount specified in any clause of this Section
5.2.2 shall not be used to calculate the threshold amounts specified in another of such clauses.
          5.2.3 Guarantees. Assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except, without duplication:

          (a) subject to Section 5.3.2, the Borrower may assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, provided that notwithstanding the foregoing the Borrower shall not be permitted to assume, guarantee or otherwise take any of the foregoing actions with respect to any Indebtedness for Money Borrowed incurred by S-CC,
Seminole
     Kraft (except as permitted by Sections 5.2.8(g) and 5.2.10(a)(xiii)), StoneSub, SVCPI or any Subsidiary of any of
  such entities except as set forth on Schedule 5.2.3 hereto;

          (b) by way of endorsement of negotiable instruments for deposit or collection and similar transactions;

          (c)  guarantees identified on Schedule 5.2.3 hereto;

          (d) guarantees by any Subsidiary of the Borrower of Indebtedness for Money Borrowed constituting Financing Lease Obligations of any of its Subsidiaries (other than SCC, SVCPI, or any of their respective Subsidiaries) permitted by Section 5.2.2;

          (e) guarantees by a Subsidiary of the Borrower (other than S-CC or any of its Subsidiaries) in the ordinary course of business of such Subsidiary of Indebtedness of any Person not exceeding in principal amount $75 million in the aggregate
     for the Subsidiaries of the Borrower taken as a whole (excluding S-CC and any of its Subsidiaries) at any time outstanding;

          (f)  as contemplated by Section 10.01 of the
     Leveraged Lease;
          (g) guarantees by a Subsidiary of the Borrower in effect at the time of its becoming a Subsidiary of the Borrower and not created in contemplation thereof;
          (h) to the extent not otherwise permitted by this Section, guarantees by and other contingent liabilities of S-
CC and Subsidiaries of S-CC to the extent permitted by the S-CC Debt Documents; and

          (i) (A) guarantees by the Borrower or any Subsidiary of the Borrower of Indebtedness of any Person not exceeding $10 million in aggregate principal amount at any time, and
     (B) a guarantee by Stone-Canada of the Indebtedness of Stone Container GmbH incurred in the German Financing, provided such
     guarantee shall not exceed the Dollar equivalent of DM 80,000,000 and shall be on terms and conditions substantially
     similar to the terms and conditions set forth on Schedule 1.1(h) hereto and on other terms and conditions, and pursuant
     to documentation, in form and substance satisfactory to the Agent (such guarantee being referred to herein as the "Stone-Canada Guarantee").

         5.2.4 Affiliate Transactions. Enter into or engage in any material transaction or contract (other than (i) agreements existing on the Closing Date and identified on
Schedule 5.2.4 hereto, (ii) transactions or contracts with affiliates permitted by Section 5.2.3, 5.2.7, 5.2.8 or 5.2.9,
(iii) the Stone-Canada Intercompany Note and (iv) agreements between S-CC and any of its Subsidiaries or between Subsidiaries of S-CC) with any Affiliate other than Wholly-Owned Subsidiaries of the Borrower (except for the Restricted Subsidiaries of the Borrower), on a basis less favorable to the Borrower or such Subsidiary of the Borrower than those that could be obtained at the time in a comparable good faith arms length transaction with an unrelated third party. Except as specified on Schedule 5.2.4 or as otherwise specifically permitted under this Agreement, the Borrower shall not permit any contract identified on Schedule
5.2.4 to be directly or indirectly amended or extended without the prior consent of the Required Lenders; provided, however, that any such contract may be amended without the prior consent of the Required Lenders if the applicable amendment is not materially adverse to the Borrower or its applicable Subsidiary and if a copy of the amendment is delivered to the Agent within five Business Days after its execution.
          5.2.5 Dividends. Declare or pay any dividend or distribution, or purchase or redeem any shares of any class of capital stock of the Borrower or any Subsidiary of the Borrower, or make any other payment or distribution on or in respect of any class of capital stock of the Borrower or any of its Subsidiaries, or set aside any amounts for any such purposes, except that:
          (a) any Subsidiary may pay dividends or make distributions (including, without limitation, distributions in
     the form of the redemption or purchase for cancellation of shares or in connection with the reduction of capital) to the
     Borrower or to any Wholly-Owned Subsidiary of the Borrower; provided, however, that in no event shall Stone-Canada pay dividends or make distributions in the form of the redemption
     or purchase for cancellation of shares or in connection with the reduction of capital) with respect to any shares of its capital stock other than (i) shares of capital stock that are
     owned of record by the Borrower or Stone Finance and (ii) shares of capital stock issued in connection with an Abitibi Sale/Monetization;

          (b) the Borrower may pay cash dividends, make distributions on its capital stock or make purchases or redemptions of its capital stock to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from October 1, 1994 to the date of
   the proposed dividend, distribution, purchase or redemption
     (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed the sum of (A) an amount equal to (1) 75% of the Consolidated Net Income of the
     Borrower for the period from October 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption minus (2) 100% of the Consolidated Net Loss of the
     Borrower for the period from October 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption plus (B) 100% of the cash proceeds (net of the pro
     rata fees, costs and expenses of sale and underwriting discounts and commissions) of sales of common stock and Permitted Preferred Stock of the Borrower from the Closing Date to the date of payment of such proposed dividend, distribution, purchase or redemption minus (C) the sum of the
     amount of Investments made pursuant to Section 5.2.7(g), and Capital Expenditures made pursuant to subsection (ii) of the penultimate sentence of Section 5.2.11 plus (D) the principal
    amount of all Subordinated Debt which is converted into equity securities of the Borrower in accordance with the terms of the instruments pursuant to which such Subordinated Debt was issued, as in effect on June 30, 1995, exclusive of the principal amount of any 8-7/8% Notes converted to equity securities of the Borrower in connection with the transactions
     permitted by Section 5.2.10(a)(xiv); provided, however, that without respect to the foregoing limitations, the Borrower shall be permitted to pay cash dividends and to make distributions with respect to its Permitted Preferred Stock outstanding as of the date hereof (but not with respect to its
     common stock or subsequently issued preferred stock) to the extent such dividends or distributions are at the time permitted by the terms of the Borrower's Indenture to the
Bank
     of New York, as trustee, dated as of March 15, 1992 as in effect on the Restatement Date; and provided further, that if all of the conditions to the declaration of a dividend or distribution set out in this subsection are satisfied at the time such dividend or distribution is declared, then, subject to the proviso which follows Section 5.2.5(h), such dividend or distribution may be paid or made within forty-five (45) days after such declaration even if the payment of such dividend, the making of such distribution or the declaration thereof would not have been permitted under this Section 5.2.5(b) at any time after such declaration; and provided further, that solely for purposes of computing Consolidated Net Income and Consolidated Net Loss pursuant to clause (A)
of
     this Section 5.2.5(b), there shall be excluded from the computation thereof (x) fees and other charges or write-offs incurred or accrued (including, without limitation, the write-off of previously unamortized debt issuance costs related to the Debt Refinancing) in respect of Indebtedness incurred or repaid in connection with the consummation of this
Agreement,
     the Related Transactions and the Stone Savannah Transactions and (y) to the extent not otherwise excluded from the computation thereof, any non-cash loss recognized by the
      Borrower in respect of the repurchase, prepayment, conversion, redemption or other extinguishment of the 8-7/8% Notes
     pursuant to Section 5.2.10(a)(xiv);
          (c) the Borrower may distribute shares of its common stock to holders of the same or another class of its common stock as a stock dividend or in connection with a stock split;

          (d) the Borrower may distribute rights to purchase for cash Permitted Preferred Stock or common stock to the holders
     of its capital stock;

          (e) the Borrower may exchange shares of its common stock
  or Permitted Preferred Stock for any outstanding shares of its capital stock other than preferred stock which is not Permitted Preferred Stock;

          (f) the Borrower may acquire the capital stock of Stone Savannah as contemplated by Section 5.1.13;

          (g) the Borrower or any Subsidiary of the Borrower may make any Investment permitted by Section 5.2.7; and

          (h) S-CC and its Subsidiaries may pay dividends or may make distributions on their respective capital stock or purchase or redeem any shares of any capital stock of S-CC
or
  its Subsidiaries, in each case to the extent not prohibited by the terms of the S-CC Debt Documents;

provided, however, that in the case of clause (b) above no Event of
Default or Unmatured Event of Default (except in the case of regular quarterly dividends on the Borrower's common stock, and/or Permitted Preferred Stock which do not exceed the amount of the regular quarterly dividend paid by the Borrower on its common stock and/or Permitted Preferred Stock for the calendar quarter ending prior to such proposed dividend, in which case an Unmatured Event of Default relating to a payment default only) shall have occurred and be continuing before or after giving effect to any such proposed dividend.

         5.2.6 Negative Debt Covenants. Except for (i) instruments evidencing Indebtedness for Money Borrowed set out
in Schedule    4.6 hereto, (ii) instruments set out in Schedule
3.4,
4.3,
5.2.2 or 5.2.4 hereto, in either case as in effect on the Closing
Date, (iii) agreements to which StoneSub is or becomes a party pursuant to the Accounts Receivable Financing Program, (iv) the SCC Debt Documents and other agreements to which S-CC or any Subsidiary of S-CC is a party, (v) documentation governing the German Financing or (vi) in the case of any Person becoming a Subsidiary after the Closing Date, agreements in existence at the time it becomes a Subsidiary to the extent they were not entered into in anticipation of such Person becoming a Subsidiary, directly or indirectly, voluntarily create or otherwise voluntarily cause or suffer to exist or become effective any encumbrance or restriction (other than encumbrances or restrictions existing on the Closing Date and referenced on Schedule 3.4 and any encumbrances or restrictions contained in any Indebtedness which refinances any Indebtedness referenced on Schedule 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the Closing Date) on the ability of any Subsidiary of the Borrower to: (A) pay dividends or make any other distributions on its capital stock;
(B) make loans or advances to the Borrower; or (C) repay loans or advances from the Borrower. In addition, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily create or otherwise voluntarily cause or suffer to exist or become effective any encumbrance or restriction upon its ability to encumber any of its property to secure the Obligations or any Subsidiary Guarantee or to guaranty the Obligations and encumber its property to secure such guaranty except for (1) encumbrances or restrictions set forth on Schedule 5.2.6 hereto, (2) encumbrances or restrictions upon StoneSub created in connection with the Accounts Receivable Financing Program, (3) in the case of any Person becoming a Subsidiary after the Closing Date, encumbrances or restrictions existing at the time it becomes a Subsidiary to the extent they were not created in anticipation of such Person becoming a Subsidiary, (4) Permitted Liens (provided that the reference to Permitted Liens in this clause
(4) shall not permit any contractual or voluntary restriction upon the ability of the Borrower or any Subsidiary to (x) encumber any of its property to secure the Obligations or any Subsidiary Guarantee or (y) guaranty the Obligations and encumber its property to secure such guaranty, it being understood and agreed that any such restriction may only be incurred under clause (1), (2), (3), (5) or (6) of this sentence), (5) encumbrances or restrictions arising pursuant to the documentation governing the German Financing or the documentation governing the Indebtedness incurred pursuant to
Section 5.2.2.(x), or (6) encumbrances or restrictions on S-CC or Subsidiaries of SCC to the extent not prohibited by the S-CC Debt Documents.
          5.2.7 Investments. Have or make any Investment in any Subsidiary or other Affiliate or any other Person except for:
          (a) existing Investments and commitments to make Investments set forth on Schedule 5.2.7 hereto and existing Investments and Investments to be made in the future pursuant
     to the existing commitments or contracts of the Borrower and its Subsidiaries set forth on Schedule 5.2.7-A hereto, but in
     no event in excess of the amounts specified on such
     Schedule 5.2.7-A;

          (b)  Permitted Investments;

          (c) Investments in Wholly-Owned Subsidiaries of the Borrower other than (i) Investments in StoneSub, (ii) Investments in S-CC or any of S-CC's Subsidiaries (except as specifically permitted by clause (j) of this Section),
     (iii) Investments in Stone Container GmbH or any of Stone
Container
     GmbH's Subsidiaries (except for Investments in Stone
Container
     GmbH described on Schedule 5.2.7 hereto and Investments by Stone Container GmbH in its Subsidiaries) and (iv)
additional
     Investments in SVCPI made after the date, if any, on which such Person has become a Wholly-Owned Subsidiary of the Borrower;

         (d) in Fiscal Year 1994 and each Fiscal Year thereafter,
     Investments (other than Investments in Stone Container
       GmbH or any of its Subsidiaries) in an amount equal to 15% of
Capital
     Expenditures permitted in such year by Section 5.2.11 (excluding Capital Expenditures permitted by the final two sentences thereof but including Capital Expenditure amounts carried over from year to year so long as the Borrower had positive Consolidated Net Income in the Fiscal Year in which such carryover amount originates); provided, however, that the
     amount of such Investments shall be reduced by the amount of any Investments made by the Borrower or its Subsidiaries during Fiscal Year 1994 and thereafter and identified on Schedule 5.2.7-A (other than the Belgium Cartomills Investment) and shall also be reduced by the amount of any Acquisitions pursuant to Section 5.2.9(e)(i).

        (e) Investments by the Borrower in Persons as permitted
     by Section 5.2.9;
          (f) loans or advances of a type included in the definition of Investments and made by the Borrower or any Subsidiary of the Borrower in the ordinary course of the Borrower's or such Subsidiary's business; provided, however, that no such loans or advances shall be made to Stone Container GmbH or any of its Subsidiaries other than
     (A)
such
     loans and advances made between Stone Container GmbH and its Subsidiaries or between Subsidiaries of Stone Container GmbH and (B) payments under the Stone-Canada Guarantee which are made pursuant to the terms thereto and not in violation of Section 5.2.17;

          (g) Investments (including Investments in S-CC and SVCPI but excluding Investments in Stone Container GmbH and its Subsidiaries) in amounts not exceeding the amount of the Dividend Basket immediately prior to the making of such Investment;

          (h) Investments in StoneSub not in excess (together with outstanding Indebtedness for Money Borrowed under
     Section 5.2.2(d)(ii)) of (i) the amounts contemplated from time to time by the terms of the respective Receivables Financings
and
     (ii) those amounts, up to an aggregate at any one time outstanding, of $5 million for each $100 million (on a pro-
rated basis) of Receivables Financings which have been established and are in existence at such time, which may be advanced to StoneSub in order to cure or remedy, or otherwise
    avoid the commencement of, liquidation, termination or similar events in connection with the Receivables Financings;

          (i) Investments made by the Borrower or any Subsidiary of the Borrower in respect of debt or equity securities to the extent received in a transaction permitted by Section 5.2.8(b) or 5.2.12;
          (j) Investments by S-CC in its Subsidiaries and other Investments by S-CC and its Subsidiaries to the extent not prohibited by the S-CC Debt Documents;
        (k) Investments by Europa Carton, A.G. or Stone
Container
     GmbH out of the proceeds of Indebtedness incurred by Europa Carton, A.G. or Stone Container GmbH, respectively, pursuant to Section 5.2.2(c);
          (l) additional Investments (other than Investments in Stone Container GmbH, S-CC, SVCPI or any of their respective Subsidiaries) out of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds
or
    any Excess Excluded Sales Proceeds) in an amount not to exceed the Discretionary Funds Basket made at a time when no Event of Default or Unmatured Event of Default shall have occurred
and
     be continuing;
          (m)  Investments in Stone Savannah on the Closing
Date as
     contemplated by Sections 5.1.13 and 6.1(l);

          (n) Investments consisting of securities or notes received in settlement of accounts receivable incurred in the
     ordinary course of business from a customer which the Borrower has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable;

          (o) additional Investments in amounts and pursuant to the terms and conditions set forth on Schedule 1.1(b)
hereto;

          (p) an additional Investment in Seminole Kraft in an amount not to exceed $1,250,000 for the purpose of acquiring the remaining 1% of outstanding capital stock of Seminole Kraft that was not previously owned by the Borrower; and

          (q) the Borrower may contribute all of its retail bag division assets (except for real estate owned by the Borrower), including, without limitation, inventory, equipment, customer lists, licenses and intellectual property,
     but excluding trade accounts receivable which have been sold by the Borrower to StoneSub, and assign its liabilities and assign (or sublease) real estate leases and equipment leases,
     which assets, liabilities and leases, immediately prior to such contribution, are utilized by the Borrower in its retail
     bag division, and which assets do not exceed $55 million in aggregate book value, to a newly formed limited liability company (the "Retail Bag Joint Venture") in exchange for an initial 65% equity ownership interest in the Retail Bag
Joint
     Venture (it being understood that the initial contribution of assets and liabilities may occur contemporaneously or may occur over a period of time).

Except as specifically provided in the foregoing clauses (d) (with respect to SVCPI only), (g) and (j) neither the Borrower nor any Subsidiary shall be permitted to make additional Investments in Stone Container GmbH, Seminole Kraft, S-CC, SVCPI or any of their respective Subsidiaries (other than (A) pursuant to contractual agreements permitted by this Agreement and as in effect on the date hereof and set forth on Schedule 5.2.7-A and (B) Investments in Seminole Kraft, the proceeds of which are promptly used to prepay Indebtedness for Money Borrowed pursuant to Section 5.2.10(a)(xiii)).

       5.2.8     Mergers.  Merge into or consolidate or
amalgamate with any Person except that:

          (a) any Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) may merge, consolidate or amalgamate with or into the Borrower or another
     Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) and any corporation that is a StoneSub may merge or consolidate with any other corporation that is a StoneSub; provided, however, that StoneSub may merge
     with and into the Borrower in order to consummate a refinancing of the Receivables Financings existing on the Closing Date so long as (i) the Borrower immediately contributes and transfers all or a substantial portion of the
      assets of StoneSub into a newly formed StoneSub in connection with such refinancing and (ii) all Indebtedness of the StoneSub which has been merged with and into the Borrower is immediately repaid in full with the proceeds of such refinancing;

          (b) any Subsidiary of the Borrower may merge with a third party in a transaction for which the Borrower or one of
     its Wholly-Owned Subsidiaries receives less than $50 million in aggregate consideration or in a transaction in which the Borrower or one of its Wholly-Owned Subsidiaries receives
$50
     million or more in aggregate consideration and receives
     (i) at least 70% of such consideration for such merger in cash or cash equivalents and readily marketable securities, (ii) noncash consideration for such merger consisting of debt obligations of the purchaser and (iii) if any consideration to
   be received consists of a note or other debt obligation, such note or debt obligation shall be either (A) a note which is not by its terms or the terms of any related instrument subordinate to any other indebtedness or (B) a note or debt obligation secured by a first priority security interest in the assets of the Subsidiary of the Borrower so merged subject
     only to the Permitted Liens described in subsections (c) and (f) of the definition of Permitted Liens;

          (c) any Wholly-Owned Subsidiary of the Borrower may merge with a third party in a transaction in which the only consideration paid by the Borrower or such Subsidiary of the Borrower is common stock of the Borrower or Permitted Preferred Stock;
          (d) a Wholly-Owned Subsidiary may be liquidated and its assets distributed to one or more Wholly-Owned Subsidiaries and/or the Borrower;

          (e) the Borrower may merge or consolidate with any Person (except for StoneSub, SVCPI and any Restricted Subsidiaries and Wholly-Owned Subsidiaries that borrow independently on a non-recourse basis) so long as (i) the Borrower is the surviving entity, (ii) the Consolidated Tangible Net Worth of the Borrower immediately following such
     merger or consolidation is greater than or equal to the Consolidated Tangible Net Worth of the Borrower immediately prior to such merger or consolidation and
     (iii) at the time
of
     such merger or consolidation and immediately thereafter no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (f) (A) any Wholly-Owned Subsidiary of S-CC may merge with S-CC or with any other Wholly-Owned Subsidiary of S-CC to the extent not prohibited by the S-CC Debt Documents and SCC or any Subsidiary of S-CC may merge with a third party to the extent not prohibited by the S-CC Debt Documents, and (B) any
   Wholly-Owned Subsidiary of Stone Container GmbH may merge with
      Stone Container GmbH or with any other Wholly-Owned
Subsidiary
     of Stone Container GmbH; and
        (g) Seminole Kraft may merge with and into the Borrower
   with the Borrower as the surviving corporation, provided that
     (i) the Borrower shall have prepaid, defeased or otherwise deposited under an irrevocable trust agreement in form and substance reasonably satisfactory to the Agent, or caused to be prepaid, defeased or so deposited, pursuant to the terms and conditions of Section 5.2.10(a)(xiii), the Indebtedness of
     Seminole Kraft under (A) the Credit Agreement dated as of March 27, 1991, as amended, among Seminole Kraft, Citibank, N.A., as agent, and the financial institutions party thereto and (B) Seminole Kraft's 13.50% Subordinated Notes due
October
     15, 1996 issued under the Indenture dated as of October 15, 1986, as supplemented and amended, between Seminole Kraft
and
   Norwest Bank, as successor trustee to Manufacturers Hanover
     Trust Company, (ii) Seminole Kraft shall have no
Indebtedness
     for Money Borrowed outstanding at the time of such merger other than the Indebtedness for Money Borrowed set forth on Schedule 5.2.8(g) hereto, (iii) on the date of such merger the
     Borrower shall deliver to the Agent a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to the prepayment of such Indebtedness and the consummation of such merger, no Event of
     Default or Unmatured Event of Default has occurred is continuing and the representations and warranties contained in
     the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date thereof
     as though made on and as of the date thereof (except to the extent specifically made with regard to a particular date)
and
  (iv) such merger shall occur on or prior to June 30, 1995.

The Borrower shall cause any equity interest or other non-cash consideration received by the Borrower or any of its Subsidiaries in consideration of any transaction permitted by this Section and involving aggregate consideration of $50 million or more to be pledged by the Borrower or such Subsidiary, as applicable, to the Agent for the benefit of the Lenders pursuant to a Supplemental Pledge Agreement. For purposes of this Section, the use of the terms "merge" and "merger" shall be deemed to include, in the case of Canadian Subsidiaries of the Borrower, the terms "amalgamate" and "amalgamation," respectively.
          5.2.9 Purchase of Stock or Assets. Acquire any assets, capital stock or debt securities of any Person (an "Acquisition") except that:
          (a) the Borrower and its Subsidiaries may acquire assets other than capital stock in the ordinary course of business;

          (b) the Borrower or any Subsidiary of the Borrower may purchase assets or capital stock of a Person for a consideration consisting in whole of common stock or
Permitted
    Preferred Stock of the Borrower so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing after giving effect to such Investment;

          (c) the Borrower or any Subsidiary of the Borrower may make any Investment permitted by Section 5.2.7 hereof;

          (d)  the Borrower may purchase the Facility pursuant
     to Section     10.01, 10.04 or 19.09 of the Leveraged
     Lease;
          (e) the Borrower or any Subsidiary of the Borrower may make Acquisitions for cash consideration or property, provided
   that the aggregate cash consideration or property paid by the
     Borrower and its Subsidiaries for such Acquisition shall not exceed (i) the maximum amount of Investments then permitted pursuant to Section 5.2.7(d) plus (ii) after such maximum amount has been reduced to zero, and so long as no Event of Default or Unmatured Event of Default shall have occurred
and
   be continuing, an amount of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds or any Excess Excluded Sales Proceeds) not
exceeding
     the Discretionary Funds Basket;

         (f)  the Borrower or any Subsidiary may make
Acquisitions
     for cash consideration or property provided that the cash consideration or property paid by the Borrower and its Subsidiaries for any Acquisition shall not exceed the amount of the Dividend Basket immediately prior to the making of such
     Acquisition;
          (g) Capital Expenditures permitted by Section 5.2.11 hereof and expenditures of the type described in subsections (i)-(v) of the definition of Capital Expenditures may be made;

          (h)  [Intentionally Omitted];

          (i) the Borrower or any Subsidiary of the Borrower may acquire assets in connection with the asset exchanges permit ted by the first proviso to the first sentence of
Section 5.2.12;

          (j) the Borrower or any Subsidiary of the Borrower may acquire capital stock or debt securities to the extent permitted by Section 5.2.10;
          (k) StoneSub may purchase or otherwise acquire an interest in Receivables (with cash or by means of the issuance
     of Indebtedness for Money Borrowed permitted by Section 5.2.2(d)(ii)) pursuant to the Accounts Receivable Financing Program; and

       (l) S-CC may make Acquisitions to the extent not prohibited by the S-CC Debt Documents.
Any acquisition or purchase counted for purposes of any of Sections
5.2.9(a)-(l) shall not be counted for the purposes of any other such subsection.

         5.2.10    Prepayment of Indebtedness; Certain
Amendments.

          (a) Make any voluntary purchase or prepayment of or defease any Indebtedness for Money Borrowed or purchase, voluntarily redeem or otherwise voluntarily acquire any preferred or preference stock of the Borrower or any of its Subsidiaries, except (i) the Obligations (to the extent otherwise permitted hereby); (ii) a prepayment or defeasance of the IRBs as permitted in Section 5.2.2(h);
     (iii) the redemption, purchase, defeasance or voluntary prepayments of any Indebtedness of the Borrower arising under or in connection with the Florence Agreements; (iv) repayment of the
     unsecured lines of credit permitted by Section 5.2.2(m) or of intercompany loans or advances permitted by Section 5.2.2(d) other than the Stone-Canada Intercompany Note;
     (v) the redemption or purchase of preferred or preference
     stock of
(A)
     Stone-Canada to the extent held of record by the Borrower or (B) any Wholly-Owned Subsidiaries of Stone-Canada (other than
     Stone Container GmbH and its Subsidiaries); (vi) refinancings permitted by Section 5.2.2; (vii) a purchase or acquisition permitted under Section 5.2.7; (viii) S-CC or any Subsidiary of S-CC may voluntarily purchase, prepay or defease any of its
      Indebtedness for Money Borrowed or any preferred or
preference
     stock of S-CC or any Subsidiary of S-CC; (ix) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the prepayment of any maturity
or
   maturities of debt securities of the Borrower (including
the
     payment of principal, stated premium, if any, and interest thereon) out of Discretionary Funds in an amount not to exceed
     the Discretionary Funds Basket; (x) the Debt Refinancing and the Stone Savannah Transactions, all of which shall occur on the Closing Date, except as otherwise provided in Section 5.1.13, as a Related Transaction pursuant to the Transaction Documents; (xi) transactions permitted by
     Section 5.2.10(b); (xii) prepayments of Indebtedness for
     Money Borrowed
utilizing
     the proceeds of Indebtedness permitted by Section 5.2.2(t); (xiii) the Borrower may voluntarily prepay, or cause to be prepaid, the Indebtedness of Seminole Kraft consisting of
(A)
  Indebtedness under the Credit Agreement dated as of March
27,
     1991, as amended, among Seminole Kraft, Citibank, N.A., as agent, and the financial institutions party thereto,
     (B) Seminole Kraft's 13.50% Subordinated Notes due October 15, 1996 issued under the Indenture dated as of October 15,
1986,
   as supplemented and amended, between Seminole Kraft and
     Norwest Bank, as successor trustee to Manufacturers Hanover Trust Company, and (C) if necessary, up to $8,400,000 of Indebtedness under the 1991 Settlement Agreement dated as of March 26, 1991 entered into by Champion International Corporation and Seminole Kraft,
     so long as the aggregate amount of all such Indebtedness prepaid does not exceed $140,000,000, and may use proceeds of the Revolving Loan to prepay any such Indebtedness for Money Borrowed, provided that
     (1) all existing Liens securing any such Indebtedness
     for Money Borrowed of Seminole Kraft are promptly released upon the prepayment of such Indebtedness for Money Borrowed and
(2)
     the Borrower shall, promptly upon the prepayment of such Indebtedness for Money Borrowed, cause Seminole Kraft to be merged with and into the Borrower pursuant to the terms and conditions of Section 5.2.8(g); (xiv) the Borrower may use proceeds of Revolving Loans to voluntarily repurchase, prepay,
     redeem or otherwise extinguish the Indebtedness consisting of (A) all or any portion of the 8-7/8% Notes (including the payment of principal and interest thereon) and (B) all or any
     portion of the 12-1/8% Subordinated Debentures at par value (including the payment of principal or par value and interest
     thereon) and/or any Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness (including the payment of principal, premium, whether or not stated, if any,
  and interest thereon), provided that (1) no Unmatured Event of
     Default or Event of Default shall have occurred and be continuing at the time of any such repurchase, prepayment, redemption or extinguishment (or, if irrevocable notice must be given to affect a redemption or extinguishment, then at the
     time of giving such notice) and (2) (i) the aggregate amount of cash consideration paid by or on behalf of the Borrower to
     repurchase, prepay, redeem or otherwise extinguish Indebtedness pursuant to this clause (xiv) shall not exceed the lesser of (x) $250,000,000 or (y) the aggregate principal
     amount or par value of such Indebtedness repurchased, prepaid, redeemed or otherwise extinguished, and (ii) the aggregate amount of cash consideration paid by or on behalf of the Borrower to repurchase, prepay, redeem or otherwise extinguish
     12-1/8% Subordinated Debentures or Senior Indebtedness under clause (B) above shall not exceed (x) $250,000,000 minus (y) the aggregate cash consideration paid by or on behalf of the Borrower in connection with the repurchase or prepayment of the 8-7/8% Notes pursuant to clause (A) above; (xv) prepayments, repurchases, redemptions and other extinguishments of Indebtedness for Money Borrowed utilizing (A) the proceeds of Indebtedness permitted by clause (ii) of Section 5.2.2.(x), (B) utilizing proceeds from an Abitibi Sale/Monetization in accordance with
     Section 5.2.12(v), (C) utilizing proceeds from the E
     Tranche Term Loan in
accordance
     with Section 5.1.11(v) and (D) utilizing the proceeds of the German Financing as permitted by clause (iii) of the definition of "German Financing", (xvi) prepayments of the Indebtedness permitted by Section 5.2.2(x) utilizing proceeds
     from the sale or other disposition of any Assets constituting collateral which secures such
       Indebtedness and (xvii)
StoneSub
   may prepay, or otherwise cause a reduction in, Indebtedness for Money Borrowed owing to the Issuer utilizing funds arising
     from the collection of Receivables;
      (b) Amend, modify, cancel or issue any securities
(except
     for debt securities which are otherwise permitted by
     Section 5.2.2) in exchange for any Indebtedness for Money Borrowed
or
     any preferred or preference stock of the Borrower or any of its Subsidiaries, except that (i) the Borrower may issue its common stock or Permitted Preferred Stock in exchange for Indebtedness for Money Borrowed; (ii) any Wholly-Owned Subsidiary of Stone-Canada may issue common, preferred or preference stock to any other Wholly-Owned Subsidiary in exchange for intercompany debt; (iii) subject to the terms of
   the Pledge Agreements, Stone-Canada may issue common and/or preferred shares of capital stock to the Borrower in exchange for intercompany debt of Stone-Canada to the Borrower or in exchange for preferred shares of capital stock of Stone-
Canada
     held by the Borrower; and (iv) with respect to S-CC or any of its Subsidiaries, to the extent not prohibited by the SCC Debt Documents; or

          (c) Materially amend, modify or grant any material waiver (for purposes hereof any amendment, modification or waiver with respect to subordination provisions, increasing the principal amount, increasing the interest rate or shortening maturity shall be deemed material) with respect to
     any indenture (including, without limitation, the Senior Subordinated Note Indenture), note or other instrument (including, without limitation, the Continental Guaranty) evidencing or creating such Indebtedness for Money Borrowed
or
   preferred stock of the Borrower or any Subsidiary (other than
     Permitted Preferred Stock which remains Permitted Preferred Stock after giving effect to any such amendment, modification
     or waiver) or pursuant to which any such Indebtedness for Money Borrowed or preferred stock was issued, provided that this clause (c) shall not apply to (i) agreements for Indebtedness for Money Borrowed of S-CC or any Subsidiary of S-CC which Indebtedness is nonrecourse to the Borrower or any
     other Subsidiary of the Borrower (other than S-CC or any Subsidiary of S-CC, as the case may be), (ii) any amendment, supplement, modification or grant of a waiver with respect to
     any indenture, note or other instrument evidencing or creating
     Indebtedness for Money Borrowed of the Borrower or any Subsidiary solely to permit the transactions contemplated by Sections 5.2.12(v) or (vi) which are not adverse to the interests of the Agent and the Lenders, (iii) any amendment, supplement, modification or grant of a waiver with respect to
     any indenture evidencing or creating Indebtedness for Money Borrowed of the Borrower or any Subsidiary which is not more burdensome or restrictive with respect to the Borrower and its
   Subsidiaries, and is not adverse to the interests of the Agent and the Lenders, or (iv) any agreement, document or instrument executed and delivered, or otherwise created, in connection with or pursuant to the German Financing, it being understood
     and agreed that clause (d) below shall apply in such circumstances.
        (d) (i) Amend, modify, grant any waiver of or otherwise
      change any provision of any agreement, document or instrument executed and delivered, or otherwise created, in connection with or pursuant to the German Financing or the Indebtedness incurred pursuant to Section 5.2.2(x), except for any amendment, modification, waiver or other change which does not
     in any way adversely affect the interests of the Agent and the
       Lenders (for purposes hereof any such amendment, modification, waiver or other change that would shorten the final scheduled maturity of any loan, increase the rate or shorten the time of payment of interest or fees, increase the principal amount of any loan, increase the amount or shorten the time of payment of any scheduled amortization payment, increase the collateral securing the Indebtedness incurred in connection with the German Financing or the Indebtedness incurred pursuant to
     Section 5.2.2(x) or issue any additional guarantees with respect to the German Financing shall be deemed to adversely affect the interests of the Agent and the Lenders), provided that the Borrower shall promptly notify, in writing, the
Agent
     of any such amendment, modification, waiver or other change and shall deliver together with any such notice a copy of such
     amendment, modification, waiver or other change; (ii) enter into any new agreement, document or instrument with respect to
     or in connection with the German Financing or the Indebtedness incurred pursuant to Section 5.2.2(x) subsequent to the initial consummation of the German Financing or issuance of such Indebtedness, respectively; or (iii) amend, modify, grant
   any waiver or otherwise change any provision of the Stone Canada Guarantee or the Stone-Canada Intercompany Note.

          (e) Make any mandatory offer to purchase, or redeem or purchase, any Indebtedness created pursuant to or evidenced by
     any of the Specified Senior Indentures pursuant to a "Deficiency Offer" made in accordance with Article XI (or any
     other similar Article or provision) of any thereof (it being understood and agreed that no such Deficiency Offer may be directly or indirectly made out of the proceeds of Indebtedness incurred as permitted by Section 5.2.2(q) or out
     of Discretionary Funds).

          5.2.11 Capital Expenditures. Expend or incur any Capital Expenditure in any Fiscal Year if the aggregate amount of the Capital Expenditures expended or incurred by the Borrower and its Subsidiaries (exclusive of S-CC and Subsidiaries of S-CC) in such Fiscal Year would exceed the following amounts, as such amounts may be increased in any Fiscal Year pursuant to the terms and conditions set forth on
Schedule 1.1(b):

          Fiscal Year                      Amount

          1994                          $225  million
          1995                          $225  million 1996 and
          each Fiscal          $275  million Year thereafter

Each of the foregoing amounts established for Fiscal Years commencing with and including 1994 may be carried forward from one year to the next to the extent not used for Capital Expenditures (or for Investments pursuant to Section 5.2.7(d)) during any prior Fiscal Year. Capital Expenditures permitted above (i) shall be reduced for any Fiscal year by the amount of Investments made during such Fiscal Year pursuant to Section 5.2.7(d) and by the amount of expenditures made during such Fiscal Year pursuant to Section 5.2.9(e), (ii) at the option of the Borrower, may be increased at any time or from time to time by an amount not exceeding the amount of the Dividend Basket immediately prior to the making of such Capital Expenditure, and (iii) at the option of the Borrower, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, may be increased at any time or from time to time by an amount of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds or any Excess Excluded Sales Proceeds) not exceeding the Discretionary Funds Basket. Notwithstanding the foregoing limitations on Capital Expenditures in this Section 5.2.11, (A) the
Borrower and its Subsidiaries may make Cluster Expenditures and
(B)
Europa Carton, A.G. and Stone Container GmbH may make Capital Expenditures out of the proceeds of Indebtedness incurred by Europa
Carton, A.G. or Stone Container GmbH, respectively, pursuant to
Section 5.2.2(c).

        5.2.12    Sale of Assets.  Sell, lease, assign,
transfer
or otherwise dispose of, or sell or issue any securities, instruments or other rights of any kind which are convertible into, exchangeable for or otherwise entitled to receive, any Asset
(other
than cash or Permitted Investments) or related group of Assets, including shares of capital stock, to a Person which is not the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than a Restricted Subsidiary) except sales or other dispositions of inventory in the ordinary course of business for cash or represented by accounts receivable, unless the transaction (i) is a disposition permitted by Section 5.2.13,
(ii) is a disposition of
Collateral or Mortgaged Property (other than a disposition described in Section 5.2.12(vi)) and is for consideration consisting solely of cash, cash equivalents or readily marketable securities, (iii) is a disposition not involving Collateral or Mortgaged Property, or any Monetized Assets, and is for aggregate consideration of not more than $50 million,
(iv) is a disposition not involving Collateral or Mortgaged Property, or any Monetized Assets, and is for aggregate consideration in excess of $50 million, of which at least 70% consists of cash or cash equivalents and readily marketable securities and any non-cash consideration consists of debt obligations of the purchaser which are either in the form of (A) a note which is not by its terms or the terms of any related instrument subordinate to any other indebtedness or (B)
a note or debt obligation secured by a first priority security interest in the assets of the purchaser purchased in such transaction subject only to the Permitted Liens described in subsections (c) and (f) of the definition of Permitted Liens,
(v) is an Abitibi Sale/Monetization and within (A) five Business Days after the issuance or sale of any securities, instruments or other rights, or after the sale or other disposition, in connection with such Abitibi Sale/Monetization, the Borrower shall use the Abitibi 25% Portion to effect the prepayments in accordance with Section 3.4(d), and (B) five Business Days after the issuance or sale of any securities, instruments or other rights, or after the sale or other disposition, in connection with such Abitibi Sale/Monetization (or such longer period of time so long as proceeds are held pursuant to escrow arrangements satisfactory to the Agent), the Borrower shall (1) use (I) in the event such Abitibi Sale/Monetization constitutes a sale or other disposition (including a secondary public offering) of Abitibi Shares and such Abitibi Shares do not constitute Monetized Assets, a portion of the
Abitibi 75% Portion equal to ten percent (10%) of the aggregate of the Abitibi 75% Portion plus the Abitibi 25% Portion (but not exceeding in an aggregate amount, when combined with the aggregate amount of any prepayments of the Indebtedness incurred in the German Financing with the German Financing Portion, if any, of any Material Sales Proceeds as permitted under clause (H) of the second sentence in Section 3.4(c), the Dollar equivalent of DM
80,000,000)
(such portion being referred to herein as the "German Financing Abitibi Portion") to repay the Indebtedness incurred in the German
Financing but only to the extent such repayment is required to be made under the terms and conditions of the documentation governing the German Financing, and (II) the first $200,000,000 in the aggregate of the Abitibi 75% Portion (after giving effect to any repayment of the Indebtedness incurred in the German Financing with the German Financing Abitibi Portion as specified in clause (I) above) to prepay, repurchase, redeem or otherwise extinguish any scheduled installment or stated maturity of any Indebtedness for Money Borrowed of the Borrower which, pursuant to the contractual terms thereof, is scheduled for repayment or maturity prior to May 15, 1999, and (2) use the remainder of the Abitibi 75% Portion to prepay, repurchase, redeem or otherwise extinguish (x) any Indebtedness for Money Borrowed of the Borrower constituting Senior
Indebtedness and/or (y) any Indebtedness for Money Borrowed of the Borrower constituting Subordinated Debt, provided that no more than
50% of the aggregate amount of the remainder of the Abitibi 75% Portion may be used to prepay, repurchase, redeem or otherwise extinguish Subordinated Debt; or (vi) is a sale or exchange of 100%
of the capital stock of Stone Snowflake occurring on or prior to June 30, 1998 for consideration consisting of cash, cash equivalents or readily marketable securities of at least $150 million with the amount of cash, cash equivalent or readily marketable security proceeds thereof being used to prepay the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan in accordance with Section 3.4(e) and with any other proceeds therefrom being pledged to the Agent to secure the Obligations, all pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders. Notwithstanding the foregoing, (A) mills and plant facilities and leasehold interests therein not constituting Collateral or Mortgaged Property may be exchanged for like-kind assets on an arms-length basis, (B) that SCC and any Subsidiary of S-CC may sell, lease, assign, transfer or otherwise dispose of assets to the extent not prohibited by, and in accordance with the requirements of, the S-CC Debt Documents; and (C) in no event may the Borrower sell, lease, assign or otherwise transfer any Collateral or Mortgaged Property to any Subsidiary unless Substitute Collateral is provided in accordance with Section
9.13(c), except (x) to the extent provided in the Security Agreements and Mortgages and (y) that the Borrower may, on or prior to June 30, 1998, transfer Collateral or Mortgaged Property relating to the production of newsprint at the Borrower's manufacturing facility located at Snowflake, Arizona to a newly formed Wholly-Owned Subsidiary of the Borrower ("Stone Snowflake"), provided that (1) the transfer of such assets to Stone Snowflake shall be pursuant to documentation satisfactory to the Agent and (2) prior to or contemporaneously with such transfer, the Borrower shall execute and deliver a Pledge Agreement in form and substance satisfactory to the Agent pursuant to which the Borrower shall pledge to the Agent to secure the Obligations all of the outstanding capital stock of Stone Snowflake, Stone Snowflake shall execute and deliver an unsecured Subsidiary Guarantee (which guarantee shall include covenants by Stone Snowflake prohibiting it from incurring Indebtedness (other than Indebtedness described in Section 5.2.2(y)) or trade payables and from creating or suffering to exist Liens on its property (other than certain Liens acceptable to the Agent) and requiring Stone Snowflake's obligations to the Borrower with respect to the Borrower's payment of Stone Snowflake's trade payables to be evidenced by an intercompany note payable by Stone Snowflake to the Borrower, which note is subordinated to such Subsidiary Guarantee and is pledged to the Agent to secure the Obligations), and such other documents and legal opinions as requested by the Agent, all pursuant to documentation in form and substance satisfactory to the Agent. The Borrower shall cause any equity interest or other non-cash consideration received by the Borrower or any of its Subsidiaries in consideration of any transaction permitted by this Section and involving aggregate consideration of $50 million or more to be pledged by the recipient thereof to the Agent for the benefit of the Lenders pursuant to a Supplemental Pledge Agreement; provided, however, that such requirement shall not apply if (i) the Assets disposed of are subject to a Lien and such equity interest or other non-cash consideration is required to be and is pledged or paid over to the holder of such Lien or (ii) such consideration constitutes Excluded Sale Proceeds. Notwithstanding the foregoing, the Borrower may contribute and transfer its property and assets to the Retail Bag Joint Venture as permitted by Section 5.2.7(q) in connection with the initial capitalization (it being understood that the initial capitalization and related transfers of property may occur contemporaneously or over a period of time) of the Retail
Bag Joint Venture.

        5.2.13 Sale of Accounts Receivable. Sell or otherwise dispose of any account receivable, including any sale or transfer to any Subsidiary of the Borrower, except that (a) any Subsidiary of the Borrower may sell or transfer any of its accounts receivable to the Borrower, (b) the Borrower or any Subsidiary of the Borrower may sell its accounts receivable in the ordinary course of business consistent with the Borrower's or such Subsidiaries' collection practices as in effect from time to time and not as part of a financing and (c) the Borrower or any Participating Subsidiary may sell or otherwise grant an interest in its Receivables to StoneSub, and StoneSub may sell or otherwise grant an interest in its Receivables to other Persons, in each case pursuant to the Accounts
Receivable Financing Program. In addition to the foregoing, the Borrower or any Subsidiary eligible to be a Participating Subsidiary may directly sell interests in Receivables to a financial institution or other Person (whether on a revolving purchase basis or in a one-time transaction); provided, however, that all such sales shall be on terms (considered as a whole) not materially more onerous to the Borrower and the Lenders than those permitted for sales by StoneSub to the Issuer under the Receivables
Financings in existence on the Closing Date; and provided further, that any such sales of receivables shall, for all other purposes of this Agreement, and regardless of the treatment thereof by the Borrower on its financial statements, be deemed to be an incurrence by the Borrower of Indebtedness for Money Borrowed in respect of the financing of the receivables involved and not as a sale of such receivables; and provided further, that the aggregate of the Indebtedness for Money Borrowed deemed to have been incurred and at any time outstanding pursuant to this sentence shall reduce on a dollar-for-dollar basis the aggregate principal amount of Indebtedness for Money Borrowed which StoneSub is permitted to have outstanding at any time under Section 5.2.2(p) pursuant to Receivables Financings. Notwithstanding anything in this Section to the contrary, S-CC and its Subsidiaries shall be permitted to dispose of any account receivable to the extent not prohibited by the S-CC Debt
Documents.

          5.2.14    Subsidiaries.  (a) Other than non
WhollyOwned Subsidiaries in existence on the Closing
Date, S-CC and Subsidiaries of S-CC, permit to exist
Subsidiaries which are not Wholly-Owned Subsidiaries;
or (b) permit any Subsidiary which was a Wholly-Owned
Subsidiary on the Closing Date to cease to be a Wholly-
Owned Subsidiary, except in either case as otherwise permitted by Sections 5.2.8, or 5.2.12, as a result of honoring the existing contractual commitments referenced on Schedule
5.2.7-A or,
in the case of clause (b), as a result of a transaction otherwise permitted hereby whereby such entity ceases to be a Subsidiary. Notwithstanding the foregoing clause (a) of this Section 5.2.14, the Borrower may maintain Graficarton S.A., a corporation organized and existing under the laws of Spain ("Graficarton
S.A."), 96% of the issued and outstanding capital stock of which is owned by the Borrower as of the Restatement
Date, as a non-Wholly-Owned Subsidiary so long as the Borrower's percentage ownership interest in Graficarton
S.A. is not reduced after the Restatement Date except as otherwise permitted by clause (b) of this Section
5.2.14.

          5.2.15    Lease Payments.  Except for lease
payments arising in connection with the Leveraged Lease or any Financing Lease, incur, assume or suffer to exist or permit any of its Subsidiaries to incur, assume or suffer to exist, any obligation for rental payments as lessee, whether directly or as guarantor, if after giving effect thereto, the aggregate amount of lease payments required to be made by the Borrower and its Subsidiaries (other than S-CC and Subsidiaries of S-CC) will exceed $150 million during any calendar year, provided, however, that S-CC and its Subsidiaries may incur, assume or suffer to exist any obligations for rental payments, as lessee, whether directly or as guarantor, to the extent not prohibited by the S-CC Debt Documents.

          5.2.16    Accounts Receivable Financing
Program. Enter into any initial documentation in connection with a Receivables Financing or any sales of receivables permitted by the penultimate sentence of
Section 5.2.13 unless such documentation (i) has been approved by the Required Lenders or is on terms and conditions which, taken as a whole, are not materially more adverse to the Borrower and the Lenders than the documentation in existence on the
Closing Date with respect to existing Receivables
Financings or (ii) is non-material documentation entered into pursuant to such approved documentation or amend or modify in any material respect any of such documentation unless such amendment or modification has been so approved or otherwise satisfies the conditions of clause (i) above.

          5.2.17    Stone-Canada.  Allow Stone-Canada
or Stone Finance to (a) issue any shares of capital stock (whether common, preferred or otherwise) on or after the Restatement Date (other than (i) a designated series of preferred stock issued by Stone Canada to Stone Finance in connection with principal and interest payments on the 11 1/2% Senior Notes due August 15,
2006 issued by Stone Finance and (ii) the issuance of shares of capital stock by Stone-Canada in connection with an Abitibi Sale/Monetization, provided that 51% of all outstanding preferred stock of Stone Canada (other than preferred stock issued pursuant to clause (ii) above) is at all time pledged to the Agent to secure the Obligations pursuant to documentation reasonably satisfactory to the Agent), or (b) use any funds received from the Borrower or any other Subsidiary of the Borrower (other than Stone Container GmbH), whether directly or indirectly, and in whatever form
(including, without limitation, through intercompany loans or advances or through the issuance, sale, redemption, exchange or other transaction involving capital stock, through the payment of fees for management, investment banking or other similar fees for services, or otherwise), to directly or indirectly make any payments with respect to, or to repay any Indebtedness owing pursuant to, the Stone-Canada
Intercompany Note, the StoneCanada Guarantee or the
German Financing.  For purposes of the foregoing clause
(b), any cash flow from operations generated by StoneCanada shall be deemed to be used by Stone-Canada first to make any required payments under the Stone-
Canada Intercompany Note and the Stone-Canada Guarantee which are permitted hereunder, and second for any other general corporate purposes permitted hereunder.

          Section 5.3    Financial Covenants of the
Borrower. The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder whether or not matured, are paid in full, the Borrower will, unless first having procured the written consent of the Required
Lenders:

          5.3.1     Interest Coverage Ratio.
          (a)  As of the end of each Fiscal Quarter,
calculated for
 the most recently completed four Fiscal Quarters (but
                          if
four
     Fiscal Quarters have not been completed since the Closing Date, then for the number of Fiscal
     Quarters that have been completed since the Closing Date), except as otherwise provided in
     Section 5.3.1(b) below, maintain an Interest
     Coverage Ratio for such period ending on a date set forth below of not less than the ratio set forth opposite such date:

                  Date                          Ratio
               December 31, 1994             1.00 to 1
               March 31, 1995                1.15 to 1
               June 30, 1995                 1.25 to 1
               September 30, 1995            1.35 to 1
               December 31, 1995             1.50 to 1
               March 31, 1996                1.65 to 1
               June 30, 1996                 1.75 to 1
               September 30, 1996            1.85 to 1
               December 31, 1996             1.00 to 1
               March 31, 1997                0.65 to 1
               June 30, 1997                 0.35 to 1
               September 30, 1997            0.35 to 1
               December 31, 1997             0.25 to 1
               March 31, 1998                0.50 to 1
               June 30, 1998                 0.75 to 1
               September 30, 1998            1.00 to 1
               December 31, 1998             1.25 to 1
               March 31, 1999                1.50 to 1
               June 30, 1999                 1.75 to 1
               September 30, 1999
               and thereafter                2.00 to 1
        (b)  In the event that the Borrower fails to
  maintain an Interest Coverage Ratio as provided in
 Section 5.3.1(a) as of the end of any Fiscal Quarter
 ending on September 30, 1997, December 31, 1997, June
30, 1998, September 30, 1998, December31, 1998 or March
         31, 1999 (each such date, a "Step-Up-
  Date"),the Borrower shall be allowed to satisfy the
                       Interest
CoverageRatio requirements under this Section 5.3.1 on
any two (2) Step-Up-Dates by maintaining an Interest
Coverage Ratio calculated for the period of one Fiscal
Quarter (it being understood and agreed that all
calculations under the definition of "Interest Coverage
Ratio" would, for purposes of
 this Section 5.3.1(b), be made on a one-quarter basis
     rather than on a four-quarter basis) ending on
     such Step-UpDate,
of
          not less than the ratio set forth below
opposite such Step-Up-Date:
      Step-Up-Date      Ratio
September 30, 1997    1.00 to 1
December 31, 1997     1.25 to 1
June 30, 1998      1.50 to 1
September 30, 1998    1.75 to 1
December 31, 1998     2.00 to 1
March 31, 1999      2.25 to 1

     5.3.2     Indebtedness Ratio.  Have an Indebtedness
Ratio
of
not more than the following amounts as of the end of each Fiscal Quarter ending on a date set forth below:

                  Date                          Ratio
               December 31, 1994 through
                 March 31, 1997              .85 to 1
               June 30, 1997                 .86 to 1
               September 30, 1997 through
                 June 30, 1998               .88 to 1
               September 30, 1998            .87 to 1
               December 31, 1998             .85 to 1
               March 31, 1999                .83 to 1
               June 30, 1999                 .81 to 1
               September 30, 1999            .78 to 1
               December 31, 1999 and
                 thereafter                  .75 to 1


                           ARTICLE VI

                      CONDITIONS OF CREDIT

          Section 6.1 Conditions Precedent to the Borrowing of Initial Loans. The right of the Borrower to make the Borrowing of the Initial Loans and the obligation of the Lenders to make the Initial Loans under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loans, of each of the following conditions:

         (a) The Borrower shall have duly executed and delivered to the Agent, with a signed counterpart for each Lender, this Agreement and, subject to Section 5.1.17, all of the other Loan
Documents, all of which shall be in full force and effect.

          (b) All of the other Basic Agreements shall have been duly executed and delivered in form and substance satisfactory to the Agent and shall be in full force and effect.
          (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the making of the Initial Loans and the consummation of the transactions contemplated by the Basic Agreements.
         (d) The Mergers shall have been consummated in compliance with the Merger Documents and with all applicable laws. The Agent shall have received duly executed copies of the Merger documents as filed with the Secretary of the State of Delaware.
          (e) The Agent shall have received proof that the applicable Loan Documents and appropriate financing statements and other documents required by the applicable Loan Documents have been filed and/or recorded in such jurisdictions as the Agent shall have specified or arrangements for such filing or recording satisfactory to the Agent have been made; provided, however, that with respect to the recordations of the Mortgages in the real estate records of any jurisdictions, proof of recordation shall not be required if the Agent receives the title insurance or binders to assure the same in accordance with this Section 6.1.
          (f) The Agent shall have received copies of searches of financing statements filed under the Uniform Commercial Code, lien and judgment searches and title searches, as appropriate, with respect to the Collateral and the Mortgaged Property which searches are reasonably satisfactory to the Agent.
          (g) Subject to Section 5.1.17, the Agent shall have received binding policies of mortgagee's title insurance (with such co-insurance and/or reinsurance arrangements as are satisfactory to the Agent and with such special endorsements as the Agent shall require, all in form reasonably satisfactory to the Agent), together with such surveys as the Agent shall require, on each parcel of the Mortgaged Property specified by the Agent pursuant to policies on the applicable ALTA form which will insure that the mortgagees thereunder will have a valid first mortgage lien (subject to Permitted Liens) in the amounts specified on Schedule 6.1(g) hereto, subject to such exceptions as are provided for in the Mortgages.
          (h) The Agent shall have received the signed opinion of Sidley & Austin, counsel to the Borrower and its Subsidiaries, dated the Closing Date and addressed to the Agent, the Co-Agents and all of the Lenders in substantially the form set forth on Exhibit 6.1(h) hereto, with such changes (if any) therein as shall be acceptable to the Agent and as to such other matters as the Agent may reasonably request, and the Agent shall have received the signed opinions addressed to all of the Lenders of such local counsel reasonably satisfactory to the Agent as the Agent may reasonably request.
          (i) The Agent shall have received a copy of all resolutions (in form and substance reasonably satisfactory to the Agent) adopted by the Board of Directors of each of the Borrower and those Subsidiaries (including, without limitation, each of the Stone Merger Subsidiaries and Stone Southwest Merger Subsidiaries) as reasonably deemed necessary by the Agent, authorizing or relating to (i) the execution, delivery and performance of the Basic Agreements and the other documents and instruments provided for therein, (ii) the consummation of the Mergers, and (iii) the consummation of the transactions contemplated hereby and thereby, (iv) the granting and confirmation of the liens, pledges, mortgages and security interests pursuant to the Security Agreements, and the Mortgages by the Borrower and its applicable Subsidiaries, together with bylaws of the Borrower and such Subsidiaries, all certified by the Secretary or a Vice-President of the Borrower and such Subsidiary. Such certificate shall be dated the Closing Date and shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.

          (j) The Agent shall have received certified copies of the charters of each of the Borrower and those Subsidiaries as reasonably deemed necessary by the Agent in their respective jurisdictions of incorporation and evidence of their good standing therein.

          (k) The Agent shall have received a certificate of the Secretary or a Vice-President of the Borrower, dated the Closing Date as to the incumbency and signature of the officers of the
Borrower and any applicable Subsidiary executing any Basic Agreement and any certificate or other document or instrument to be delivered pursuant thereto by or on behalf of the Borrower or such Subsidiary, together with evidence of the incumbency of such Secretary or Vice-President, as the case may be.
          (l) Contemporaneously with the funding of the Initial Loans, the Borrower shall have (i) paid in full all outstanding indebtedness under the U.S. Credit Agreement, the U.S. Credit Agreement shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, (ii) made loans and/or capital contributions to Stone-Canada, the proceeds of which Stone-Canada shall have used to pay in full all outstanding indebtedness under the Canadian Credit Agreements such that the Canadian Credit Agreements shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, (iii) caused the payment in full of all outstanding indebtedness under the Stone Savannah Credit Agreement such that the Stone Savannah Credit Agreement shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, and (iv) shall have given irrevocable notice of redemption to the trustee of the Stone Savannah Senior Subordinated Note Indenture with respect to all outstanding Stone Savannah Senior Subordinated Notes and shall have caused to be deposited with such trustee funds sufficient to redeem in full all of the Stone Savannah Senior Subordinated Notes at par (plus stated premium), together with interest accrued and to accrue through the date of redemption, which shall be on or prior to December 30, 1994. All of the foregoing shall be pursuant to documentation reasonably satisfactory to the Agent.
          (m) The Agent shall have received a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Closing Date and in the form of Exhibit 6.1(m) hereto.
          (n) All outstanding participations in the Florence Letters of Credit shall have been terminated and all Revolving Lenders (other than BT) shall have entered into a Participation Agreement with respect to its Revolving Loan Pro Rata share of the Florence L/C Obligations.
          (o) Each of Westinghouse Electric Corporation, Gelco Corporation and BT shall have entered into amendments to the L/C Agreement in substantially the forms of Exhibits 6.1(o)-A and B hereto.
          (p) Contemporaneously with the funding of the Initial Loans, the Borrower shall have paid in full all accrued Revolving Loan Commitment Fees and the Facility Fee.
          (q) The Borrower shall have paid the Agent the Agent's Fees due on the Closing Date.
        (r) The Agent shall have received a Notice of Borrowing by 3:00 p.m. New York time on the Business Day prior to the Closing Date with respect to its Initial Loans hereunder.

          (s)  The Agent shall have received the Environmental
Study, the results of which shall be acceptable to the Agent.

          (t) The Agent shall have received certificates of insurance evidencing insurance required to be maintained pursuant to Section 5.1.9 and the other Loan Documents, evidence of full payment of premiums thereon and loss payable endorsements, all as required by this Agreement and the other Loan Documents.

          (u) The Borrower shall have realized gross proceeds of
$700 million from the issuance and sale of the Senior Notes and the First Mortgage Notes and the Agent shall have received a duly executed copy of each of the Senior Note Documents and the First Mortgage Note Documents, the terms, conditions, representations, warranties, covenants, events of default and other provisions of which shall be satisfactory in all respects to the Agent.
          (v) The Borrower shall have entered into a letter agreement with the Facing Agent providing for Letter of Credit fees, in form and substance satisfactory to the Facing Agent.
       (w) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent.

          (x) The Agent shall have received such other documents or legal opinions as the Agent or the Required Lenders may reasonably request, all in form and substance satisfactory to the Agent. The Borrower shall have furnished to the Agent or the Lenders such additional copies or executed counterparts of the documents referred to above as the Agent or any Lender may request.

          Section 6.2 Conditions Precedent to all Credit Events. The right of the Borrower to make any Borrowing or to have issued any Letter of Credit, and the obligation of each Lender to make a Loan (including the Loans made on the Restatement Date and Swing Line Loans) in respect of any such Borrowing and the obligation of the Facing Agent to issue or any Revolving Lender to participate in any Letter of Credit shall, in each case, be subject to the fulfillment at or prior to the time of the making of such Borrowing, or the issuance of such Letter of Credit, as the case may be, of each of the following conditions:

           (a)  Representations and Warranties.  The
representations
and warranties contained in Article IV of this Agreement and in the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranty shall be true and correct as of such specified date.
          (b) No Default. No Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing (including without limitation the use of proceeds requirements set forth in
Section 5.1.11).
          (c)  Notice of Borrowing; Letter of Credit Request.
          (i)  Prior to the making of each Loan, the Agent
          shall
     have received a Notice of Borrowing meeting the
     requirements of Section 2.5.
         (ii) Prior to the issuance of each Letter of Credit, the Agent and the Facing Agent shall have received a request for the issuance of a Letter of Credit meeting the requirements of Section 2.12(c).
          (d) Other Information. The Agent shall have received such other instruments and documents as the Agent or the Required Lenders may reasonably request in connection with the Loans and Letters of Credit and all such instruments and documents shall be reasonably satisfactory in form and substance to the Agent.
          The acceptance of the benefits of each such Credit Event by the Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs
(a), (b) and (c) of this Section   6.2.
          Section 6.3 Conditions Precedent to Effectiveness of Agreement and Funding of E Tranche Term Loan. The amendments to the Existing Credit Agreement embodied in this Agreement shall not be effective (in which case the Existing Credit Agreement shall remain in full force and effect) and the E Tranche Term Loan shall not be funded unless and until the Borrower shall have furnished to the Agent, or unless and until the following conditions precedent have been satisfied, in each case on or prior to the Restatement Date:
          (a) The Borrower, the Agent, the Required Lenders (as defined in the Existing Credit Agreement), the Majority Revolving Lenders (as defined in the Existing Credit Agreement), the Majority Term Lenders (as defined in the Existing Credit Agreement), the Majority Additional Term Lenders (as defined in the Existing Credit Agreement), Majority Supplemental Revolving Lenders (as defined in the Existing Credit Agreement), the Majority D Tranche Term Lenders (as defined in the Existing Credit Agreement) and each E Tranche Lender shall have duly executed and delivered this Agreement.
        (b) The Borrower shall have duly executed and delivered the E Tranche Term Notes.

          (c) All of the other Basic Agreements shall be in full force and effect.
          (d) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the making of the E Tranche Term Loan and the consummation of the transactions contemplated herein.
       (e) The Agent shall have received duly executed modifications to the Mortgages and such other Loan Documents as the Agent may request, in form and substance satisfactory to the Agent, together with assurances satisfactory to the Agent for the recordations of the modifications to the Mortgages in the real estate records of all appropriate jurisdictions.
          (f)  The Agent shall have received (i) such
documentary,
intangible or similar taxes with respect to the Collateral and Mortgaged Property and (ii) such additional and/or new title insurance and title insurance endorsements with respect to the Mortgaged Property as may be necessary to maintain the Agent's perfected security interest (including existing priority) in the Collateral and Mortgaged Property with respect to the Obligations (including, without limitation, the E Tranche Term
Loan) and as the Agent may otherwise reasonably request.

          (g) The Agent shall have received the signed opinion of Sidley & Austin, counsel to the Borrower and its Subsidiaries, dated the Restatement Date and addressed to the Agent, the CoAgents and all of the Lenders in substantially the form set forth on Exhibit 6.3(g) hereto, with such changes (if any) therein as shall be acceptable to the Agent and as to such other matters as the Agent may reasonably request, and the Agent shall have received the signed opinions addressed to all of the Lenders of such local and foreign counsel reasonably satisfactory to the Agent as the Agent may reasonably request.
          (h) The Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to the Agent) adopted by the Board of Directors of the Borrower, authorizing or relating to (i) the execution, delivery and performance of this Agreement and the other documents and instruments provided for herein, (ii) the consummation of the transactions contemplated hereby and thereby, (iii) the confirmation of the liens, pledges, mortgages and security interests granted pursuant to the Security Agreements, the Pledge Agreements and the Mortgages by the Borrower, together with the articles of incorporation and by-laws of the Borrower, all certified by the Secretary or an Assistant Secretary of the Borrower. Such certificate shall be dated the Restatement Date and shall state that the resolutions, articles of incorporation and bylaws set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.
          (i) The Agent shall have received certified copies of the certificate of incorporation of the Borrower from its jurisdiction of incorporation and evidence of its good standing therein.
          (j) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Restatement Date as to the incumbency and signature of the officers of the Borrower executing any Loan Document and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of the Borrower, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be.
          (k) The Agent shall have received duly executed Pledge Agreements with original stock certificates and intercompany promissory notes evidencing 51% of the outstanding common and preferred stock of Stone-Canada (with the recourse to such common and preferred stock of Stone-Canada being limited as provided in the applicable Pledge Agreement) and Stone Finance, and any Stone Canada intercompany notes, pledged to the Agent pursuant to the Pledge Agreements, together with undated stock powers and note powers duly executed in blank, all in form and substance reasonably satisfactory to the Agent.
       (l) The Agent shall have received a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Restatement Date and in the form of Exhibit 6.3(l) hereto.

       (m)  Contemporaneously with the funding of the E
Tranche
Term Loan, the Borrower shall have paid in full the Additional
Fees and the Amendment Fees.

       (n) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the Restatement Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent.

          (o) The Agent shall have received such other documents or legal opinions as the Agent or the Required Lenders may reasonably request, all in form and substance satisfactory to the Agent. The Borrower shall have furnished to the Agent or the Lenders such additional copies or executed counterparts of the documents referred to above as the Agent or any Lender may request.
        In the event that all of the foregoing conditions precedent have not been satisfied or waived on or before June 30, 1997, this Agreement (other than the required payment of certain Additional Fees as separately agreed to between the Borrower and BT) shall be of no further force and effect and the Existing Credit
Agreement shall continue in full force and effect.


                          ARTICLE VII

                       EVENTS OF DEFAULT
          Section 7.1    Events of Default.  The occurrence of
any
of the following events shall constitute an "Event of Default":

          (a) Payments. The Borrower (i) shall fail to pay when due (whether at maturity, upon acceleration, by mandatory prepayment or otherwise) any payment of principal on any Obligation or (ii) shall default in the payment of interest on any Obligation or default in the payment of any fee or other amount owing hereunder or under any other Loan Document when due and, in the case of this clause (ii), such default in payment shall continue for a period of five (5) Business Days; or

           (b)  Representations and Warranties.  Any
representation
or warranty on the part of the Borrower contained in, or incorporated by reference in, any Basic Agreement or any document, instrument or certificate delivered pursuant thereto shall have been incorrect in any material respect when made or deemed to have been made; or

          (c) Certain Covenants. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.1
(except Sections 5.1.1(b)-(h), 5.1.2, 5.1.3(b), 5.1.4, 5.1.5
(giving effect to any cure or remedy periods in the documents referred to in such Sections), 5.1.6, 5.1.7, 5.1.8, 5.1.9,
5.1.12 and 5.1.15), 5.2 (except for Section 5.2.1 with respect to non contractual Liens) or 5.3; or

          (d) Other Covenants. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Basic Agreement (and not constituting an Event of Default under any other clause of this Section 7.1) and, with respect only to such defaults as are capable of being remedied, such default shall continue unremedied for a period of thirty (30) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to the Borrower by the Agent or any Lender; or

         (e)  Bankruptcy.  The Borrower or any of its
Subsidiaries
shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business; or

          (f)  Involuntary Proceedings.  Involuntary
proceedings or
an involuntary petition shall be commenced or filed against the Borrower or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

          (g) Indebtedness for Money Borrowed. (i) The Borrower or any of its Subsidiaries (other than SVCPI) shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed having an aggregate principal amount of $10 million or more, (ii) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness for Money Borrowed shall occur which permits any holder thereof to cause any such Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries (other than SVCPI) to become due and payable prior to the stated maturity or due date thereof, or (iii) any event or condition shall occur which with notice or lapse of time or both permits such Indebtedness for
Money Borrowed of the Borrower or any of its Subsidiaries (other than SVCPI) to be declared due and payable prior to its stated maturity or due date; provided, however, that solely with respect to S-CC or any of its Subsidiaries (but only in the event that SCC constitutes a Subsidiary of the Borrower),
(A) any event described in subsection (i) above shall constitute an Event of Default only if the payment default relates to the final maturity of the relevant Indebtedness for Money Borrowed and the holder thereof has commenced legal action in respect of such default and (B) any event described in subsection (ii) or (iii) above shall constitute an Event of Default only if the relevant "event of default", "event" or "condition" results in any such Indebtedness for Money Borrowed being declared due and payable prior to its stated maturity or due date; or

          (h) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability of $10 million or more and a sufficient number of such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within thirty
(30) days from the entry thereof so as to bring the aggregate below the $10 million threshold set forth above; or

          (i)  Basic Agreements.  (i) Any of the Basic
Agreements shall cease for any reason to be in full force and effect (other than termination in accordance with its terms) or the obligor thereunder shall disavow or seek to discontinue its obligations thereunder, or shall contest the validity or enforceability of any thereof; or (ii) any Lien purported to be granted pursuant to the Security Agreements, the Pledge Agreements or the Mortgages for any reason shall cease to be a legal, valid or enforceable lien and security interest in the Collateral or the Mortgaged Property, as the case may be; or

          (j) ERISA. Either (i) any Reportable Event which constitutes reasonable grounds for the termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan; (iii) the PBGC shall institute proceedings to terminate any Plan;
(iv) any Plan shall be
terminated; or (v) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall become liable to the PBGC pursuant to ERISA Sections 4063 or 4064; and the aggregate outstanding liability of the Borrower, all of its Subsidiaries, and all ERISA Affiliates with respect to the Plan (assuming the Plan had terminated) and all other Plans as to which any of the events (i) through (v) has occurred exceeds $10 million or a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section
302(f) of ERISA; or

          (k) Other ERISA. Either (i) a trustee shall be ap pointed by a United States District Court to administer any Multiemployer Plan; (ii) the PBGC shall institute proceedings to terminate any Multiemployer Plan; (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliates shall become liable to any Multiemployer Plan pursuant to ERISA Section 4201; or
(iv) any Multiemployer Plan shall be terminated; and the aggregate out standing liability of the Borrower, all of its Subsidiaries, and all ERISA Affiliates with respect to the Multiemployer Plan (assuming the Multiemployer Plan had terminated if either (i) or (ii) has occurred) and all other Multiemployer Plans as to which any of the events (i) through
(iv) has occurred exceeds $20 million; or

          (l) Cross-Defaults. Any default or event of default shall occur under any of the Subsidiary Guarantees, the Security Agreements, the Mortgages, any other Basic Agreement, the L/C Agreement or the Continental Guaranty; provided, however, that for purposes of this Section and Section 7.1(g), no Default or Event of
Default shall be deemed to have occurred under the Continental Guaranty to the extent that such Default or Event of Default arises solely out of a cross-default under the Continental Guaranty to the debt instruments of SVCPI or S-CC and Continental has neither sought to enforce any remedies under the Continental Guaranty in respect thereof nor given the Borrower written notice of its intent to do so upon the passage of time or the occurrence or non occurrence of specified events; or

          (m) Change of Control. There shall have occurred a Change of Control.

          Section 7.2 Remedies. If an Event of Default shall occur and be continuing, the Agent may and, at the direction of the
Required Lenders shall, take one or more of the following actions: (a) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrower declare the Total Maximum Commitment to be terminated whereupon the Total Maximum Commitment shall forthwith terminate, (b) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrower declare all sums then owing by the Borrower hereunder to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind (except as expressly provided for herein), all of which are hereby expressly waived by the Borrower, or (c) exercise any remedies available under any Loan Document or otherwise. In the case of the occurrence of any Event of Default described in clause (e) or (f) of Section 7.1, the Total Maximum Commitment shall forthwith terminate and the Obligations, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, and other amounts payable by the Borrower hereunder shall also become immediately due and payable, all without notice of any kind.

          If the maturity of the Obligations has been accelerated pursuant to the preceding paragraph, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders thereof, deposit in an account with the Agent, for the benefit of the Revolving Lenders, an amount in cash equal to the L/C Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the L/C Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.
Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) automatically be applied by the Agent to reimburse the Facing Agent and BT for any Letter of Credit disbursement, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower at such time and (iii) be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an acceleration of the Obligations, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived and the acceleration has been rescinded and annulled as provided in the succeeding paragraph.

          Anything in this Section 7.2 to the contrary notwithstanding, the Agent shall, if requested by the Required Lenders (or all the Lenders if required by the terms of Section 9.2), within thirty (30) days of (a) the delivery to the Borrower of a notice of acceleration of the Obligations or (b) an automatic acceleration of the Obligations by reason of the occurrence of any Event of Default described in clause (e) or
(f) of Section 7.1, rescind and annul any acceleration of the Obligations; provided, however, that at the time such acceleration is so rescinded and annulled (i) all past due interest and principal, if any, on the Obligations and all other sums payable under this Agreement and the other Loan Documents (except any principal and interest on any Obligations which has become due and payable by reason of such acceleration pursuant to this Section 7.2) shall have been duly paid and (ii) no other Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Agent shall have received the certificate of an Executive Officer of the Borrower to such effect. If any reduction in commitments has occurred pursuant to this Section 7.2 in connection with any such acceleration, then upon the rescission and annulment of such acceleration pursuant to this Section 7.2, the Revolving Loan Commitment of each Revolving Lender, the Supplemental Revolving Loan Commitment of each Supplemental Lender and the Swing Line Commitment of the Swing Line Lender shall be reinstated to the respective amounts thereof which would have been in effect on the date of such rescission and annulment had no commitment reduction occurred pursuant to this
Section 7.2.
                         ARTICLE VIII

                           THE AGENT

         In this Article VIII, the Lenders agree among themselves as follows:

          Section 8.1 Appointment. The Lenders hereby appoint BT as Agent hereunder and under each other Loan Document as herein specified. Each Lender hereby irrevocably authorizes and each holder of any Obligation by the acceptance thereof shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Agreement and the other Basic Agreements (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein and therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of their respective duties hereunder, or under the Loan
Documents, by or through their respective agents or employees.

          Section 8.2 Nature of Duties. The Agent shall not have any duties or responsibilities, express or implied, except those expressly set forth in this Agreement and the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, any Co-Agent or the Borrower. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the issuance of Letters of Credit hereunder, and shall make its own appraisal of the creditworthiness of the Borrower. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Agent will promptly notify each Lender at any time that the
Required Lenders have instructed it to act or refrain from acting pursuant to Article VII.

          Section 8.3 Rights, Exculpation, Etc. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees or agents shall be responsible to any Lender for or have any duty to ascertain, inquire into, or verify (i) any recitals, statements, representations or warranties made in connection with any Loan Document or any Borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (iii) the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to the Agent, or (iv) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. The Agent shall have no duty to disclose to the Co-Agents or the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity). The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Any such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Required Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Section 8.4 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders or the
Co-Agents, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

          Section 8.5 Reliance. The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 8.6 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent, under any of the Loan Documents, in proportion to each Lender's respective ratable share of the aggregate of the Total Maximum Commitment (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination); provided, however, that no Lender shall be liable for any fees payable to the Agent pursuant to Section 3.9 or for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

          Section 8.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

          Section 8.8 The Agent Individually. With respect to its Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, D Tranche Term Loan Pro Rata Share, E Tranche Term Loan Pro Rata Share, Maximum Commitment, Additional Term Loan Commitment, Supplemental Revolving Loan Commitment and D Tranche Term Loan Commitment hereunder and the Loans made or Letters of Credit issued by it, the Agent in its individual capacity shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of an Obligation. The terms "Lenders", "Required Lenders", "Majority Revolving Lenders", "Majority Term Lenders",
"Majority Additional Term Lenders", "Majority Supplemental Revolving Lenders", "Majority
D Tranche Term Lenders" or "Majority E Tranche Term Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of an Obligation. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary of the Borrower as if they were not acting as Agent pursuant hereto.
           Section 8.9    Resignation by the Agent.
          (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and
(c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Agent, the Required Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company having total assets in excess of $3 billion (or the foreign currency equivalent thereof).

          (c) If a successor Agent shall not have been so ap pointed within said 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

          Section 8.10 Holders of Obligations. The Agent may deem and treat the payee of any Obligation as reflected on the books and records of the Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 9.12(d). Any request, authority or consent of any
Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

        Section 8.11 Co-Agents. None of the Lenders identified on the cover page or signature pages of this Agreement as a "Co Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders identified as Co-Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                          ARTICLE IX

                         MISCELLANEOUS

          Section 9.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Agent or any Lender at law, in equity or otherwise.
          Section 9.2    Amendments.  No amendment,
modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which (i) reduces the rate of interest on any Loan or reduces the principal amount of any Loan or the amount of fees payable by the Borrower hereunder, or forgives any such payment or any part thereof; (ii) extends the Term Loan Maturity Date or the Revolver Termination Date or the scheduled date for the payment of interest on any Loan;
(iii) changes this Section 9.2 or the definitions of the terms "Required Lenders", "Revolving Loan Pro Rata Share" or "Term Loan Pro Rata Share"; (iv) changes the Maximum Commitment of any Lender hereunder; (v) releases the Liens created by the Loan Documents upon all or substantially all of the Collateral and the Mortgaged Property (except where Substitute Collateral is provided or as otherwise permitted by Section 9.13) or changes the provisions of Schedule 1.1(b) hereto relating to the release of all of the Collateral and Mortgaged Property; or (vi) releases or terminates all or substantially all of the Subsidiary Guarantees shall be effective unless the same shall be signed by or on behalf of (A) in the case of any changes described in clause (i), (ii) or (iii) (other than changing the definition of "Required Lenders") above, each Term Lender if amounts payable to the Term Lenders would be affected by such change or each Revolving Lender if amounts payable to the Revolving Lenders would be affected by such change, with each class of Lenders voting as a separate class, and (B) in the case of any changes described in clause (iv), (v) or (vi) above, each Lender hereunder; provided further, that except as provided in Section 3.6(f), no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments or scheduled repayments of any Loans, reduces the amount of or waives any prepayments or scheduled repayments of any Loans, or extends the time of payment for any prepayments or scheduled repayments of any Loans, shall be effective unless the same shall be signed by or on behalf of
(i) to
the extent such prepayment or repayment applies to the Term Loan, Term Lenders holding Term loans representing more than 50% of the aggregate outstanding principal amount of the Term Loan (the "Majority Term Lenders"), and (ii) to the extent such prepayment or repayment applies to the Revolving Loan, Revolving Lenders holding Revolving Loans and Revolving Loan Commitments, if any, representing more than 50% of the sum of (x) the aggregate outstanding principal amount of the Revolving Loans and (y) the Total Available Revolving Commitment (the "Majority Revolving Lenders"); and provided further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (i) increasing the duties or obligations of the Agent hereunder; or (ii) increasing the standard of care or performance required on the part of the Agent, the Swing
Line Lender or any Facing Agent hereunder, or (iii) reducing or eliminating the fees, indemnities or immunities to which the Agent, the Swing Line Lender or any Facing Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section) shall be effective unless the same shall be signed by or on behalf of the Agent, the Swing Line Lender or such Facing Agent, as the case may be. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

          Section 9.3 Certain Other Amendments; Amendments Affecting Additional Lenders, Supplemental Revolving Lenders, D Tranche Lenders and E Tranche Lenders. No amendment which changes (i) this clause (i) or the definition of "Term Loan Pro Rata Share" shall be effective unless the same shall be signed by or on behalf of each Term Lender which at the time has outstanding any portion of the Term Loan or (ii) this clause (ii) or the definition of "Revolving Loan Pro Rata Share" shall be effective unless the same shall be signed by or on behalf of each Revolving Lender which at the time has made or has outstanding a portion of the Revolving
Loan Commitment or the Revolving Loans. In addition, without limiting or changing the provisions of Section 9.2, no amendment, modification, supplement, termination, waiver or consent of or to any provision of this Agreement which (i) reduces the rate of interest on any Additional Term Loan or reduces the principal amount of any Additional Term Loan, or forgives any such payment or any part thereof, (ii) extends the Additional Term Loan Maturity Date or the scheduled date for the payment of interest on any Additional Term Loan, (iii) changes this second sentence of Section
9.3 or the definition of the term "Additional Term Loan Pro Rata Share" or (iv) changes the Additional Term Loan Commitment of any Additional Lender hereunder shall be effective unless the same shall be signed by or on behalf of each Additional Lender if amounts payable to the Additional Lenders would be affected by such change; provided, however, that except as provided in Section 3.6(f), no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments or scheduled repayments of the Additional Term Loan, reduces the amount of or waives any prepayments or scheduled repayments of the Additional Term Loan, or extends the time of payment for any prepayments or scheduled repayments of the Additional Term Loan, shall be effective unless the same shall be signed by or on behalf of Additional Lenders holding Additional Term Loans representing more than 50% of the aggregate outstanding principal amount of the Additional Term Loan (the "Majority Additional Term Lenders"). Without limiting or changing the provisions of Section 9.2, no amendment, modification, supplement, termination, waiver or consent of or to any provision of this Agreement which (i) reduces the rate of interest on any Supplemental Revolving Loan or reduces the principal amount of any Supplemental Revolving Loan, or forgives any such payment or any part thereof, (ii) extends the Supplemental
Revolver Termination Date or the scheduled date for the payment of interest on any Supplemental Revolving Loan, (iii) changes this third sentence of Section 9.3 or the definition of the term "Supplemental Revolving Loan Pro Rata Share" or (iv) changes the Supplemental Revolving Loan Commitment of any Supplemental Revolving Lender hereunder shall be effective unless the same shall be signed by or on behalf of each Supplemental Revolving Lender if amounts payable to the Supplemental Revolving Lenders would be affected by such change; provided, however, that no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments or scheduled repayments of the Supplemental Revolving Loan, reduces the amount of or waives any prepayments or scheduled repayments of the Supplemental Revolving Loan, or extends the time of payment for any prepayments or scheduled repayments of the Supplemental Revolving Loan, shall be effective unless the same shall be signed by or on behalf of Supplemental Revolving Lenders holding Supplemental Revolving Loans representing more than 50% of the sum of (i) the aggregate outstanding principal amount of the Supplemental Revolving Loans and (ii) the Total Available Supplemental Revolving Commitment (the
"Majority Supplemental Revolving Lenders"). Without limiting or changing the provisions of Section 9.2, no amendment, modification, supplement, termination, waiver or consent of or to any provision of this Agreement which (i) reduces the rate of interest on any D Tranche Term Loan or reduces the principal amount of any
D Tranche Term Loan, or forgives any such payment or any part thereof, (ii) extends the D Tranche Term Loan Maturity Date or the scheduled date for the payment of interest on any D Tranche Term Loan, (iii) changes this fourth sentence of Section 9.3 or the definition of the term "D Tranche Term Loan Pro Rata Share" or (iv) changes the D Tranche Term Loan Commitment of any D Tranche Lender hereunder shall be effective unless the same shall be signed by or on behalf of each D Tranche Lender if amounts payable to the D Tranche Lenders would be affected by such change; provided, however, that except as provided in Section 3.6(f), no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments or scheduled repayments of the D Tranche Term Loan, reduces the amount of or waives any prepayments or scheduled repayments of the D Tranche Term Loan, or extends the time of payment for any prepayments or scheduled repayments of the D Tranche Term Loan, shall be effective unless the same shall be signed by or on behalf of D Tranche Lenders holding D Tranche Term Loans representing more than 50% of the aggregate outstanding principal amount of the D Tranche Term Loan (the "Majority D Tranche Term Lenders"). Without limiting or changing the provisions of Section 9.2, no amendment, modification, supplement, termination, waiver or consent of or to any provision of this Agreement which (i) reduces the rate of interest on any E
Tranche Term Loan or reduces the principal amount of any E Tranche Term Loan, or forgives any such payment or any part thereof, (ii) extends the E Tranche Term Loan Maturity Date or the scheduled date for the payment of interest on any E Tranche Term Loan, (iii) changes this fifth sentence of Section 9.3 or the definition of the term "E Tranche Term Loan Pro Rata Share" or (iv) changes the E Tranche Term Loan Commitment of any E Tranche Lender hereunder shall be effective unless the same shall be signed by or on behalf of each E Tranche Lender if amounts payable to the
E Tranche Lenders would be affected by such change; provided, however, that except as provided in Section 3.6(f), no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments or scheduled repayments of the E Tranche Term Loan, reduces the amount of or waives any prepayments or scheduled repayments of the E Tranche Term Loan, or extends the time of payment for any prepayments or scheduled repayments of the E Tranche Term Loan, shall be effective unless the same shall be signed by or on behalf of E Tranche Lenders holding E Tranche Term Loans representing more than 50% of the aggregate outstanding principal amount of the E Tranche Term Loan (the "Majority E Tranche Term Lenders")

          Section 9.4 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications (collectively, "Notices") required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and (except for written confirmations of telephonic or telex instructions) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier. Notices shall be deemed to be given for purposes of this Agreement (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section; provided, however, that any Notice of Borrowing to the Agent shall not be effective until received. Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provisions of this Section Notices shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on their signature pages hereto or in any Assignment Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party. Except where notice is specifically required by this Agreement or any other Basic Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 9.5 Costs, Expenses and Taxes. The Borrower agrees to pay (without duplication) all reasonable costs and expenses incurred by the Agent in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement and the other Basic Agreements, any amendments, waivers or modifications of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of pocket expenses of Winston & Strawn, special counsel to the Agent, any local counsel retained by the Agent, reasonable attorney's fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel of the Agent as well as the reasonable fees and out-of-pocket expenses of additional special counsel, independent public accountants, investment advisors and other outside experts retained by or on behalf of the Agent in connection with the administration of this Agreement or with matters generally relating to this Agreement or any of the transactions contemplated by this Agreement, and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel, if any) incurred by the Agent or any Lender in connection with the enforcement of this Agreement, any other Basic Agreement or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower shall pay any and all stamp, original issue and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Basic Agreement or the making of any Loan, and the Borrower agrees to save and hold the Agent, the Co-Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the Mortgages, which appraisals shall be in conformity with the applicable requirements of any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following the Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default
Rate.

          Section 9.6    Indemnification.  The Borrower will
(a) indemnify and hold harmless each Lender, each Co-Agent and the Agent and each director, officer, employee, agent or attorney and Affiliate thereof (each such Person an ("Indemnified Party") from and against all losses, claims, damages, expenses or liabilities to which such Indemnified Party may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by any Basic Agreement or the use by the Borrower of the proceeds of any Loan, and (b) reimburse each Indemnified Party upon their demand, for any reasonable legal or other expenses (including (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no such Person shall have the right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, any Co-Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 9.6, the Borrower will, if requested by the Agent, any Co-Agent, any Lender or any such indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Party shall, unless the Agent, a Lender or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. The obligations of the Borrower under this Section 9.6, under Sections 2.12(h) and (i) and under Section 2.13 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder and under the Obligations.

          Excluding any liability arising out of the gross negligence or willful misconduct of any Indemnified Party, the Borrower further agrees to indemnify and hold each Indemnified Party harmless from all loss, cost (including reasonable attorneys'
fees), liability and damage whatsoever incurred by any Indemnified Party by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Contaminant into the environment for which the Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of the Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in
Schedule 4.21, provided that, with respect to any liabilities arising from acts or failure to act for which the Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, the Borrower's obligation to each Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower or any such Subsidiary. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, the Agent may (but shall not be obligated to), after requesting the Borrower to do such act or thing and the failure by the Borrower to immediately undertake such action to the satisfaction of the Agent, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Agent shall be repaid to it by the Borrower promptly upon the Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Agent to the date of repayment. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations hereunder.

          Section 9.7 Special Expenditures. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or under any other Basic Agreement or any representation or warranty on the part of the Borrower contained herein or therein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Agent shall be repayable to it by the Borrower promptly upon the Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period from the date so expended by the Agent to the date of repayment.

          Section 9.8 Confirmations. Each of the Borrower and each holder of any Obligation agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding in respect of such Obligation; each such holder agrees from time to time, upon written request received by it from the Borrower, to make the relevant internal records of such holder maintained by it with respect to such Obligation available for reasonable inspection by the Borrower at the office of such holder.
          Section 9.9    Adjustment.

          (a) If at any time any Revolving Lender, Supplemental Revolving Lender, Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender (a "Benefitted Lender") shall receive any payment (other than (i) a payment received by the Swing Line Lender in respect of any Swing Line Loan in which no Revolving Lenders have purchased a participation pursuant to Section 2.11(d) and
(ii)
non-pro rata payments to any Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender solely as the result of Waived Proceeds being retained by the Borrower pursuant to
Section 3.6(f))
of all or part of any of its Loans, or interest thereon, including as the result of Section 9.10, in a greater proportion relative to such Lender's Revolving Loan Pro Rata Share, Supplemental Revolving
Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term
Loan
Pro Rata Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share, as applicable, than any such payment to any other Revolving Lender, Supplemental Revolving Lender, Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender in respect of such other Lender's Revolving Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata Share, D Tranche Term Loan Pro
Rata Share or E Tranche Term Loan Pro Rata Share, as applicable, or interest thereon, such Benefitted Lender shall purchase for cash from the other Revolving Lenders, Supplemental Revolving Lenders, Term Lenders, Additional Lenders, D Tranche Lenders or E Tranche Lenders, as the case may be, such portion of each such other Lender's Loans as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Revolving Lenders, Supplemental Revolving Lenders, Term Lenders, Additional Lenders, D Tranche Lenders or E Tranche Lenders, as the case may be; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) If any Lender (a "Collateral Benefitted Lender") shall at any time receive any collateral in respect of its Loans (whether voluntary or involuntary, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e) or 7.1(f) hereof, or otherwise) in a greater proportion than any such collateral received by any other Lender in respect of such other Lender's Loans, such Collateral Benefitted Lender shall provide such other Lenders with the benefits of any such collateral as shall be necessary to cause such Collateral Benefitted Lender to share the benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such benefits is thereafter recovered from such Collateral Benefitted
Lender, such benefits shall be returned to the extent of such recovery but without interest.
          Section 9.10 Right of Setoff. (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the occurrence of such Event of Default, and the aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          (b) The Borrower expressly agrees that to the extent the
Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        Section 9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counter parts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 9.12   Binding Effect; Assignment.

          (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Agent and the Lenders and their respective successors and assigns upon the execution by the Borrower, the Agent, the Required Lenders (as defined in the Existing Credit Agreement), the Majority Revolving Lenders (as defined in the Existing Credit Agreement), the Majority Term Lenders (as defined in the Existing Credit Agreement), the Majority
Additional Term Lenders (as defined in the Existing Credit Agreement), the Majority Supplemental Revolving Lenders (as defined in the Existing Credit Agreement), the Majority D Tranche Term Lenders and each E Tranche Lender; provided, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitment and related outstanding obligations of such Lender hereunder (in respect of any Lender, its
"Credit Exposure"); provided, however, that in the case of a Revolving Lender, it sells it Credit Exposure ratably between its Revolving Loan Commitment and its participation interest in the Florence Letters of Credit. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, provided that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 9.9. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.16 with respect to its participation in the Loans and Letters of Credit outstanding from time to time, provided that such Participant's benefits under Sections 2.13 and 2.16 shall be limited to the benefits that the
Lender granting the participation would be entitled to thereunder with respect to the Credit Exposure so participated. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, supplement, modification or waiver to this Agreement or any of the Loan Documents except for any amendment, supplement, modification or waiver which reduces the rate or amount of principal, interest or fees payable by the Borrower, extends the Term Loan Maturity Date, the Revolver Termination Date, the Additional Term Loan Maturity Date, the Supplemental Revolver Termination Date, the D Tranche Term Loan Maturity Date, the E Tranche Term Loan Maturity Date or the scheduled date for any payment of interest (but only if such Participant is participating in the Term Loan, the Additional Term Loan, the Revolving Loan, the Supplemental Revolving Loan, the D Tranche Term Loan or the E Tranche Term Loan, as applicable, affected thereby), or release all or substantially all of the Collateral and Mortgaged Property (other than when Substitute Collateral is provided and other than in accordance with Section
9.13) or release or terminate all or substantially all of the Subsidiary Guarantees.

          (d) Any Lender may at any time assign to one or more banks or other entities, including an Affiliate thereof (each an "Assignee"), all or any part of its Credit Exposure pursuant to an Assignment Agreement (an "Assignment Agreement") in substantially the form of Exhibit 9.12(d) hereto, provided that
(i) in the case of a Revolving Lender, it assigns its Credit Exposure ratably between its Revolving Loan Commitment and its participation interest in the Florence Letters of Credit, (ii) any assignment by a Revolving Lender of all or any portion of its Revolving Loan Commitment shall require the prior written consent of each Facing Agent which has issued a Letter of Credit that remains outstanding at such time (with the consent of such Facing Agent not to be unreasonably withheld), (iii) at no time shall any Revolving Lender or Supplemental Revolving Lender assign any portion of its Revolving Loan Commitment or Supplemental Revolving Loan Commitment if after giving effect to such assignment the transferor Lender's or the Assignee's aggregate amount of Revolving Loan Commitment and
Supplemental Revolving Loan Commitment, on a combined basis, shall be less than $15,000,000 (the "Revolving Minimum Amount") (except (A) with respect to an assignment of all of such Lender's Revolving
Loan Commitment and/or Supplemental Revolving Loan Commitment and (B) in the event that the Revolving Loan Commitments and Supplemental Revolving Loan Commitments have been terminated, then the Revolving Minimum Amount shall refer to such transferor Lender's (1) Revolving Loan Pro Rata Share of the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding and the aggregate L/C Obligations and Florence L/C Obligations outstanding and (2) Supplemental Revolving Loan Pro Rata Share of the aggregate principal amount of Supplemental Revolving Loans outstanding), provided that (I) all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the Revolving Minimum Amount and (II) the Revolving Minimum Amount shall automatically reduce pro rata based on any reduction in
(x) the Total Revolving Loan Commitments and Total
Supplemental Revolving Loan Commitments or (y) if the Total Revolving Loan Commitments and Total Supplemental Revolving Loan Commitments have been terminated, the aggregate principal amount of
Revolving Loans, Supplemental Revolving Loans and Swing Line Loans outstanding and the aggregate L/C Obligations and Florence L/C Obligations outstanding, (iv) at no time shall any Term Lender assign any portion of its Term Loan if after giving effect to such assignment the transferor Lender's or the Assignee's principal amount of the Term Loan shall be less than $7,500,000 (the "Term Minimum Amount") (except with respect to an assignment of all of such Term Lender's Term
Loan), provided that (A) the Term Minimum Amount shall automatically reduce pro rata based on any reduction in the aggregate principal amount of the Term Loan outstanding and
(B) all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the Term Minimum Amount but in no event shall any single Lender's or Affiliate's principal amount of the Term Loan be less than $2,500,000 (with such amount reducing pro rata based on any reduction in the aggregate outstanding principal amount of the Term Loan), (v) at no time shall any Additional Lender assign any portion of its Additional Term Loan if after giving effect to such assignment the transferor Lender's or the Assignee's principal amount of the Additional Term Loan shall be less than $5,000,000 (the "Additional Term Minimum Amount") (except with respect to an assignment of all of such Lender's Additional Term Loan), provided that (A) the Additional Term Minimum Amount shall automatically reduce pro rata based on any reduction in the aggregate principal amount of the Additional Term Loan outstanding and (B) all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the Additional Term Minimum Amount but in no event shall any single Lender's or Affiliate's principal amount of the Additional Term Loan be less than $2,500,000 (with such amount reducing pro rata based on any reduction in the aggregate outstanding principal amount of the Additional Term Loan),
(vi) at no time shall any D Tranche Lender assign any portion of its D Tranche Term Loan if after giving effect to such assignment the transferor Lender's or the Assignee's principal amount of the D Tranche Term Loan shall be less than $5,000,000 (the "D Tranche Term Minimum Amount") (except with respect to an assignment of all of such Lender's D Tranche
Term Loan), provided that (A) the D Tranche Term Minimum
Amount shall automatically reduce pro rata based on any reduction in the aggregate principal amount of the D Tranche Term Loan outstanding and (B) all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the D
Tranche Term Minimum Amount
but in no event shall any single Lender's or Affiliate's principal amount of the D Tranche Term Loan be less than $2,500,000 (with such amount reducing pro rata based on any reduction in the aggregate outstanding principal amount of the D Tranche Term Loan),
(vii) at no time shall any E Tranche Lender assign any portion of its E Tranche Term Loan if after giving effect to such assignment the transferor Lender's or the Assignee's principal amount of the E Tranche Term Loan shall be less than $5,000,000 (the "E Tranche Term Minimum Amount") (except with respect to an assignment of all of such Lender's E Tranche
Term Loan), provided that (A) the E Tranche Term Minimum
Amount shall automatically reduce pro rata based on any reduction in the aggregate principal amount of the E Tranche Term Loan outstanding and (B) all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the E Tranche Term Minimum Amount but in no event shall any single Lender's or Affiliate's principal amount of the E Tranche Term Loan be less than $2,500,000 (with such amount reducing pro rata based on any reduction in the aggregate outstanding principal amount of the D Tranche Term Loan),
(viii) any assignment shall require the prior written consent of the Agent, which consent shall not be unreasonably withheld, and (ix) any assignment to an Assignee other than another Lender, or an Affiliate of the assigning Lender or another Lender, shall require the prior written consent of the Borrower (with the consent of the Borrower not to be unreasonably withheld). Notwithstanding the foregoing limitations with respect to the Term Minimum Amount, Additional Term Minimum Amount, D Tranche Term Minimum Amount and E Tranche Term Minimum Amount, any Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender may assign any portion of its Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan below the Term Minimum Amount, Additional Term Minimum Amount, D Tranche Term Minimum Amount or E Tranche Term Minimum Amount, respectively, if after giving effect to such assignment, such transferor Lender's and the Assignee's aggregate principal amount of the Term Loan, Additional Term Loan, D Tranche Term Loan and E Tranche Term Loan is at least $15,000,000 (the "Aggregate
Term Minimum"), provided that all Affiliates of any transferor Lender or any Assignee shall be included in the determination of whether such transferor Lender or such Assignee satisfies the Aggregate Term Minimum. Upon execution of an Assignment Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Agent at its Payment Office in connection with each such assignment, each Assignee shall become a party to this Agreement as a Lender and the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. Such Assignment Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement (including its Revolving Loan Commitment, Supplemental
Revolving Loan Commitment, Term Loan Commitment, Additional Term Loan Commitment, D Tranche Term Loan Commitment and/or E Tranche Term Loan Commitment), the Maximum Commitments, the determination of Revolving Loan Pro Rata Share, Supplemental Revolving Loan Pro Rata Share, Term Loan Pro Rata Share, Additional Term Loan Pro Rata
Share, D Tranche Term Loan Pro Rata Share or E Tranche Term Loan Pro Rata Share (rounded to twelve decimal places), the Loans and any outstanding Letters of Credit and new Notes shall be issued, at the Borrower's expense, to such Assignee and to the assigning Lender upon the request of such Assignee or such assigning Lender, such new Notes to be in conformity with the requirements of Section
2.2 (with the appropriate modifications) to the extent needed to reflect the revised Commitment of the Assignee and the assigning Lender.

          (e) For so long as any Lender shall be in default of its obligation to fund its Revolving Loan Pro Rata Share of any Revolving Loan, to fund its Supplemental Revolving Loan Pro Rata Share of any Supplemental Revolving Loan, to reimburse the Facing Agent for any drawings under any Letters of Credit or to fund its participation in any Swing Line Loan, (i) no Revolving Loan Commitment Fees or Supplemental Revolving Loan Commitment Fees shall be accrued by or paid to such Lender and
(ii) for purposes of
the definition of "Required Lenders," such Lender shall be deemed not to have any Loans or Revolving Loan Commitment or Supplemental Revolving Loan Commitment outstanding.

          (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrower and no such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          (g) A Lender may furnish any information concerning the
Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Lenders, Assignees and Participants (including prospective Assignees and Participants), provided that with respect to any such information which has been identified or designated by the Borrower as confidential and which has not previously been made public, any such Assignee or Participant shall have agreed to hold such information in confidence and not to disclose such information (subject to the exceptions specified in Section 5.1.6 hereof) and any prospective Assignee or Participant shall have agreed to return such information which is in written form to the Borrower or otherwise destroy such information if it does not become an actual Assignee or Participant.

          (h) Any Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or an estate or trust the income of which is subject to United States federal income taxation regardless of the source of its income (a "Non-U.S. Lender") and that could become completely exempt from withholding of any Taxes in respect of payment of any obligations due to such Non U.S. Lender with respect to the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan if the applicable Notes were in registered form for United States federal income tax purposes may request the Borrower (through the Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan for promissory note(s) registered as provided in this
Section 9.12(h) below (each, a "Registered Note"). A Registered Note shall be substantially in the form of Exhibit 2.2(a) except that it shall be made payable to such Non-U.S. Lender or registered assigns. Registered Notes shall be deemed to be and shall be Term Notes, Additional Term Notes, D Tranche Term Notes or E Tranche Term Notes for all purposes of this Agreement. Registered Notes may not be exchanged for promissory notes that are not Registered Notes. Each Non-U.S. Lender holding a Registered Note (a "Registered Noteholder") shall comply with the requirements of
Section 3.11(c).
The Agent shall maintain a register (the "Register") on which it shall enter the names of the registered owners of the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan evidenced by Registered Notes. The Agent, acting as an agent of the Borrower solely with respect to the maintenance of the Register, shall incur no liabilities with respect to its maintenance of the Register and recordation of the information therein. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Agent shall treat each Term Lender, Additional Lender, D Tranche Lender and E Tranche Lender in whose name a Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan and the Registered Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice to the contrary.
No assignment of a Registered Note and the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan evidenced thereby shall be effective unless the Agent has recorded the appropriate Assignment Agreement in the Register and such assignment otherwise complies with the requirements of Section 9.12. Any assignment or transfer of all or any part of the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term
Loan and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing the Term Loan, Additional Term Loan, D Tranche Term Loan or E Tranche Term Loan, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). The Register shall be available at the offices were kept by the Agent for inspection by the Borrower and any Term Lender, Additional Lender, D Tranche Lender or E Tranche Lender at any reasonable time upon reasonable prior written notice to the Agent.

          Section 9.13 Release of Collateral. The following provisions shall govern the release of collateral granted by the Borrower to the Agent pursuant to the Loan Documents.
          (a)  Upon termination of all Revolving Loan
Commitments,
     Supplemental Revolving Loan Commitments, the Swing Line Commitment, the L/C Agreement, the L/C Participation Agreements and the Florence Letters of Credit, and the
payment
    in full of all outstanding Revolving Loan Obligations,
     Supplemental Revolving Loan Obligations, Swing Line Obligations, L/C Obligations and Florence L/C Obligations
such
    that no such Commitments, Loan Documents or Obligations
remain
     outstanding, the Borrower shall be entitled to the release of the Collateral and Mortgaged Property set forth on Schedule 9.13(a) hereto from the Lien of the Loan Documents upon the request of the Borrower subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer
     certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which
     the Agent proposes to release such Collateral and Mortgaged Property; and (ii) at the Borrower's cost and expense, the Agent shall have received from one or more independent third parties appraisals and/or valuations acceptable to, and in form, substance and using methodologies satisfactory to, the Required Lenders, demonstrating that, after giving effect to such release, the ratio of (A) the aggregate value of the remaining Collateral and Mortgaged Property, as such value is
  determined by such independent third parties and acceptable to
     the Required Lenders, to (B) the Obligations which remain outstanding under the Loan Documents is not less than 2.50 to
     1.00. The determination by the Required Lenders pursuant to the preceding sentence shall be made by those Term Lenders, Additional Lenders, D Tranche Lenders and E Tranche Lenders constituting the Required Lenders at such time.

          (b) Upon receipt by the Borrower and the Agent of an officer's certificate and such other information delivered pursuant to Section 5.1.1(c), beginning with any such officer's certificate and information delivered after
December
  31, 1994, the Borrower shall be entitled to the release of all of the Collateral and Mortgaged Property from the Lien of the
     Loan Documents subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which
   the Agent proposes to release the Collateral and Mortgaged
     Property; and (ii) the officer's certificate delivered pursuant to Section 5.1.1(c) satisfies the terms and conditions set forth on Schedule 1.1(b) hereto.

          (c) The Borrower shall be entitled to the release of all
     or any portion of the Collateral and/or Mortgaged Property upon the request of the Borrower subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which the Agent proposes to release such Collateral and Mortgaged Property; (ii) prior to the release date of such Collateral and/or Mortgaged Property the
Borrower
     shall have furnished to the Agent for the benefit of the Lenders substitute collateral ("Substitute Collateral")
which
    (A) is acceptable to the Required Lenders and (B) has a value as determined by the Required Lenders at least equal to the aggregate value of the Collateral and/or Mortgaged Property to
     be released; and (iii) such Substitute Collateral shall be provided pursuant to documentation and legal opinions in form
      and substance satisfactory to the Agent. Any such Substitute
     Collateral shall be deemed to have been granted in consideration of the release of such Collateral and/or Mortgaged Property.

          (d) The Borrower shall be entitled to the release of any
     portion of the Collateral and/or Mortgaged Property which is the subject of any sale, transfer or other disposition permitted by Section 5.2.12 upon the request of the Borrower subject to the following terms and conditions:
     (i) at least ten (10) Business Days prior to the release date of such Collateral and/or Mortgaged Property the Borrower shall have furnished to the Agent in writing a description of such Collateral and/or Mortgaged Property and the proposed terms of
     the sale, transfer or other disposition thereof; (ii) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no
     Event of Default or Unmatured Event of Default has occurred and is continuing; and (iii) prior to or contemporaneously with such release, the Agent shall have received any
Material
     Sale Proceeds derived from such disposition in immediately available funds pursuant to the terms of
     Section 3.4(c) to
be
   applied as a prepayment of the Obligations in accordance with
     Section 3.6(c), unless any such Material Sale Proceeds constitute Waived Proceeds pursuant to the terms of
     Section 3.6(f), together with a written accounting of all proceeds from such sale, transfer or other disposition and the determination of Material Sale Proceeds resulting therefrom, in form and substance reasonably satisfactory to the Agent; provided, however, that inventory pledged to the Agent pursuant to the Loan Documents may be sold or disposed of in the ordinary course of business free and clear of the Liens created thereby; and provided further, that immaterial portions of Collateral or Mortgaged Property may for purposes
     of administrative practicality or legal requirements be released by the Agent pursuant to the provisions, if any, of the respective Security Agreements or Mortgages.

          (e)  Upon the satisfaction of the applicable
     conditions set forth in Section 9.13(a), (b) or (c), the Agent shall within thirty (30) days deliver to the Borrower all released Collateral and related documents then in the custody or possession of the Agent and shall prepare and execute release
      documents relating to the Collateral and Mortgaged
Property to
   be released and shall execute and deliver to the Borrower such other documents and instruments as the Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, the Agent, and at the cost and expense of the Borrower.

          (f) The Borrower shall be entitled to the release of any
      portion of the Mortgaged Property consisting of box converting facilities which are used to collateralize Indebtedness for Money Borrowed incurred in accordance with Section 5.2.2(x), upon the request of the Borrower subject to the following terms and conditions: (i) at least thirty (30) days (or such lesser number of days as to which the Agent may agree) prior to the release date of such Mortgaged Property the Agent shall
     have received appraisals or other documentation of such Mortgaged Property which satisfy the terms and conditions of Section 5.2.2(x); (ii) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing; (iii) at least ten (10) Business Days (or such lesser number of days as to which the Agent may agree) prior to the release date of such Mortgaged Property the Borrower shall have furnished to the Agent in writing a description of such Mortgaged Property, together with copies of all documentation
     relating to such Indebtedness for Money Borrowed; and
(iv) the
     Agent shall have received such intercreditor agreements as specified in Section 5.2.2(x).

          (g) If requested by the Borrower in connection with the incurrence by the Borrower or any Subsidiary of any
Financing
   Lease Obligations as permitted under Section 5.2.2(i), any Indebtedness for Money Borrowed in respect of the purchase price of property as permitted under Section 5.2.2(k) or any lease payments as permitted under Section 5.2.15, the
Agent is authorized to execute and deliver any agreement or other instrument in favor of, or with, any lender extending any such
   Indebtedness for Money Borrowed or lessor under any such lease
     (a "Third Party Lender") which expressly waives, relinquishes and/or subordinates any Lien of the Agent for the benefit of the Lenders under any Loan Documents in or upon the asset(s) being acquired or leased by the Borrower or such Subsidiary from such Third Party Lender until such time as such Indebtedness for Money Borrowed or lease is paid in full, with
      such agreement or instrument in form and substance reasonably satisfactory to the Agent, and the Lenders hereby authorize the Agent to execute and deliver any such agreement or instrument.

          (h) In addition to the foregoing, the Borrower shall be entitled to have the assets described in subpart
     (y) of the second sentence of Section 5.2.12 released from the Lien of the Loan Documents contemporaneously with their transfer to Stone Snowflake pursuant to, and in compliance with, the terms
  of such Section.  The Lenders hereby authorize the Agent to release such Collateral at such time.
          Section 9.14   Consent to Jurisdiction.  THE
BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR ANY OTHER BASIC AGREEMENT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND THE BORROWER IRREVOCABLY WAIVES
ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. AS A METHOD
OF SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE BORROWER, AT ITS ADDRESS SPECIFIED IN SECTION 9.4 HEREOF OR BY CERTIFIED MAIL DIRECT TO SUCH ADDRESS.

          Section 9.15 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Nothing contained in this Agreement and no action taken by the Agent, any Co-Agent or any Lender pursuant hereto shall be deemed to constitute the Agent, any Co-Agent or the Lenders a partnership, an association, a joint venture or other entity.

        Section 9.16 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 9.17   Headings.  The Table of Contents and
Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 9.18   Time.  Time shall be of the essence
of this Agreement.
          Section 9.19 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and the Lenders, their respective rights, powers and remedies hereunder.

          Section 9.20 Florida Real Property. The parties hereto hereby acknowledge that the Revolving Loans, Supplemental Revolving
Loans and Swing Line Loans are secured by real and personal property located both inside and outside the State of Florida and hereby agree that for purposes of calculating intangible taxes due under Section 199.133, Florida Statutes, the first amounts advanced as Revolving Loans, Supplemental Revolving Loans and Swing Line Loans shall be deemed to be the portion allocable to the Collateral and Mortgaged Property consisting of real property located in the State of Florida, and such portion allocable to such Collateral and
Mortgaged Property shall also be deemed to be the last to be repaid under the terms hereof. Nothing herein shall limit the Agent's or any Lender's right to recover or realize from the Collateral or Mortgaged Property located in the State of Florida amounts in excess of that allocated to the Revolving Loans, Supplemental Revolving Loans and Swing Line Loans or to apply amounts so recovered or realized against the Obligations in such order as required pursuant to the Loan Documents.
          Section 9.21   Effect of Restatement.  This
Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreement from and after the Restatement Date with respect to the transactions hereunder and with respect to the Loans and Letters of Credit outstanding under the Existing Credit Agreement as of Restatement Date. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Restatement Date, (ii) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (iii) the liens and security interests in favor of the Agent for the benefit of the Lenders securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (iv) all references in the other Loan Documents to this Agreement shall be deemed to refer without further amendment to this Agreement.

                  [signature pages to follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
                              STONE CONTAINER CORPORATION

                              By:

                           Name:

                          Title:

















                              Address:

                              Stone Container Corporation
                              150 North Michigan Avenue
                              Chicago, Illinois  60601
                              Attn: Randolph C. Read
                                    Senior Vice President,
                                    Chief Financial and
                                    Planning Officer
                              Tel. No.:  (312) 580-4604
Telecopier No.: (312) 580-7040 BANKERS TRUST COMPANY, in
its
                              individual capacity and as
                              Agent By:

                           Name:

                              Title:


                              Address:


                              Bankers Trust Company
                              233 South Wacker Drive
                              Suite 8400
                              Chicago, IL 60606
                              Attention:  Loretta L.
                                          Summers Vice-
                                          President
                              Tel. No.:  (312) 993-8006
                              Telex No.:  210106
                              (Answerback:  BTCI UR)
Telecopier No.:  (312) 993-8218

                              With a copy to:

                              Winston & Strawn
                              35 West Wacker Drive
                              Chicago, Illinois 60601
Attention:

                              Brian S. Hart, Esq. Tel. No.:
(312)

                              558-5600 Telecopier No.:  (312)
558

                             5700



                     DEFINITIONAL APPENDIX
                              TO
                       CREDIT AGREEMENT


          As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:
          "Abitibi Sale/Monetization" means any transaction or series of related transactions whereby the Borrower or any Subsidiary (i) issues or otherwise sells any security, instrument or other right that is convertible into, exchangeable for or otherwise entitled to receive at any time any Abitibi Shares, or (ii) sells or otherwise disposes of (including through any secondary public offering) any Abitibi Shares.
          "Abitibi Shares" means any shares of capital stock of SCC owned by the Borrower or any Subsidiary.
          "Abitibi 25% Portion" is defined in Section 3.4(d). "Abitibi 75% Portion" means an aggregate amount equal to 75% of the proceeds from (i) each issuance or sale by the Borrower or any Subsidiary of any securities, instruments or other rights that are convertible into, exchangeable for or otherwise entitled to receive at any time any Abitibi Shares, and (ii) the sale or other disposition (including any secondary public offering) of any Abitibi Shares, in each case in connection with any Abitibi Sale/Monetization net of income taxes directly payable and any direct costs and expenses incurred in connection with such Abitibi Sale/Monetization (provided that such income taxes, costs and expenses attributable to any subsequent conversion, exchange or other receipt of Abitibi Shares shall not be deducted for purposes of determining such net proceeds).
          "Accounts Receivable Financing Program" means a program of sales of, or transfers of interests in, receivables (whether characterized as sales or as non-recourse loans) and related contract rights and other property (the "Receivables") by the Borrower and its Participating Subsidiaries to StoneSub, which shall finance such purchases through (i) sales or transfers of Receivables or borrowings or other debt issuances (which, except as described in Exhibit 1.1(e) hereto, shall be non-recourse to the
Borrower and its Subsidiaries other than StoneSub) from one or more limited purpose finance companies, investors participating in an offering of debt securities, financial institutions or other Persons not affiliated with the Borrower or through one or more trusts originated by StoneSub (individually and collectively, the "Issuer"), (ii) capital contributions from the Borrower,
(iii) subordinated loans from the Borrower and its applicable Participating Subsidiaries and (iv) collections from previously purchased Receivables. Each separate financing arrangement within the Accounts Receivable Financing Program is referred to as a
"Receivables Financing." All Receivables Financings which are in existence at any time shall together not permit StoneSub to incur more than, subject to the third proviso of the penultimate sentence of Section 5.2.13, $500 million of Indebtedness for Money Borrowed from the Issuer at any one time outstanding (and, in the event that the Accounts Receivable Financing Program includes Canadian dollar Receivables of Canadian Subsidiaries, without giving effect to increases in such amount after the date of the incurrence of such Indebtedness for Money Borrowed, or portion thereof, solely as the result of subsequent fluctuations in the exchange rate between United States Dollars and Canadian dollars) and shall be on terms (considered as a whole) not materially more onerous to the Borrower and the Lenders than those of Receivables Financings in existence on the date hereof. The Lenders hereby acknowledge and agree that any Receivables Financing purported to be structured as a sale of Receivables to StoneSub by the Borrower or a Participating Subsidiary and as to which the Borrower has received an opinion of counsel as to the sale nature thereof shall constitute a sale of such Receivables and not a loan from StoneSub secured by such Receivables. Nothing herein shall prevent the Borrower from alternatively structuring a Receivables Financing as the sale of Receivables by StoneSub to the Issuer, provided that any such Receivables Financing shall be subject to clause (iii) of the last sentence of Section 5.2.2(p) for all purposes of this Agreement.

          "Acquisition" is defined in Section 5.2.9.

          "Acquiring Person" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act")) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner of shares of the Borrower having more than 50% of the total number of votes that may be cast for the election of directors of the Borrower; provided, however, an Acquiring Person shall not include (i) the Borrower, (ii) any Subsidiary of the Borrower, (iii) any employee benefit plan of the Borrower or any Subsidiary of the Borrower or any entity holding common stock of the Borrower for or pursuant to the terms of any such plan, (iv) any descendant of Joseph Stone or the spouse of any such descendant, the estate of any such descendant or the spouse of any such descendant, any trust or other arrangement for the benefit of any such descendant or the spouse of any such descendant or any charitable organization established by any such descendant or the spouse of any such descendant (collectively, the "Stone Family"), or
(v) any group which includes any member or members of the Stone Family and a majority of the common stock held by such group is beneficially owned by such member or members (such a group is hereinafter referred to as a "Stone Group"). Notwithstanding the foregoing, no
Person shall become an Acquiring Person as the result of an acquisition of common stock by the Borrower which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to more than 50% or more of the common stock of the Borrower then outstanding; provided, however, that if a Person shall become the beneficial owner of more than 50% or more of the common stock of the Borrower then outstanding by reason of share purchases by the Borrower and shall, after such share purchases by the Borrower, become the beneficial owner of any additional common stock of the Borrower, then such Person shall be deemed to be an Acquiring Person.

         "Additional Fees" is defined in Section 3.9.

          "Additional Lender" means, at any time, any Lender which then has an Additional Term Loan Commitment or is owed any portion of the Additional Term Loan.
          "Additional Term Loan" means, individually and collectively, the loans made by each of the Additional Lenders to the Borrower in accordance with Section 2.1(c), which Additional Term Loan shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

          "Additional Term Loan Commitment" means, with respect to each Additional Lender, the principal amount set forth opposite such Additional Lender's name on Schedule
1.1(e) hereto under the caption "Amount of Additional Term
Loan Commitment."

          "Additional Term Loan Maturity Date" means October
1, 2003.

         "Additional Term Loan Obligations" means the obligations of the Borrower to repay the principal of, and pay the interest on, the Additional Term Loan pursuant to Section 2.2(d).

       "Additional Term Loan Pro Rata Share" means, with respect to any Additional Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the portion of the Additional Term Loan made by such
Lender and outstanding at the time and the denominator of which shall be the aggregate amount of the Additional Term Loan made by all of the Additional Lenders and outstanding at the time.

          "Additional Term Note" is defined in Section 2.2(d).

        "Adjusted Working Capital" means the difference between Consolidated Current Assets (excluding cash and marketable securities) and Consolidated Current Liabilities.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" is defined in the preamble to this Agreement.

          "Agent's Administrative Fee" is defined in Section
3.10.

          "Agent's Fee" has the meaning assigned to that term in the Original Credit Agreement.

          "Agreement" means this Amended and Restated Credit Agreement, as the same may at any time be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and in effect.
          "Agreement Accounting Principles" is defined in Section

1.2.

          "Amendment Fee" is defined in Section 3.8.

          "Assets" is defined in Section 3.4(c).
             "Assignee" is defined in Section 9.12(d).
          "Assignment Agreement" is defined in Section 9.12(d). "Available Revolving Commitment" means, as to any
Revolving Lender at any time, an amount equal to the excess, if any, of (i) such Lender's Revolving Loan Commitment over (ii) the sum of (A) the aggregate principal amount then outstanding of Revolving Loans made by such Lender and (B) such Lender's Revolving
Loan Pro Rata Share of the L/C Obligations, Florence L/C Obligations and Swing Line Loans then outstanding.

          "Available Supplemental Revolving Commitment" means, as to any Supplemental Revolving Lender at any time, an amount equal to the excess, if any, of (i) such Lender's Supplemental Revolving Loan Commitment over (ii) the aggregate principal amount then outstanding of Supplemental Revolving Loans made by such Lender.

        "Balance Sheet" is defined in Section 4.11(a).

          "Basic Agreements" means, collectively, the Loan
Documents, the Transaction Documents and all agreements amending any of the foregoing agreements.

       "Benefitted Lender" is defined in Section 9.9(a).

          "Board" means the Board of Governors of the Federal
Reserve System.

         "Borrower" is defined in the preamble to this Agreement.

          "Borrowing" means the incurrence pursuant and subject to Article II of this Agreement of one Type of Loan by the Borrower from all of the Lenders having a Commitment for the Type of Loan subject to the Borrowing on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Rate Loans, the same Interest Periods; provided, however, that Prime Rate Loans or Eurodollar Rate Loans incurred pursuant to Section 2.13(b) shall be considered part of any related
Borrowing of Eurodollar Rate Loans.

          "Borrowing Margins" and "Borrowing Margin" mean, respectively, (i) the borrowing margins referred to in Sections
2.8(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l)
and (m), and (ii) any one of such borrowing margins.

          "BT" means Bankers Trust Company, a New York banking corporation.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York or Chicago a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

        "Canadian Credit Agreements" means the Canadian
Revolving
Credit Agreement and the Canadian Term Loan Agreement.

          "Canadian Revolving Credit Agreement" means that certain Revolving Credit Agreement dated as of March 1, 1989, as amended, by and among Stone-Canada, BT Bank of Canada, as Administrative Agent, The Bank of Nova Scotia, as Payment Agent, Bankers Trust Company, as Collateral Agent, and the financial institutions signatory thereto.
          "Canadian Term Loan Agreement" means that certain Credit Agreement dated as of March 1, 1989, as amended, by and among Stone-Canada, BT, as agent, Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents, and the financial institutions signatory thereto.
          "Capital Expenditures" means, without duplication, with respect to the Borrower and any Subsidiary of the Borrower (other than S-CC and its Subsidiaries), any amounts expended or incurred during or in respect of a period for any purchase, exchange or other acquisition for value of any asset that is classified on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles as a fixed or capital asset; provided, however, that in no event shall Capital Expenditures include amounts (i) expended in respect of replacements and maintenance consistent with the business practices of the Borrower in respect of plant facilities, machinery,
fixtures
and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts are not capitalized in preparing a consolidated balance sheet in accordance with generally accepted accounting principles), (ii) expended in the replacement, repair or reconstruction of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent of insurance proceeds are receivable or have been received by the Borrower or any such Subsidiary in respect of such destruction or damage, (iii) expended in the replacement of any fixed or capital asset within 180 days (or in the case of a disposition of collateral under the First Mortgage Note Indenture, within the time permitted for redeployment of the proceeds of the replaced
fixed or
capital asset pursuant to Section 1015 of such indenture) of the sale or other disposition of the fixed or capital asset replaced, to the extent of any cash or cash equivalent proceeds received by the Borrower or such Subsidiary in connection with such sale or other disposition of the fixed or capital asset replaced, (iv) expended for the purchase of the Facility
pursuant to Section 10.01,    10.04 or 19.09 of the Leveraged
Lease or (v) expended
pursuant to any Financing Lease.

          "Cash Equivalents" means those Permitted Investments included in clauses (i)-(v) of the definition thereof, with the additional requirement that any such Permitted Investment must mature not more than 30 days after the date of its purchase.
          "Cash Flow Coverage Ratio" means, for a period of four quarters ending on the most recent quarter end prior to the date of computation (treating each such period as a single accounting period) on a consolidated basis, a ratio of (a) the sum of (i) Consolidated Net Income of the Borrower (before income taxes) plus (ii) interest expense (net of interest income on Permitted Investments) during such period plus (iii) depreciation and amortization deducted in determining Consolidated Net Income for such period minus (iv) Capital Expenditures of the Borrower other than Capital Expenditures made through the utilization of Discretionary Funds to (b) interest expense (net of interest income on Permitted Investments) during such period.

       "CB" means Consolidated-Bathurst Inc., a Canadian federal corporation, and its successors and assigns.

          "Certificates of Ownership and Merger" means (i) the Certificate of Ownership and Merger of Stone Container Corporation, a Delaware corporation, dated as of September 30, 1994, executed by the Borrower and each of Stone Connecticut Paperboard Corporation, Stone Mill Operating Corporation, Stone Bag Corporation, Stone Packaging Corporation, Stone-Consolidated Newsprint, Inc. and Stone
Packaging Systems, Inc. (the "Stone Merger Subsidiaries"), merging the Stone Merger Subsidiaries with and into the Borrower and filed with the Delaware Secretary of State on September 30, 1994 and (ii) the Certificate of Ownership and Merger of Stone Southwest, Inc., a Delaware corporation, dated as of September 30, 1994, executed by
Stone Southwest and each of Stone Hodge, Inc., Stone Hopewell, Inc., Manufacturers Folding Carton, Inc. and Stone Corrugated, Inc.
(the "Stone Southwest Merger Subsidiaries"), merging the Stone Southwest Merger Subsidiaries with and into Stone Southwest and filed with the Delaware Secretary of State on September 30, 1994.

          "Change of Control" means any event by which (i) an Acquiring Person has become such, or (ii) Continuing Directors cease to comprise a majority of the members of the board of directors of the Borrower.

          "Closing Date" means October 12, 1994.

          "Cluster Expenditures" means capital expenditures mandated pursuant to, or made to comply with, the final adopted version, if any, of the proposed rules promulgated by the Environmental Protection Agency at 58 Fed. Reg. 66078 (December 17,
1993) with respect to Effluent Limitations Guidelines, Pretreatment Standards, and New Source Performance Standards:
Pulp,
Paper, and Paperboard Category; National Emission Standards for Hazardous Air Pollutants for Source Category: Pulp and Paper Production.

          "Co-Agents" and "Co-Agent" have the respective meanings assigned to such terms in the introduction to this Agreement.

          "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor or regulation proposed or promulgated thereunder.

          "Collateral" means, collectively, (i) all
"Collateral"
as
such term is defined in the Pledge Agreements and (ii) all "Collateral" as such term is defined in the Security
Agreements, including, without limitation, the inventory, machinery and equipment of the Borrower or a Subsidiary, as applicable, located at the Mortgaged Property.

          "Collateral Benefitted Lender" is defined in Section
9.9(b).
          "Commercial Letters of Credit" means the commercial Letters of Credit issued by the Facing Agent for the account of Borrower pursuant to Section 2.12, each of which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.
          "Commitment" means, with respect to each Lender, the aggregate of the Revolving Loan Commitment, Supplemental Revolving Loan Commitment, Term Loan Commitment, Additional Term Loan Commitment, D Tranche Term Loan Commitment and E Tranche Term Loan Commitment of such Lender and "Commitments" means such commitments of all of the Lenders collectively. For purposes of this definition, the Revolving Loan Commitment of the Swing Line Lender shall be deemed to include the Swing Line Commitment of the Swing Line Lender.
          "Consolidated Current Assets" means, subject to the last sentence of Section 1.2, as at the time any determination thereof is to be made, the amount, without duplication, that is classified on a consolidated balance sheet of the Borrower and its Subsidiaries as the consolidated current assets of the Borrower and its Subsidiaries at such time in accordance with generally accepted accounting principles; provided, however, that there shall be excluded from the calculation of Consolidated Current Assets any insurance receivables (net of related payables) relating to the April, 1994 occurrence at the Panama City Mill.

          "Consolidated Current Liabilities" means, subject to the last sentence of Section 1.2, as at the time any determination thereof is to be made, all Indebtedness of the Borrower and its Subsidiaries, without duplication, that is included as consolidated current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, except that there shall be excluded from Consolidated Current Liabilities (i) fixed sinking fund payments, (ii) mandatory redemption and other payments of principal outstanding or due (whether as a result of an acceleration or otherwise), (iii) other mandatory prepayments required to be made with respect to any Indebtedness for Money Borrowed within one year after such date of determination, (iv) any other Indebtedness for Money Borrowed maturing on demand and (v) all outstanding Revolving
Loans, Supplemental Revolving Loans and Swing Line Loans under this
Agreement.

          "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, subject to the last sentence of Section 1.2, with respect to any period, the aggregate of the net income (loss) (before taking account of minority interests) of the
Borrower and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles on a consolidated basis, provided that (i) in the case of any Person which is not a consolidated Subsidiary, the net income (loss) of such Person shall be disregarded and the amount of cash dividends and distributions paid by such Person to the Borrower or a consolidated Subsidiary of the Borrower shall be included in the net income (loss) of the Borrower; and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (A) any gain which must be treated as an extraordinary item under generally accepted accounting principles or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower over (B) any loss which must be treated as an extraordinary item under generally accepted accounting principles or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower. Notwithstanding the foregoing, any loss recognized upon the sale or other disposition of any Abitibi Shares (including, without limitation, upon the exchange or conversion of any security or other instrument for Abitibi Shares which constituted Monetized Assets) shall be excluded for purposes of determining Consolidated Net Income and Consolidated Net Loss.

          "Consolidated Net Worth" of the Borrower means, subject to the last sentence of Section 1.2, as at the time any determination thereof is made, without duplication, an amount equal to the sum of (i) the Borrower's total common stockholders' equity
(excluding treasury stock, the effects of FASB 115 and excluding the effects of foreign currency translation adjustments) and (ii) the amount of the Permitted Preferred Stock.

       "Consolidated Tangible Net Worth" of the Borrower means, subject to the last sentence of Section 1.2, as at the time any determination thereof is made, without duplication, an amount equal to (i) the sum of (A) the Borrower's total common stockholders' equity (excluding treasury stock, the effects of FASB 115 and excluding the effects of foreign currency translation adjustments) and (B) the amount of the Permitted Preferred Stock, minus (ii) the net book value of all assets of the Borrower and its Subsidiaries which would be treated as intangibles under generally accepted accounting principles, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, noncompete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses, except for any such intangibles of Southwest Forest Industries, Inc. or CB created as the result of the acquisition of either thereof.
          "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.
          "Continental Guaranty" means the Guaranty dated as of August 30, 1983, as amended as of June 1, 1996, between The Continental Group, Inc., a New York corporation, and the Borrower, as amended from time to time.
          "Continuing Director" means any member of a board of directors, while such Person is a member of such board of directors who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (i) was a member of such board of directors prior to the date of this Agreement, or (ii) subsequently becomes a member of such board of directors and whose nomination for election or election to such board of directors is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Borrower distributed when a majority of such board of directors consists of Continuing Directors.

          "Convertible Indenture" means the Indenture dated as of June 15, 1993 between the Borrower and Norwest Bank
Minnesota, National Association, at Trustee, as amended, supplemented, restated or otherwise modified from time to time.

        "Convertible Subordinated Indenture" means the Indenture dated as of February 15, 1992 between the Borrower and The Bank of New York, as Trustee, pursuant to which the Borrower issued its 6 3/4% Convertible Subordinated Debentures due February 15, 2007, as amended, supplemented, restated or otherwise modified from time to time.

       "CP&L Property" means any intangible property or contract rights of the Borrower relating to or existing under that certain Electric Power Purchase Agreement dated as of December
17, 1984, as amended, between the Borrower and Carolina Power &
Light.

          "Credit Event" means the making of any Loan and the issuance of any Letter of Credit.

       "Credit Exposure" is defined in Section 9.12(c).

          "D Tranche Lender" means, at any time any Lender which then has a D Tranche Term Loan Commitment or is owed any portion of the D Tranche Term Loan.

          "D Tranche Term Loan" means, individually and collectively, the loans made by each of the D Tranche Lenders to the Borrower in accordance with Section 2.1(e), which D Tranche Term Loan shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

          "D Tranche Term Loan Commitment" means, with respect to each D Tranche Lender, the principal amount set forth opposite such D Tranche Lender's name on Schedule 1.1(f) hereto under the caption "Amount of D Tranche Term Loan Commitment."
          "D Tranche Term Loan Maturity Date" means October 1,
2003.
          "D Tranche Term Loan Obligations" means the obligations of the Borrower to repay the principal of, and pay the interest on, the D Tranche Term Loan pursuant to Section 2.2(f).
       "D Tranche Term Loan Pro Rata Share" means, with respect to any D Tranche Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the portion of the D Tranche Term Loan made by such Lender and outstanding at the time and the denominator of which shall be the aggregate amount of the D Tranche Term Loan made by all of the D Tranche Lenders and outstanding at the time.

          "D Tranche Term Note" is defined in Section 2.2(f).

          "Debt Basket Proceeds" is defined in the definition of "Discretionary Funds."

          "Debt Refinancing" means the termination of the U.S.
Credit Agreement, the Canadian Credit Agreements and the Stone
Savannah Credit Agreement and the repayment in full of all obligations outstanding thereunder.

          "Debt Refinancing Documents" means the documents and instruments entered into with respect to the termination of the commitments, and the reimbursement obligations with respect to any letters of credit issued, under the U.S. Credit Agreement, the Canadian Credit Agreements and the Stone Savannah Credit Agreement, the repayment of the loans and other obligations thereunder, the release of all guaranties and security with respect thereto and any consents required in connection therewith.

          "Default Rate" is defined in Section 2.8(n). "Delayed Collateral" is defined in Section 5.1.17. "Deposited Monies" is defined in Section 3.5. "Discretionary Funds" means the sum of (i) the aggregate
amount of Waived Proceeds, plus (ii) the aggregate amount of Excluded Sale Proceeds (not to exceed $300 million), with the aggregate amount of Excluded Sale Proceeds in excess of $200 million being referred to as "Excess Excluded Sale Proceeds", plus
(iii) the aggregate amount of Indebtedness incurred pursuant to
Section 5.2.2(t) (not to exceed $400 million) ("Debt Basket Proceeds"), plus (or minus, if Excess Cash Flow is negative)
(iv) the aggregate amount of Excess Cash Flow for each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending December 31,
1994 which is not required by Section 3.4(a) to be utilized as a mandatory prepayment, such amount to be determined without giving effect to any prepayment reduction or waiver pursuant to clause (B) of Section 3.4(a) or Section 3.6(f) and such amount with respect to any Fiscal Quarter becoming Discretionary Funds only after the delivery of the Excess Cash Flow Schedule for such Fiscal Quarter pursuant to Section 5.1.1(b) or 5.1.1(c). As of the Second Restatement Date, the amount of Debt Basket Proceeds shall be deemed increased by $300 million without otherwise limiting the Borrower's ability to incur Indebtedness under
Section 5.2.2(t), and such $300 million increase may be utilized from and after the Second Restatement Date by the Borrower as Discretionary Funds constituting Debt Basket Proceeds.

"Discretionary Funds Basket" means, at any time, (i) the aggregate amount of Discretionary Funds less (ii) the aggregate amount of the sum of (A) Investments made pursuant to Section 5.2.7(l), (B) Acquisitions pursuant to Section 5.2.9(e)(ii), (C) prepayments of Indebtedness pursuant to Sections 5.2.10(a)(ix) and (xii), and (D) Capital Expenditures made pursuant to Section 5.2.11(iii). Any utilization of Discretionary Funds for the purpose specified in clause (C) above shall first be deemed a utilization of Debt Basket Proceeds and Excess Excluded Sale Proceeds to the extent thereof and then a utilization of other Discretionary Funds; provided, however, that from and after the effective date of the Second Amendment of Credit Agreement dated as of December 18, 1996 to and including the date the Borrower delivers to the Agent a certificate pursuant to Section 5.1.1(b) evidencing, as of the end of the Fiscal Quarter for which such certificate is delivered, an Interest Coverage Ratio (calculated for the period specified in Section 5.3.1(a)) of at least 1.25:1, the aggregate amount of the Discretionary Funds Basket available to be used for Investments pursuant to Section 5.2.7(l), Acquisitions pursuant to Section 5.2.9(e)(ii) and Capital Expenditures pursuant to Section 5.2.11(iii) shall be deemed to be (a) $50,000,000 less (b) the amount of the Discretionary Funds Basket used for such Investments, Acquisitions and Capital Expenditures on or after such effective date.

          "Dividend Basket" means, at any time, the maximum amount of cash dividends which the Borrower would then be permitted to pay to its shareholders pursuant to Section 5.2.5(b).

          "Dollar" and "$" shall mean lawful currency of the United
States of America unless a currency of another country is specifically designated.

          "E Tranche Lender" means, at any time any Lender which then has a E Tranche Term Loan Commitment or is owed any portion of the E Tranche Term Loan.

          "E Tranche Term Loan" means, individually and collectively, the loans made by each of the E Tranche Lenders to the Borrower in accordance with Section 2.1(f), which E Tranche Term Loan shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

          "E Tranche Term Loan Commitment" means, with respect to each E Tranche Lender, the principal amount set forth opposite such
E Tranche Lender's name on Schedule 1.1(g) hereto under the caption
"Amount of E Tranche Term Loan Commitment."

          "E Tranche Term Loan Maturity Date" means October 1,
2003.
          "E Tranche Term Loan Obligations" means the obligations of the Borrower to repay the principal of, and pay the interest on, the E Tranche Term Loan pursuant to Section 2.2(g).

          "E Tranche Term Loan Pro Rata Share" means, with respect to any E Tranche Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the portion of the E Tranche Term Loan made by such Lender and outstanding at the time and the denominator of which shall be the aggregate amount of the E Tranche Term Loan made by all of the E Tranche Lenders and outstanding at the time.

          "E Tranche Term Note" is defined in Section 2.2(g).

          "8-7/8% Notes" means the Borrower's 8-7/8%
Convertible Senior Subordinated Notes due July 15, 2000.

        "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000;
(ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank which is organized under the laws of any other country, and which has total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

          "Employee Benefit Plan" means an "employee benefit plan", as defined in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

          "Environmental Laws" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
2601 et seq., the
Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f et seq.

          "Environmental Lien" means a Lien in favor of any governmental authority for (i) any liability under foreign, federal, state or local environmental laws or regulations, or
(ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.
          "Environmental Permits" is defined in Section 4.21. "Environmental Study" means those certain environmental assessments and documents upon which such assessments are based of the Facilities prepared by EnviroClean Midwest, Inc. with regard to the existing and potential liability of the Borrower with respect to any environmental matters, including a review of compliance with
Environmental Laws.

          "ERISA" means the Employee Retirement Income
Security Act
of 1974, as from time to time amended.

          "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Section
414 of the Code, excluding any foreign Subsidiary of the Borrower which is not subject to ERISA.

          "Eurodollar Rate" means, with respect to each Interest Period to be applicable to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for U.S. Dollar deposits of an amount in immediately available funds approximately equal to the principal amount of the Eurodollar Rate Loan to be made by such Reference Bank for a period approximately equal to such Interest Period determined as of 10:00 a.m. (New York City time) two (2) Business Days prior the commencement of such Interest Period, provided that if any Reference Bank fails to provide the Agent in a timely fashion with its aforesaid quotation then the Eurodollar Rate shall be calculated using the arithmetic average of the quotations provided to the Agent by the other Reference Bank or Banks by
(ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or any successor regulation)) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by the Agent shall be conclusive and binding on the Borrower and the Lenders absent manifest error.
          "Eurodollar Rate Additional Term Loan" means the Additional Term Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.
       "Eurodollar Rate D Tranche Term Loan" means the D
Tranche
Term Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.

       "Eurodollar Rate E Tranche Term Loan" means the E
Tranche
Term Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.


          "Eurodollar Rate Loan" means any Loan which bears interest at a rate determined with reference to the Eurodollar
Rate.

          "Eurodollar Rate Revolving Loan" means a Revolving
Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.

          "Eurodollar Rate Supplemental Revolving Loan" means a Supplemental Revolving Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.

          "Eurodollar Rate Term Loan" means the Term Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Eurodollar
Rate.

          "Europa Carton A.G." means Europa Carton A.G., a corporation organized under the laws of the Federal Republic of Germany, 1% of whose issued and outstanding capital stock is owned of record by Stone-Canada and 99% of whose issued and outstanding capital stock is owned of record by Stone Container GmbH.

         "Event of Default" is defined in Section 7.1.

          "Excess Cash Flow" means, without duplication, for any Fiscal Quarter, an amount equal to the sum of (i) Consolidated Net Income (or Consolidated Net Loss), plus (minus) (ii) depreciation, depletion, amortization, deferred taxes and other noncash expenses (revenues) which, pursuant to generally accepted accounting principles, were deducted (added) in determining the Consolidated Net Income, minus
(plus) (iii) the increase (decrease) in Adjusted Working Capital from the last day of the prior Fiscal Quarter (excluding changes in income taxes payable), minus (iv) Capital Expenditures (other than Capital Expenditures incurred through the utilization of Indebtedness for Money Borrowed permitted by Section 5.2.2(k) or Discretionary Funds and other than Capital Expenditures of S-CC and Subsidiaries of S-CC) for such Fiscal Quarter, minus (v) the amount of any required prepayment (except (A) under this Agreement (including as the result of mandatory reductions in the Revolving Loan Commitments or Supplemental Revolving Loan Commitments) and
(B) under the First Mortgage Note Documents in connection with the sale of any collateral securing the Indebtedness thereunder) or any regularly scheduled payments of Indebtedness for Money Borrowed (but excluding Indebtedness for Money Borrowed described in subparagraphs (iv) or (vi) of the definition of Indebtedness for Money Borrowed) during such quarter, minus (vi) cash dividends, distributions or other amounts paid by the Borrower to any of its stockholders with respect to its capital stock during such quarter, minus (vii) Investments by the Borrower or any Subsidiary of the Borrower (other than S-CC and Subsidiaries of S-CC) during such quarter except for Investments made through the utilization of Discretionary Funds, minus (viii) any portion of
Consolidated Net Income attributable to gains (losses) on the disposition of assets to the extent the proceeds therefrom were used pursuant to Section 3.4(c) to prepay the Obligations, minus (ix) dividends paid by non-Wholly-Owned Subsidiaries of the Borrower to minority shareholders other than the Borrower or Wholly-Owned Subsidiaries of the Borrower, plus (x) the increases in the aggregate principal amount of borrowings by StoneSub from the Issuer in connection with each Receivables Financing from (A) the later of (1) the beginning of the quarter for which the calculation is being made or (2) the date on which the applicable Receivables Financing commenced (if established during such quarter) to
(B) the end of such quarter, minus (xi) the decreases in the aggregate principal amount of borrowings (other than as the result of a refinancing of such borrowings from a source other than internally generated cash or Borrowings hereunder) by StoneSub from the Issuer in connection with each Receivables Financing from
(A) the later of (1) the beginning of the quarter for which the calculation is being made or (2) the date on which the applicable Receivables Financing commenced (if established during such quarter) to (B) the end of such quarter. In the event that Seminole Kraft merges with and into the Borrower pursuant to Section 5.2.8(g) in any Fiscal Quarter, Excess Cash Flow for such Fiscal Quarter shall be calculated as though the merger of Seminole
Kraft with and into the Borrower occurred on the first day of such Fiscal Quarter.

          "Excess Cash Flow Percentage" means 50% from the date of this Agreement and continuing thereafter until adjusted pursuant to the terms and conditions set forth on Schedule 1.1(b) hereto.

       "Excess Cash Flow Schedule" is defined in Section
5.1.1(b).

       "Excess Excluded Sale Proceeds" is defined in the definition of "Discretionary Funds".

          "Excluded Sale Proceeds" is defined in Section
3.4(c).

          "Executive Officer" means from time to time any officer of the Borrower elected by the board of directors of the Borrower or designated as an executive officer in any Form 10-K or successor form filed by the Borrower with the Securities and Exchange Commission.

          "Existing Credit Agreement" is defined in the Recitals to this Agreement.

          "Existing Lenders" is defined in the Recitals to this Agreement.

          "Facilities" means the owned and leased facilities of the
Borrower set forth on Schedule 1.1(c) hereto.

          "Facility" has the meaning assigned to that term in the Participation Agreement.

          "Facility Fee" has the meaning assigned to that term in the Original Credit Agreement.
          "Facing Agent" means BT or such other Revolving Lender as may from time to time have been designated as such by the Borrower and shall have agreed in writing to act in such capacity.

          "Federal Funds Rate" means on any given day, the rate per annum equal to the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

          "Financing Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

          "Financing Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease which would at such time be so required to be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles.

        "First Mortgage Note Documents" means the First
Mortgage
Note Indenture, the First Mortgage Notes, the Security Documents (as such term is defined in the First Mortgage Note Indenture) and all other documents, instruments and agreements now or hereafter evidencing or securing all or any portion of the Borrower's obligations under the First Mortgage Note Indenture and the First Mortgage Notes, including any documents, instruments or agreements evidencing or securing the amendment, refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, supplement, reissuance or resale thereof.

          "First Mortgage Note Indenture" means the Indenture dated as of October 12, 1994 between the Borrower and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Borrower issued its First Mortgage Notes, as amended, supplemented, restated or otherwise modified from time to time.

          "First Mortgage Notes" means the Borrower's 10-3/4%
First
Mortgage Notes due October 1, 2002 in the aggregate principal amount of $500 million and issued pursuant to the First
Mortgage Note Indenture, as amended, supplemented, restated or otherwise modified from time to time.

          "First Restated Credit Agreement" is defined in the Recitals to this Agreement.
         "First Restatement Lenders" is defined in the Recitals to this Agreement.

        "First Restatement Date" means August 29, 1995.

         "Fiscal Quarters" is defined in Section 4.7.

           "Fiscal Year" is defined in Section 4.7.

        "Florence Agreements" mean, collectively, (i) the Participation Agreement dated as of March 1, 1985 among the Borrower, as successor in interest to Stone Container Corporation, an Illinois corporation, the Borrower, as Ground Lessor, Dart & Kraft Financial Corporation, Irving Trust Company and NCNB National
Lender of North Carolina (as amended and Supplemented by the First Supplement thereto dated as of June 1, 1986, as further amended and supplemented by the Second Supplement thereto dated as of June 1, 1987, and as further amended and supplemented and in effect from time to time, the "D&K Participation Agreement"), (ii) each of the "Basic Documents" as defined in Appendix A to the D&K Participation
Agreement, (iii) the Participation Agreement dated as of March 1, 1985 among the Borrower, as successor in interest to Stone Container Corporation, an Illinois corporation, the Borrower, as Ground Lessor, Westinghouse Credit Corporation ("WCC"), Irving Trust Company and NCNB National Lender of North Carolina (as amended and supplemented by the First Supplement thereto dated as of June 1, 1986, and as further amended and supplemented by the Second Supplement thereto dated as of June 1, 1987, and as further amended and supplemented and in effect from time to time, the "WCC Participation Agreement"), (iv) each of the "Basic Documents" defined in Appendix A to the WCC Participation Agreement, and (v) the Transfer and Assumption Agreement dated as of March 1, 1987 between D&K Financial Corporation ("D&K") and WCC, together with such additional documents as have been executed in connection with the transfer by D&K of a portion of its interest in the D&K Participation Agreement to WCC.

          "Florence Bonds" means the Variable Rate Demand
Industrial Revenue Bonds, Series 1984, issued by Florence
County, South Carolina pursuant to the Trust Indenture dated as of December
15, 1984 as in effect on the date of this Agreement.

          "Florence L/C Obligations" means, at any time of determination, the sum of (i) the aggregate undrawn face amount of the Florence Letters of Credit, plus (ii) the amount of any drawings under the Florence Letters of Credit which have not been reimbursed pursuant to the L/C Agreement, plus (iii) the principal amount of any term loans outstanding under the L/C Agreement.

          "Florence Letters of Credit" means, individually and collectively, the letters of credit from time to time issued pursuant to the L/C Agreement.

          "Forecasts" is defined in Section 4.11(c).

          "German Financing" means one or more credit facilities consummated on or prior to September 30, 1997 pursuant to which Stone Container GmbH and/or any of its Subsidiaries (including Europa Carton A.G.) incurs Indebtedness in an aggregate principal amount denominated in Deutsch Marks not to exceed DM 170,000,000 and secured only by the stock and/or assets of Europa Carton A.G. and its Subsidiaries, by the rights of Stone Container GmbH with respect to the Stone-Canada Intercompany Note and by shares of capital stock of S-CC owned by Stone-Canada that are placed in a collateral trust for the benefit of the German Financing in the event any such shares are placed in trust in connection with any Abitibi Sale/Monetization, with an aggregate fair market value not exceeding the lessor of (1) 15% of the aggregate fair market value of all Abitibi Shares that are placed in trust in connection with all Abitibi Sale/Monetizations and (2) the Dollar equivalent of DM 120,000,000, provided that (a) such Indebtedness is incurred on terms and conditions substantially similar to the terms and conditions set forth on Schedule 1.1(h) hereto and on other terms and conditions, and pursuant to documentation, in form and substance satisfactory to the Agent, (b) the Agent shall have received an opinion of Sidley & Austin, counsel to the Borrower, and/or other counsel to the Borrower reasonably acceptable to Agent, in form and substance reasonably satisfactory to the Agent and stating that the execution, delivery and performance of the documentation for the German Financing does not conflict with or result in a breach of, or constitute a default under, any of the Loan Documents or any other agreements or instruments known to such counsel to which the Borrower or any of its Subsidiaries are bound, and (c) the proceeds of such Indebtedness are used (i) to pay related transaction costs, (ii) for general corporate purposes permitted hereunder and/or (iii) to prepay, repurchase, redeem or otherwise extinguish any Indebtedness for Money Borrowed of the Borrower constituting Senior Indebtedness.

          "German Financing Abitibi Portion" is defined in
Section 5.2.12(v).
          "German Financing Portion" is defined in Section
3.4(c).
        "Government Acts" is defined in Section 2.12(i).
          "Governmental Authority" means any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
        "Indebtedness" means, with respect to any Person, without duplication:

          (a)  all obligations of such Person which in
accordance with generally accepted accounting principles would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

          (b) all obligations under Financing Leases, required to be capitalized under generally accepted accounting principles;

         (c) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others;

          (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and

        (e) all sinking fund payments or other mandatory redemption or payments on preferred or preference stock due on or prior to January 15, 2004 (other than preferred or preference shares issued to the Borrower by Stone-Canada).
          "Indebtedness for Money Borrowed" means, without duplication, (i) the principal amount of all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities), (ii) all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for trade and intercompany accounts payable,
(iii) all Financing Lease Obligations of the Borrower or a Subsidiary of the Borrower, as the case may be, (iv) any direct or indirect guarantee in respect of Indebtedness of any other Person of any of the types specified in the preceding clauses
(i)-(iii), (v) the amount of all Indebtedness described in subsection (e) of the definition of Indebtedness, and (vi) the maximum stated amount from time to time available for drawing under the letters of credit issued pursuant to the L/C Agreement plus the amount of any unreimbursed drawings under the letters of credit plus (without duplication) the amount of any "Term Loans" outstanding under the L/C Agreement.

          "Indebtedness Ratio" means, as at the time any determination thereof is to be made, a ratio, the numerator of which shall be Total Consolidated Indebtedness for Money Borrowed and the denominator of which shall be the sum of (i) Consolidated Net Worth and (ii) Total Consolidated Indebtedness for Money Borrowed. For purposes of calculating the Indebtedness Ratio, Total Consolidated Indebtedness for Money Borrowed shall not include the aggregate principal amount of proceeds from Indebtedness incurred on the Closing Date which have been deposited and remain in escrow with the trustee of the Stone Savannah Senior Subordinated Note Indenture pursuant to Section 6.1(l)(iv) or Indebtedness which has been defeased and is no longer treated as Indebtedness for purposes of generally accepted accounting principles.

        "Initial Loans" means the Term Loan and, if any Revolving
Loans or Swing Line Loans are requested by the Borrower on the Closing Date, such Revolving Loans or Swing Line Loans.

          "Interest Coverage Ratio" means, for the period of four quarters ending on the most recent quarter end prior to the date of computation (treating each such period as a single accounting period) on a consolidated basis, a ratio of (a) the sum of (i) Consolidated Net Income of the Borrower (before income taxes) plus (ii) interest expense (net of interest income on Permitted Investments) during such period plus (iii) depreciation and amortization deducted in determining Consolidated Net Income for such period plus (iv) any non-cash loss resulting from the early extinguishment of debt deducted in determining Consolidated Net Income for such period to (b) interest expense (net of interest income on Permitted Investments) during such period. For purposes of computing Consolidated Net Income in clause (i) above, there shall be excluded from the computation thereof, to the extent not otherwise excluded from the computation thereof or added back by clause (iv) above, any non-cash loss recognized by the Borrower in respect of the repurchase, prepayment, conversion, redemption or other extinguishment of the 8-7/8% Notes pursuant to Section
5.2.10(a)(xiv).
          "Interest Period" means any interest period applicable to a Loan as determined pursuant to Section 2.10.

          "Interest Rate Determination Date" means any date on which the Agent is required to determine the applicable
Eurodollar Rate in connection with a Notice of Borrowing or Notice of Conversion or Continuation delivered by the Borrower.

          "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"), any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has loaned or advanced, directly or indirectly, to, any other Person, including, in the case of any Person which becomes a Subsidiary of the Borrower, the aggregate principal amount of Indebtedness for Money Borrowed of such Person outstanding at the time such Person becomes a Subsidiary. The calculation of any Investment shall be exclusive of amounts paid for goods or services in the ordinary course of business on terms customary for the industry.

          "Investment Grade Rating" means a rating of the Borrower's senior unsecured long-term debt outstanding, without third-party enhancement, by Standard & Poor's Corporation of BBBor better and by Moody's Investor Services, Inc. of Baa3 or better.


          "IRB" means industrial revenue bonds and other debt instruments set forth on Schedule 5.2.2 hereto.

          "Issuer" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.

          "L/C Agreement" means, collectively, the letter of credit agreements entered into between (i) BT and Gelco Corporation, as successor in interest to D & K Financial Corporation, and
(ii) BT and Westinghouse Electric Corporation, as successor by merger to Westinghouse Credit Corporation, with respect to the issuance by BT of one or more letters of credit to secure the Florence Bonds, as such letter of credit agreements may at any time be amended, modified or restated in accordance with the terms thereof and in effect.

          "L/C Obligations" means, at any time, an amount equal to the sum of (i) the aggregate Stated Amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under Letters of Credit which have not been reimbursed and which have not been converted to Revolving Loans pursuant to Section 2.12(e).

          "L/C Participation Agreements" means, collectively, the Letter of Credit Participation Agreements entered into by and between each Revolving Lender (other than BT) and BT dated as of the date hereof with respect to the L/C Agreement, as the same may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.
          "Lending Office" means for each Lender, the office specified for such Lender pursuant to Section 9.4 as the office from which its Revolving Loan Pro Rata Share, Term Loan Pro Rata Share or Additional Term Loan Pro Rata Share, as the case may be, of any Borrowing will be made.
         "Letter of Credit Fee" is defined in Section
2.12(f)(ii).

          "Letters of Credit" means the Commercial Letters of Credit and the Standby Letters of Credit, but shall not include the
Florence Letters of Credit.

          "Lenders" and "Lender" have the respective meanings assigned to those terms in the preamble to this Agreement and shall include each Assignee and Eligible Assignee thereof that shall become a party to this Agreement pursuant to Section 9.12.
For purposes of this Agreement, the Lenders shall collectively include all of the Revolving Lenders in their capacities as such, all Term Lenders in their capacities as such, all Additional Lenders in their capacities as such, all Supplemental Revolving Lenders in their capacities as such, all D Tranche Lenders in their capacities as such, all E Tranche Lenders in their capacities as such and the Swing Line Lender in its capacity as such. A Lender may be a Revolving Lender, a Supplemental Revolving Lender, a Term Lender, an Additional Lender and/or a D Tranche Lender hereunder.

          "Leveraged Lease" means, collectively, (i) the Lease Agreement dated as of March 1, 1985 between the Borrower and D&K Financial Corporation as amended from time to time and (ii) the Lease Agreement dated as of March 1, 1985 between the Borrower and Westinghouse Credit Corporation as amended from time to time.

          "Lien" means any mortgage, pledge, security interest, adverse claim (as defined in Section 8.302(2) of the New York Uniform Commercial Code), encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

          "Loan" means any of the Term Loan, the Additional
Term Loan, the Revolving Loans, the Supplemental Revolving
Loans, the D Tranche Term Loan, the E Tranche Term Loan or the
Swing Line Loans and "Loans" means all of such Loans collectively.

          "Loan Documents" means, collectively, this Agreement, the
Notes, the Security Agreements, the Pledge Agreements, the Mortgages, the Subsidiary Guarantees, the L/C Agreement, the L/C Participation Agreement, the Florence Letters of Credit and all other agreements, assignments, security agreements, instruments and documents executed in connection with this Agreement or any other Loan Document, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.
For purposes of this Agreement, "Loan Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments and other collateral documents in the nature of any thereof entered into by the Borrower or any Subsidiary of the Borrower after the date of this Agreement in favor of the Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

          "Majority Additional Term Lenders" is defined in
Section 9.3.

          "Majority D Tranche Term Lenders" is defined in
Section 9.3.

          "Majority E Tranche Term Lenders" is defined in
Section 9.3.


          "Majority Revolving Lenders" is defined in Section
9.2.

          "Majority Supplemental Revolving Lenders" is defined in Section 9.3.

          "Majority Term Lenders" is defined in Section 9.2.

          "Margin Stock" has the meaning provided in Regulation
U of the Board, as from time to time in effect or any successor to all or any portion thereof establishing margin credit restrictions.

          "Material Adverse Effect" means a material adverse effect on (i) the properties, business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under any of the Loan Documents or
(iii) the validity or enforceability or any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

          "Material Liabilities" is defined in Section 4.11(d).

          "Material Sale Proceeds is defined in Section 3.4(c).

          "Maximum Commitment" means, when used with reference to any Lender, the aggregate amount of such Lender's Term Loan Commitment and Revolving Loan Commitment in the amounts not to exceed those set forth opposite such Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Maximum Commitment", subject to reduction from time to time in accordance with the terms of this Agreement. For purposes of this definition, the Revolving Loan Commitment of the Swing Line Lender shall be deemed to include the Swing Line Commitment of the Swing Line Lender.

          "Mergers" means the merger of (i) the Stone Merger Subsidiaries with and into the Borrower, with the Borrower being the surviving corporation and (ii) Stone Southwest Merger Subsidiaries with and into Stone Southwest, with Stone Southwest being the surviving corporation.
          "Merger Documents" means the Certificates of Ownership and Merger along with all of the agreements, documents, resolutions, consents, instruments and certificates executed in order to effect the transactions contemplated by the Certificates of Ownership and Merger.
          "Monetized Assets" means any assets, capital stock or other tangible or intangible property or rights of the Borrower or any Subsidiary that are subject to any agreement or other instrument pursuant to which one or more third parties (including a trustee, lender, or security holder) has a right to convert or exchange a security or other instrument issued by the Borrower or any Subsidiary for such assets, capital stock, property or rights but Monetized Assets shall not include: (i) securities issued by the Borrower which are convertible into another security issued by the Borrower; or (ii) sales of, or transfers of interests in receivables (whether characterized as sales or as non-recourse loans) and related contract rights and other property permitted by Section 5.2.13.
          "Mortgaged Property" means, collectively, all of the properties of the Borrower and the Subsidiaries of the Borrower defined as "Mortgaged Property" in each of the respective Mortgages and shall include the fee or leasehold interests of the Borrower or a Subsidiary in the manufacturing facilities identified on Schedule 1.1(c) hereto.
          "Mortgages" means, collectively, (i) the mortgages and leasehold mortgages in substantially the forms of Exhibits 1.1(d)A and B hereto (with such state by state modifications as may be appropriate, and modifications to provide for pro rata liens as required under the Continental Guaranty and to reflect the securing of obligations created under Subsidiary Guarantees) as required by the Agent, each dated as of the date hereof (subject to Section 5.1.17) and each by the Borrower or a Subsidiary, as applicable, as mortgagor, in favor of the Agent for the benefit of the Lenders (or its designee), as mortgagee, relating to the Mortgaged Property, and (ii) any other mortgage, leasehold mortgage, deed of trust, collateral assignment of lease or similar agreement executed by the Borrower or a Subsidiary of the Borrower pursuant to which such Person shall have granted a mortgage, leasehold mortgage or other Lien to the Agent for the benefit of the Lenders, as each such agreement may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

         "Most Recent Balance Sheet" means the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Agent and each Lender pursuant to Section
5.1.1(b)(i).

       "Multiemployer Plan" means any plan described in Section
4001(a)(3) of ERISA and not excluded pursuant to Section
4021(b) thereof to which contributions are or have been made by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

           "Net Awards" is defined in the Mortgages.

          "Net Proceeds" is defined in the Mortgages.

       "New Receivables Financing" is defined in Section
5.2.2(p).

       "Non-U.S. Lender" is defined in Section 9.12(h).

          "Note" means any of the Term Notes, Additional Term Notes, Revolving Notes, Supplemental Revolving Notes, D Tranche Term Notes, the E Tranche Term Notes or the Swing Line Note and "Notes" means all of such promissory notes collectively.
          "Note Prospectus" means the Prospectus for the First Mortgage Notes and the Senior Notes dated September 29, 1994.
        "Notice of Borrowing" is defined in Section 2.5.
          "Notice of Conversion or Continuation" is defined in
Section 2.6.
          "Notices" is defined in Section 9.4.
          "Obligations" means the Term Loan Obligations, the Additional Term Loan Obligations, the Revolving Loan Obligations, the Supplemental Revolving Loan Obligations, the
D Tranche Term Loan Obligations, the E Tranche Term Loan Obligations, the Swing Line Loan Obligations, the L/C Obligations and all other liabilities and obligations of the Borrower and any Subsidiary of the Borrower now or hereafter arising under this Agreement or any of the other Loan Documents, whether for principal, interest, reimbursements, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
       "Offsite Property" is defined in Section 5.1.15.
          "Original Credit Agreement" is defined in the Recitals to this Agreement.

          "Original Lenders" is defined in the Recitals to this Agreement.

         "Participants" is defined in Section 9.12(c).

          "Participating Subsidiary" means any Wholly-Owned Subsidiary of the Borrower which is a participant in the Accounts Receivable Financing Program with respect to one or more business lines thereof; provided, however, that in no event shall S-CC or any of its Subsidiaries or any Wholly-Owned Subsidiary which is not domiciled in the United States or Canada be a Participating Subsidiary.

          "Participation Agreements" means, collectively, the
D&K Participation Agreement and the WCC Participation
Agreement (as each of such terms is defined within the definition of "Florence Agreements") and "Participation
Agreement" means either of such Agreements.

          "Payment Office" is defined in Section 2.7.

          "PBGC" means the Pension Benefit Guaranty
Corporation created by Section 4002(a) of ERISA.

          "Permitted Beneficiary" means any insurance company, state workers' compensation authority, state or Federal environmental agency, related trustee or surety, local utility, municipality, other domestic or foreign Governmental Authority, any vendor of goods or services being purchased by the Borrower or any of its Subsidiaries, any domestic or foreign financial institution, or any other Person approved by the Facing Agent, in its sole discretion.

          "Permitted Investments" mean (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America, (ii) any certificate of deposit, maturing not more than 360 days after the date of purchase issued by a commercial banking institution which is a member of the Federal Reserve
System or a Canadian banking institution and which has a combined capital and surplus and undivided profits of not less than $200 million, (iii) commercial paper, maturing not more than 360 days after the date of purchase, issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of (A) any state within the United States of America with a rating, at the time of purchase, of
"P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Corporation, or (B) solely with respect to Permitted Investments made by a foreign Subsidiary, any foreign country with a rating equivalent to that specified in clause (A) above, (iv) demand deposits with any bank or trust company,
(v) investments in money market funds having a rating from each of Moody's Investors Service, Inc. and Standard & Poor's Corporation in the highest investment category granted thereby (including without limitation funds for which any Lender, the Agent or any Co-Agent is investment manager or adviser), (vi) reverse repurchase agreements with respect to indebtedness issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America, and (vii) in the case of foreign Subsidiaries of the Borrower, short-term investments comparable to the foregoing.

          "Permitted Liens" means with respect to any Person:
          (a)  Liens existing on the Closing Date and
referenced on
Schedule 1.1(d) hereto;
          (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property (including any refinancing thereof), provided that such Lien does not extend to any other property;

          (c) Liens for taxes or assessments or governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, if appropriate under generally accepted accounting principles, are being maintained;

        (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, if appropriate under generally accepted accounting principles, are being maintained;
        (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, or progress payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
          (g) Liens existing on any property prior to the acquisition thereof, prior to the acquisition of the Person which owns such property or prior to the Person becoming a Subsidiary, by the Borrower or any of its Subsidiaries, in each case which lien was not created in contemplation of such acquisition;

          (h) the rights of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or its Subsidiaries on deposit with or in the possession of such Lender;

          (i) Liens created by the Loan Documents and any other Liens granted to the Agent to secure, directly or indirectly, all or any portion of the Obligations or other obligations arising pursuant to the Loan Documents;

          (j) the Lien granting ratable security in certain of the
Mortgaged Properties and Collateral pursuant to the requirements of the Continental Guaranty;

          (k) Liens on the property of S-CC or any Subsidiary of SCC securing indebtedness which is non-recourse to the Borrower and each other Subsidiary of the Borrower (other than Subsidiaries of S-CC in the case of indebtedness of S-CC or any of its Subsidiaries) and Liens on the property of S-CC or any Subsidiary of S-CC to the extent permitted by the S-CC Debt Documents;

          (l) Liens in favor of any Lender which is a party to a foreign exchange or interest rate swap or hedging agreement with the Borrower as permitted by Section 5.2.2(o)(i), provided that such Liens are not senior to those of the Lenders with respect to such agreements and do not attach to properties of the Borrower other than those in which the Lenders have a security interest or mortgage;

        (m) Liens on the property of StoneSub securing obligations of StoneSub incurred pursuant to the Accounts Receivable Financing Program and Liens in favor of StoneSub granted by the Borrower or any Participating Subsidiary with respect to Receivables purportedly sold to StoneSub by the Borrower or any Participating Subsidiary pursuant to the Accounts Receivable Financing Program in order to evidence the right, title and interest of StoneSub in and to such Receivables;

        (n) Liens for Indebtedness for Money Borrowed permitted by Section 5.2.2(r) provided that such Liens attach only to unearned and return premiums, dividends and loss payments which reduce the unearned premiums under insurance policies the premiums of which have been financed with such Indebtedness for Money Borrowed;

       (o) Liens (other than those listed in clauses (a) through
(n) above) securing Indebtedness for Money Borrowed to the extent such Liens are permitted by each of the Specified Senior Indentures
(or any other indenture or similar agreement or instrument entered into at any time by the Borrower or any of its Subsidiaries) as in effect from time to time, provided such Liens do not (i) extend to property securing all or any part of the Obligations and (ii) secure Indebtedness for Money Borrowed which exceeds $350 million in aggregate principal amount outstanding at any time;
          (p) Liens securing Indebtedness for Money Borrowed permitted by Section 5.2.2(k), provided that at the time of creation thereof, such Liens do not extend to property securing all or any part of the Obligations;

          (q) Liens securing the First Mortgage Notes pursuant to the First Mortgage Note Documents as in effect on the Closing Date, including substitutions and replacements permitted thereby;

          (r) extensions, renewals or replacements of any Lien referred to in clauses (a) through (q) above, provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

          (s) Liens on an account maintained by Stone-Canada or an escrow agent therefor or Liens on amounts held back by S-CC, in any case for the payment of certain liabilities identified at the time of the December 1993 transfer of Stone-Canada's assets to SCC in compliance with and to the extent required by the bulk sales provisions of the Civil Code of Lower Canada (Quebec); and

          (t) to the extent permitted by each of the Specified Senior Indentures (or such other indenture or similar agreement or instrument entered into at any time by the Borrower or any of its Subsidiaries), any trust created in connection with or pursuant to any Abitibi Sale/Monetization to hold in trust Abitibi Shares constituting Monetized Assets with respect to such Abitibi Sale/Monetization for the benefit of holders of any security, instrument or other right issued or sold in such Abitibi Sale/Monetization until such time as the right to convert or exchange is exercised by such holders.

        "Permitted Preferred Stock" means preferred or preference stock of the Borrower so long as and to the extent that such preferred or preference stock is not subject to a sinking fund payment or other mandatory redemption or payment prior to January 15, 2004.

          "Permitted Uses" means (i) for ongoing working capital and general corporate purposes of the Borrower, (ii) the making or incurrence of Capital Expenditures and/or Investments in excess of the annual limitations (and without reduction of the annual permitted basket amounts) set forth in Sections 5.2.7(d) and 5.2.11, and (iii) the prepayment of any maturity or maturities of debt securities of the Borrower, including the payment of principal, stated premium, if any, and interest thereon.

          "Person" means an individual or a corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Subsidiaries or any ERISA Affiliate, but not including any Multiemployer Plan.
          "Plan Administrator" has the meaning assigned to the term
"administrator" in Section 3(16)(A) of ERISA.

          "Plan Sponsor" has the meaning assigned to the term
"plan
sponsor" in Section 3(16)(B) of ERISA.

          "Pledge Agreements" means, collectively, (i) the Pledge Agreement in substantially the form of Exhibit 1.1(f)-A hereto dated as of the Restatement Date between the Borrower and the Agent, (ii) the Pledge Agreement in substantially the form of Exhibit 1.1(f)-B hereto dated as of the Restatement Date between the Borrower and the Agent and (iii) any other Pledge Agreement executed by the Borrower or any Subsidiary to secure all or any portion of the Obligations after the Restatement Date, in each case, as amended, supplemented, restated or otherwise modified from time to time.


          "Prime Rate" means at any time, the greater of (i) the rate which BT announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BT may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Prime Rate Additional Term Loan" means the
Additional Term Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

          "Prime Rate D Tranche Term Loan" means the D Tranche
Term
Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

          "Prime Rate E Tranche Term Loan" means the E Tranche
Term
Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.
          "Prime Rate Loan" means any Loan which bears interest
at a rate determined with reference to the Prime Rate.
          "Prime Rate Revolving Loan" means a Revolving Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

        "Prime Rate Supplemental Revolving Loan" means a
Supplemental Revolving Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

       "Prime Rate Term Loan" means the Term Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

          "Pro Forma" is defined in Section 4.11(b).

          "Quarterly Payment Date" means the 25th day of March, June, September and December of each year.
          "Receivables" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.
          "Receivables Financing" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.
          "Reference Banks" means, collectively, BT, Chemical Bank and The First National Bank of Chicago and any successor reference bank determined pursuant to Section 2.8(j).

       "Refunded Swing Line Loans" is defined in Section

2.11(c).

          "Register" is defined in Section 9.12(h).

          "Registered Note" is defined in Section 9.12(h). "Registered Noteholder" is defined in Section 9.12(h). "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "Related Transactions" means, collectively, the execution and delivery of the Basic Agreements, the consummation of the Mergers pursuant to the Merger Documents, the issuance and sale of the Senior Notes and First Mortgage Notes pursuant to the Senior Note Documents and the First Mortgage Note Documents, respectively, the funding of the Term Loan and each Borrowing under the Revolving
Loan and Swing Line Loan (if any) and each issuance of a Letter of Credit (if any) on the Closing Date, the consummation of the Debt Refinancing pursuant to the Debt Refinancing Documents, the Stone Savannah Transactions and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Release" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of the Borrower or its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of the Borrower or its Subsidiaries.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or threat of Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Replaced Lender" is defined in Section 2.14.

       "Replacement Lender" is defined in Section 2.14.

          "Reportable Event" means a "reportable event" described in Section 4043(b) of ERISA or in the regulations thereunder or receipt of a notice of withdrawal liability or reorganization with respect to a Multiemployer Plan pursuant to Section 4202 or 4242 of ERISA.

          "Required Lenders" means, as of the date of determination thereof, the Lenders having greater than 50% of the sum of (i) the aggregate principal amount of loans and other extensions of credit then outstanding under any of the Loan Documents plus (ii) the aggregate amount of the remaining available commitments of the Lenders under any of the Loan Documents; provided, however, that for purposes of determining the amount of a Revolving Lender's Loans, each Revolving Lender shall be deemed to hold the principal amount of Swing Line Loans and the amount of L/C Obligations and Florence L/C Obligations equal to its Revolving Loan Pro Rata Share of the Swing Line Loans, L/C Obligations and Florence Obligations then outstanding.

          "Responsible Officer" means, with respect to any Person, any of the chairman of the board of directors, the chief executive officer, chief operating officer, chief financial officer, any executive vice president, any vice president, treasurer, secretary or any other similar officer or position of such Person.

          "Restatement Date" is defined in the Recitals to this Agreement.

          "Restricted Subsidiary" means, collectively, (i) S-
CC upon the Borrower acquiring all of its outstanding shares of capital stock and (ii) Stone Container GmbH and each of its Subsidiaries.

       "Retail Bag Joint Venture" is defined in Section
5.2.7(q).

        "Revolver Termination Date" means May 15, 1999.

          "Revolving Lender" means, at any time, any Lender which then has a Revolving Loan Commitment or is owed a Revolving Loan.

          "Revolving Loan Availability Ratio" means, on any date of determination, the ratio of the Total Available Revolving
Commitment to the Total Revolving Loan Commitments.

          "Revolving Loan Commitment" means, with respect to any Lender, the obligation of such Lender to (i) make Revolving Loans to the Borrower, (ii) participate in Swing Line Loans made by the Swing Line Lender and (iii) participate in Letters of Credit issued by the Facing Agent for the account of the Borrower, in an aggregate principal amount and/or Stated Amount at any one time outstanding not to exceed the amount set forth opposite such
Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Revolving Loan Commitment." Each Revolving Loan Commitment shall be subject to reduction from time to time in accordance with the terms of this Agreement.

          "Revolving Loan Commitment Fee" is defined in
Section 3.7(a).

          "Revolving Loan Obligations" means the obligations of the
Borrower to repay principal, and pay interest, on the Revolving Loans pursuant to Section 2.2(b).

          "Revolving Loan Pro Rata Share" means, with respect to any Revolving Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such aggregate or total amount by a fraction, the numerator of which shall be such Lender's Revolving Loan Commitment in effect at the time (or, if the Total Revolving Loan Commitments have been terminated, the principal amount of such Lender's Revolving Loans then outstanding) and the denominator of which shall be the Total Revolving Loan Commitments in effect at the time (or, if the Total Revolving Loan Commitments have been terminated, the aggregate principal amount of all Revolving Loans then outstanding).

          "Revolving Loans" means, individually and collectively, each of the loans by each of the Revolving Lenders to the Borrower in accordance with Section 2.1(b), which Revolving Loans shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

        "Revolving Note" is defined in Section 2.2(b).

       "Revolving Portion" is defined in Section 3.6(c).

        "S-CC" means Stone-Consolidated Corporation, a
Canadian federal corporation, and any successor thereto, including Abitibi Consolidated Inc., a Canadian federal corporation resulting from the amalgamation of S-CC and AbitibiPrice Inc.

          "S-CC Debt Documents" means the documentation pursuant to which S-CC has incurred the Indebtedness for Money Borrowed permitted by Sections 5.2.2(u), as such documentation may be amended, supplemented, restated or otherwise modified from time to time, and including documentation related to refinancings of such Indebtedness for Money Borrowed permitted by such Section.

        "Second Restatement Date" means March 22, 1996.

          "Security Agreements" means, collectively, (i) the Security Agreement in substantially the form of Exhibit 1.1
(a) hereto dated as of the Closing Date between the Borrower and the Agent, (ii) the Security Agreement in substantially the form of Exhibit 1.1(b)-A hereto dated as of the Closing Date between Stone Savannah and the Agent, (iii) the Security Agreement in substantially the form of Exhibit 1.1(b)-B hereto dated as of the Closing Date between Stone Southwest and the Agent, (iv) any other Security Agreement executed by the Borrower or any Subsidiary to secure all or any portion of the Obligations after the Closing Date and (v) any Supplemental Pledge Agreement, in each case, as amended, supplemented, restated or otherwise modified from time to time.
          "Seminole Kraft" means Seminole Kraft Corporation, a Delaware corporation.
          "Senior Indebtedness" has the meaning assigned to that term in each of the Senior Subordinated Note Indenture, the Senior Subordinated (11-1/2%) Indenture, the Convertible Indenture, the Convertible Subordinated Indenture and, from and after the merger of Stone Southwest with and into the Borrower, the Stone Southwest Indenture.
          "Senior Indentures" means, collectively, the Senior
Note Indenture and the Indenture dated November 1, 1991 between the Borrower and The Bank of New York, as trustee, pursuant to which the Borrower issued its 11-7/8% Senior Notes due December 1, 1998.
         "Senior Note Documents" means the Senior Note Indenture, the Senior Notes and all other documents, instruments and agreements now or hereafter evidencing all or any portion of the Borrower's obligations under the Senior Note Indenture and the Senior Notes, including any documents, instruments or agreements evidencing the amendment, refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, supplement, reissuance or resale thereof.

          "Senior Note Indenture" means the Indenture dated as of
October 12, 1994 between the Borrower and The Bank of New
York, as Trustee, pursuant to which the Borrower issued its Senior Notes.

          "Senior Notes" means, collectively, the Borrower's 11 1/2% Senior Notes due October 1, 2004 in the aggregate principal amount of $200 million and issued pursuant to the Senior Note Indenture, as amended, supplemented, restated or otherwise modified from time to time.

        "Senior Subordinated Note Indenture" means the Indenture dated as of March 15, 1992 between the Borrower and The Bank of New
York, as Trustee, pursuant to which the Borrower issued its
 10 3/4% Senior Subordinated Notes due June 15, 1997, its $275 million of Units (consisting of (i) Series B 10-3/4% Senior Subordinated Debentures due April 1, 2002 and (ii) 1-1/2% Supplemental Interest Certificates) and its 11% Senior Subordinated Notes due August 15, 1999, as amended, supplemented, restated or otherwise modified from time to time.

          "Specified Senior Indentures" means each of (a) the Senior Indentures, (b) the First Mortgage Note Indenture, (c) the Senior Subordinated Note Indenture, (d) the Rating Adjustable Senior Note Indenture dated July 24, 1996 for notes due 2016 (obligation of the Borrower), (e) the Senior Note Indenture dated
August 16, 1996 for notes due 2006 (primary obligation of Stone Container Finance Company of Canada, guaranteed by the Borrower) and (f) any other similar indenture, agreement or instrument entered into at any time by the Borrower or any of its Subsidiaries.

          "Standby Letters of Credit" means any of the standby
Letters of Credit issued by the Facing Agent for the account of the
Borrower pursuant to Section 2.12.

          "Stated Amounts" means, with respect to any letter of credit, the stated or face amount of such letter of credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

          "Stone-Canada" means Stone Container (Canada) Inc., a Canadian federal corporation and formerly named
StoneConsolidated Inc., and its successors and assigns.
        "Stone-Canada Guarantee" is defined in Section
5.2.3(i).

          "Stone-Canada Intercompany Note" means the intercompany promissory note issued by Stone-Canada in favor of Stone Container GmbH and Europa Carton A.G. upon consummation of the German Financing in the principal amount of DM 170,000,000 on terms and conditions substantially similar to the terms and conditions set forth on Schedule 1.1(h) hereto and on other terms and conditions, and pursuant to documentation, in form and substance satisfactory to the Agent.

          "Stone Container GmbH" means Stone Container GmbH, a corporation organized under the laws of the Federal Republic of Germany, 100% of whose issued and outstanding capital stock is owned of record by Stone-Canada.

          "Stone Finance" means Stone Container Finance
Company of Canada, an unlimited liability company duly organized and existing under the laws of Nova Scotia, and its successors and assigns.

         "Stone Merger Subsidiaries" is defined in the definition of Certificates of Ownership and Merger.

          "Stone Savannah" means Stone Savannah River Pulp &
Paper Corporation, a Delaware corporation, and any successor thereto.

          "Stone Savannah Credit Agreement" means the Credit Agreement dated as of December 9, 1988, as amended, by and among Stone Savannah, Manufacturers Hanover Trust Company and Citibank, N.A., as co-managers, the financial institutions signatory thereto and Citibank, N.A., as agent.

          "Stone Savannah Senior Subordinated Notes" means the
14.125% Senior Subordinated Notes due December 15, 2000 of
Stone Savannah issued pursuant to the Stone Savannah Senior
Subordinated Notes Indenture.

          "Stone Savannah Senior Subordinated Notes Indenture" means the Indenture dated as of December 15, 1988, between Stone Savannah and The Bank of New York (as successor to Manufacturers Hanover Trust Company), as Trustee, in respect of the Stone Savannah Senior Subordinated Notes, as amended from time to time.

          "Stone Savannah Transactions" is defined in Section
5.1.13.

        "Stone Snowflake" is defined in Section 5.2.12.

       "Stone Southwest" means Stone Southwest, Inc., a
Delaware
corporation.

          "Stone Southwest Indenture" means the Indenture dated as of September 15, 1983 between Stone Southwest (as successor to Southwest Forest Industries, Inc.) and National Westminster Bank USA (as successor to Bankers Trust Company), as Trustee, as amended, restated or otherwise modified from time to time.

          "Stone Southwest Merger Subsidiaries" is defined in the definition of Certificates of Ownership and Merger.

          "StoneSub" means, individually and collectively, one or more corporations organized under the laws of one of the United States of America or Canada which are special purpose WhollyOwned Subsidiaries of the Borrower formed to engage in the Accounts Receivable Financing Program, and including any WhollyOwned Subsidiary formed as a holding company, the only assets of which consist of the capital stock of such subsidiaries formed to engaged in the Accounts Receivables Financing Program.

          "Subordinated Debt" means (i) the Borrower's 10-3/4% Senior Subordinated Notes due June 15, 1997, 11% Senior Subordinated Notes due August 15, 1999 and 10-3/4% Senior Subordinated Debentures due April 1, 2002 issued pursuant to the Senior Subordinated Note Indenture, (ii) the Borrower's 8-7/8% Convertible Senior Subordinated Notes due July 15, 2000 issued pursuant to the Convertible Indenture, (iii) the Borrower's 63/4% Convertible Subordinated Debentures due February 15, 2007 issued pursuant to the Convertible Subordinated Indenture, (iv) the Borrower's $275 million of Units (consisting of (A) Series B 10 3/4% Senior Subordinated Debentures due 2002 and (B) 1-1/2% Supplemental Interest Certificates) issued pursuant to the Senior Subordinated Note Indenture and (v) any other Indebtedness for Money Borrowed of the Borrower which is subordinate and junior in right of payment to the prior payment in full of all amounts owing to the Lenders under the Loan Documents pursuant to an agreement in form, terms and substance satisfactory to the Required Lenders.

          "Subsidiary" of any Person shall mean and include
(i) any
corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time; provided, however, that the Retail Bag Joint Venture shall not be deemed to be a subsidiary for any purpose of this Agreement so long as the Borrower is only entitled to elect 50% or less of the members of the board of directors (or the governing body) of the Retail Bag Joint Venture and the assets, liabilities and results of operations of which are not required to be consolidated with the Borrower's assets, liabilities and results of operations under generally accepted accounting principles. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, SVCPI shall not be deemed to be a Subsidiary for any purposes of this Agreement (including without limitation the definition of "Wholly-Owned Subsidiary") regardless of the fact that StoneCanada and/or Affiliates of Stone-Canada may at any time own a majority or all of the outstanding voting shares of SVCPI, provided, however that in the event Stone-Canada and/or Affiliates of Stone-Canada become the owner of a majority of the outstanding voting shares of SVCPI, then (i) SVCPI shall be deemed to be a Subsidiary for purposes of Sections 5.1.1(f), (g) and (h),
5.1.6 and 5.1.7 and (ii) for purposes of the financial statements referred to in Sections 5.1.1(b), (c), (d) and (e), SVCPI shall be accounted for utilizing the equity method.

          "Subsidiary Guarantees" means, collectively, (i) the Subsidiary Guarantees each in substantially the form of
Exhibit 1.1
(c) hereto dated as of the Closing Date and executed by Stone Savannah and Stone Southwest in favor of the Agent and the Lenders and (ii) any Subsidiary Guarantee executed by any Subsidiary of the
Borrower after the Closing Date pursuant to Section 5.1.16, in each case as amended, supplemented, restated or otherwise modified from time to time.

          "Substitute Collateral" is defined in Section
9.13(c).

          "Supplemental Pledge Agreement" means a pledge or security agreement in a form reasonably acceptable to the Agent pursuant to which the recipient of any equity interest or other non-cash consideration described in the penultimate sentence of Section 5.2.8 or the penultimate sentence of
Section 5.2.12 pledges
or hypothecates such equity interest or non-cash consideration to the Agent for the benefit of the Lenders to secure the "Obligations" (as defined in the Security Agreements).

          "Supplemental Revolver Termination Date" means May
15, 1999.

          "Supplemental Revolving Lender" means, at any time, any Lender which then has a Supplemental Revolving Loan
Commitment or is owed a Supplemental Revolving Loan.

          "Supplemental Revolving Loan Availability Ratio" means, on any date of determination, the ratio of the Total
Available Supplemental Revolving Commitment to the Total
Supplemental Revolving Loan Commitments.

          "Supplemental Revolving Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make Supplemental Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(f) hereto under the caption "Amount of Supplemental Revolving Loan Commitment." Each Supplemental Revolving Loan Commitment shall be subject to reduction from time to time in accordance with the terms of this Agreement.

        "Supplemental Revolving Loan Commitment Fee" is defined in Section 3.7(b).

          "Supplemental Revolving Loan Obligations" means the obligations of the Borrower to repay principal, and pay interest, on the Supplemental Revolving Loans pursuant to
Section 2.2(e).
          "Supplemental Revolving Loan Pro Rata Share" means, with respect to any Supplemental Revolving Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such aggregate or total amount by a fraction, the numerator of which shall be such Lender's Supplemental Revolving Loan Commitment in effect at the time (or, if the Total Supplemental Revolving Loan Commitments have been terminated, the principal amount of such Lender's Supplemental Revolving Loans then outstanding) and the denominator of which shall be the Total Supplemental Revolving Loan Commitments in effect at the time (or, if the Total Supplemental Revolving Loan Commitments have been terminated, the aggregate principal amount of all Supplemental Revolving Loans then outstanding).

          "Supplemental Revolving Loans" means, individually and collectively, each of the loans by each of the Supplemental Revolving Lenders to the Borrower in accordance with Section 2.1(d), which Supplemental Revolving Loans shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

          "Supplemental Revolving Note" is defined in Section
2.2(e).

          "SVCPI" means Stone Venepal (Celgar) Pulp, Inc., a
Canadian federal corporation.

          "Swing Line Commitment" means, with respect to the Swing Line Lender at any date, the obligation of the Swing
Line Lender to
make Swing Line Loans pursuant to Section 2.11 in the amount referred to therein.

          "Swing Line Lender" means BT.

       "Swing Line Loans" is defined in Section 2.11(a).

          "Swing Line Loan Obligations" means the obligations of the Borrower to repay principal, and pay interest, on the Swing Line Loans pursuant to Section 2.2(c).

          "Swing Line Loan Participation Certificate" means a certificate, substantially in the form of Exhibit 2.11(d).

        "Swing Line Note" is defined in Section 2.2(c).

          "Taxes" is defined in Section 3.12(a).

          "Term Lender" means, at any time, any Lender which then has a Term Loan Commitment or is owed any portion of the Term Loan.

          "Term Loan" means, individually and collectively, the loans made by each of the Term Lenders to the Borrower in accordance with Section 2.1(a), which Term Loan shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.
          "Term Loan Commitment" means, with respect to each Term Lender, the principal amount set forth opposite such Term Lender's name on Schedule 1.1(a) hereto under the caption "Amount of Term Loan Commitment."
        "Term Loan Maturity Date" means April 1, 2000.
          "Term Loan Obligations" means the obligations of the Borrower to repay principal, and pay interest, on the Term Loan pursuant to Section 2.2(a).
          "Term Loan Pro Rata Share" means, with respect to any Term Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the portion of the Term Loan made by such Lender and outstanding at the time and the denominator of which shall be the aggregate amount of the Term Loan made by all of the Term Lenders and outstanding at the time.

           "Term Note" is defined in Section 2.2(a).

          "Total Available Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective
Available Revolving Commitments of the Revolving Lenders at such time.

          "Total Available Supplemental Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available Supplemental Revolving Commitments of the Supplemental Revolving Lenders at such time.

          "Total Consolidated Indebtedness for Money Borrowed" means, subject to the last sentence of Section 1.2, the total of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries.

        "Total Maximum Commitment" means, at the time any determination thereof is to be made, the sum of the respective Maximum Commitments, Additional Term Loan Commitments, Supplemental
Revolving Loan Commitments, D Tranche Term Loan Commitments and E Tranche Term Loan Commitments of the Lenders at such time.

          "Total Revolving Loan Commitments" means, at any time any determination thereof is to be made, the sum of the respective
Revolving Loan Commitments of the Revolving Lenders at such time.

          "Total Supplemental Revolving Loan Commitments" means, at any time any determination thereof is to be made, the sum of the respective Supplemental Revolving Loan Commitments of the Supplemental Revolving Lenders at such time.

          "Transaction Documents" means the Merger Documents, the Senior Note Documents, the First Mortgage Note Documents, the Debt Refinancing Documents and any other document, instrument or agreement executed and/or delivered in connection with the consummation of the Related Transactions.

          "12-1/8% Subordinated Debentures" means the
Borrower's 12-1/8% Subordinated Debentures due September 15,
2001.

          "Type" means any type of Loan, namely a Prime Rate
Loan or a Eurodollar Rate Loan (whether a Term Loan,
Additional Term Loan or Revolving Loan).

       "Underfunded Plan" is defined in Section 4.15(a).

          "Unmatured Event of Default" means an event, act or occurrence which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

        "U.S. Credit Agreement" means that certain Credit Agreement dated as of March 1, 1989, executed as of October 25, 1993 and effective as an amended and restated agreement effective as of December 17, 1993, as further amended, by and among the Borrower, BT, as Agent, Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as Co-Agents, and certain financial institutions signatory thereto.

        "Waived Proceeds" is defined in Section 3.6(f).

          "Waiver Fee" is defined in Section 3.9.

          "Wholly-Owned Subsidiary" means, with respect to any Person, at any time any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person. Unless otherwise expressly provided, all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words
"herein", "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Unless specifically stated to the contrary, all references to "Sections," "subsections," "paragraphs," "Exhibits" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.